Exhibit 10.35

                                 LEASE AGREEMENT


                                     between


                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
           not in its individual capacity but solely as Owner Trustee, as Lessor

                         HELLER FINANCIAL LEASING, INC.,
                              as Owner Participant

                                       and

                            FRONTIER AIRLINES, INC.,
                                    as Lessee

                   Relating to one (1) Boeing 737-3U3 Aircraft
                        Manufacturer's Serial No.: 28738
                          U.S. Registration No. N308FL

                          Dated as of November 23, 1998



This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt executed by Lessor or, if Lessor has assigned its rights to a third party in accordance with this Lease Agreement, such third party on the signature page of this Lease Agreement.



                        Vedder, Price, Kaufman & Kammholz
                                Chicago, Illinois

                                TABLE OF CONTENTS

                                                               Page


SECTION 1.  Definitions; Construction of Terms                   1
         (a)  General Definitions                                1
         (b)  Construction                                      15

SECTION 2.  Lease of Aircraft                                   16
         (a)  Agreement to Lease                                16
         (b)  Delivery Conditions; Inspections                  16
         (c)  Changes in Delivery Date; Limitation of
              Lessor's Obligation to Deliver Aircraft           17
         (d)  Bridging Maintenance                              18

SECTION 3.  Lease Term; Rent; Payments                          18
         (a)  Lease Term                                        18
         (b)  Basic Rent and Renewal Rent                       19
         (c)  Supplemental Rent                                 19
         (d)  Security Deposit                                  19
         (e)  Payments in General                               21
         (f)  No Deductions or Withholdings                     22

SECTION 4.  Conditions Precedent                                22
         (a)  Delivery of Aircraft                              22
         (b)  Delivery Conditions                               22
         (c)  Approved Maintenance Program                      22
         (d)  [Intentionally reserved]                          23
         (e)  Agreements and Documents                          23
         (f)  Delivery Date Conditions                          24
         (g)  Registration                                      25
         (h)  Necessary Government Actions                      25
         (i)  No Government Actions                             25
         (j)  No Change in Law                                  26

SECTION 5.  Representations and Warranties                      26
         (a)  Disclaimer; Representations, Warranties and
              Covenants of Lessor and Owner Participant         26
         (b)  Lessee's Representations and Warranties           28

SECTION 6.  Certain Covenants of Lessee                         31
         (a)  Maintenance of Corporate Existence;
              Duly Qualified; Certificated Air Carrier          31
         (b)  Merger or Consolidation                           32
         (c)  Reporting Requirements                            32
         (d)  Government Approvals                              33
         (e)  Taxes                                             33
         (f)  Place of Business                                 34
         (g)  Filings                                           34
         (h)  Approved Maintenance Program                      34

SECTION 7.  Return of the Aircraft                              34
         (a)  Date and Location of Return                       34
         (b)  Condition of Aircraft                             34
         (c)  Final Inspection                                  34
         (d)  Operational Ground Check                          35
         (e)  Demonstration Flight                              36
         (f)  Technical Acceptance                              36
         (g)  Failure to Return Aircraft                        36
         (h)  Transition                                        37

SECTION 8.  Liens                                               37
         (a)  No Liens                                          37
         (b)  Removal of Liens                                  38
         (c)  No Adverse Action                                 38

SECTION 9.  Indemnities                                         39
         (a)  General Indemnity                                 39
         (b)  Exceptions to General Indemnity                   39
         (c)  Taxes                                             40
         (d)  [Intentionally reserved]                          44
         (e)  Scope, Survival, Etc                              44
         (f)  Gross-Up for Taxes on Indemnity Payments          45
         (g)  Tax Contests                                      45

SECTION 10.  Title; Registration; Maintenance and
             Operation; Insignia                                47
         (a)  Title to the Aircraft                             47
         (b)  Registration                                      47
         (c)  Maintenance                                       48
         (d)  Operation                                         51
         (e)  Insignia                                          52
         (f)  Costs of Operation                                53
         (g)  Payment of Flight Charges                         53
         (h)  Loss or Damage                                    53
         (i)  Cost Sharing                                      54

SECTION 11.  Possession                                         54
         (a)  Maintenance, Etc                                  54
         (b)  Installation of Engines on Other Airframes        55
         (c) Pooling; Sublease.                                 55
         (d)  Transfers of Possession in General                56

SECTION 12.  Replacement of Parts, Alterations,
             Modifications and Additions                        57
         (a)  Replacement of Parts                              57
         (b)  Modifications                                     58

SECTION 13.  Risk of Loss, Destruction, Requisition, Etc        60
         (a)  Risk of Loss                                      60
         (b)  Event of Loss With Respect to the Aircraft        60
         (c)  Event of Loss With Respect to an Engine           61
         (d)  Application of Payments From any Government
              Entity for Requisition of Title, Etc              62
         (e)  Application of Payments During Existence
              of Default                                        63

SECTION 14.  Maintenance Reserves.                              63
         (a)  Amount                                            63
         (b)  Payments                                          64
         (c)  Release of Maintenance Reserves                   64

SECTION 15.  Insurance                                          65
         (a)  Requirements                                      65
         (b)  Application of Proceeds of Hull Insurance         65
         (c)  Insurance for Indemnities;
              Continuation of Liability Insurance               66
         (d)  Reports, Etc                                      66
         (e)  Self-Insurance                                    66
         (f)  Additional Insurance                              66
         (g)  Application of Payments During
              Existence of a Default                            67
         (h)  Change of Practice or Insurers                    67
         (i)  Change of Circumstance                            67
         (j)  Negative Undertakings                             68
         (k)  Failure to Insure                                 68

SECTION 16.  Inspection                                         68
         (a)  Maintenance Schedule                              68
         (b)  Reasonable Inspections                            69
         (c)  No Duty to Inspect                                69
         (d)  Follow-On Lease                                   69
         (e)  Absolute Right                                    69

SECTION 17.  Assignment                                         69
         (a)  Assignment by Lessee                              70
         (e)  Collateral Assignment                             71
         (g)  Successors and Assigns                            73

SECTION 18.  Early Termination                                  73

SECTION 19.  Events of Default                                  73
         (a)  Failure to Pay Basic Rent,
              Renewal Rent or Stipulated Loss Value             74
         (b)  Failure to Pay Supplemental Rent                  74
         (c)  Insurance                                         74
         (d)  Return                                            74
         (e)  Unauthorized Transfer                             74
         (f)  Certain Covenants                                 74
         (g)  Other Covenants                                   74
         (h)  Representations and Warranties                    75
         (i)  Authorizations                                    75
         (j)  Voluntary Bankruptcy, Etc                         75
         (k)  Involuntary Bankruptcy, Etc                       75
         (l)  Indebtedness                                      75
         (m)  Government Action                                 76
         (n)  Judgments                                         76
         (o)  Cross Default                                     76
         (p)  Adverse Change                                    76
         (q)  Letter of Credit.                                 76

SECTION 20.  Remedies                                           76
         (a)  Retake Possession                                 77
         (b)  Termination or Enforcement                        77
         (c)  Application of Funds                              77
         (d)  Damages                                           78

SECTION 21.  Transaction Expenses                               78

SECTION 22.  No Setoff, Counterclaim, Etc                       78

SECTION 23.  Further Assurances, Etc                            81
         (a)  Further Assurances                                81
         (b)  Lessor's  Performance  of Lessee's  Obligations   81
         (c) No Implied Waivers; Rights Cumulative              81
         (d) Warranties                                         82

SECTION 24.  Confidentiality                                    82

SECTION 25.  Governing Law and Jurisdiction                     83
         (a)  Governing Law                                     83
         (b)  Nonexclusive Jurisdiction in Illinois             83

SECTION 26.  Miscellaneous                                      84
         (a)  Amendments                                        84
         (b)  Severability                                      84
         (c)  Counterparts                                      84
         (d)  Chattel Paper                                     84
         (e)  Time of the Essence                               84
         (f)  Notices                                           84
         (g)  Entire Agreement                                  85

EXHIBITS AND SCHEDULES

Exhibit A                  Technical Acceptance Certificate
Exhibit B                  Basic Rent
Exhibit C                  Form of Lease Supplement
Exhibit D                  Intentionally Omitted
Exhibit E                  Insurance Requirements
Exhibit F                  Intentionally Omitted
Exhibit G                  Intentionally Omitted
Exhibit H                  Intentionally Omitted
Exhibit I                  Form of Aircraft Status Report

Schedule 1                 Permitted Jurisdictions
Schedule 2                 Delivery Conditions
Annex A                    Delivery Receipt
Attachment 1               Aircraft Status
Attachment 2               Aircraft Documentation
Schedule 3                 Addresses and Accounts
Schedule 4                 Filings and Recordings
Schedule 5                 Return Conditions
Annex A                    Redelivery Receipt
Attachment 1               Return Documentation
Attachment 2               Aircraft Status

                                [Lease Agreement]
                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT, dated as of November 23, 1998 (this "Agreement" or this "Lease"), is between FRONTIER AIRLINES, INC., a Colorado corporation having its principal place of business at 12015 E. 46th Avenue, Denver, Colorado 80239 ("Lessee") and FIRST SECURITY BANK, NATIONAL ASSOCIATION not individually, but solely as trustee under that certain Trust Agreement dated as of November 23, 1998 between itself and Heller Financial Leasing, Inc. ("Lessor"), and HELLER FINANCIAL LEASING, INC., a corporation organized under the laws of the State of Delaware ("Owner Participant").

                                                    WITNESSETH:

         WHEREAS, Lessee desires, upon the terms and conditions hereof, to lease the Aircraft (as defined below) from Lessor, and Lessor is willing, upon the terms and conditions hereof, to lease the Aircraft to Lessee.

                                                    AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1.  Definitions; Construction of Terms.

                  (a) General Definitions. The following terms shall have the following meanings for all purposes of this Agreement:

                  "AD" shall mean any airworthiness directive issued by the Aviation Authority or mandatory SB.

                  "Additional Parts" has the meaning specified in Section 12(b)
(ii)(z).

                  "Affiliate" shall mean, in relation to a Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person.

                  "Aircraft" shall mean, collectively, the Airframe (including the APU) and the Engines and, unless the context does not permit, the Aircraft Documentation.

                  "Aircraft Documentation" shall mean, collectively, any and all log books, records, manuals and other data or documents relating to the Aircraft which are delivered to Lessee in connection with the delivery of the Aircraft and/or set forth on Attachment 1 to Annex A to Schedule 5 hereto and such additional log books, records, manuals and other data or documents relating to the Aircraft which are maintained by Lessee as required by the Aviation Authority.

                  "Aircraft Status Report" shall mean a report substantially in the form of Exhibit I hereto.

                  "Airframe" shall mean, collectively, (i) the Airframe Manufacturer model 737-3U3 airframe (except only Engines or engines from time to time installed thereon), bearing the Airframe Manufacturer's serial number and the registration mark specified in Lease Supplement No. 1, leased hereunder by Lessor to Lessee and (ii) any and all Parts so long as the same shall be incorporated or installed in or attached to such airframe, and any and all Parts removed therefrom so long as title to such removed Parts shall remain vested in Lessor in accordance with the terms of Section 12.

                  "Airframe Manufacturer" shall mean The Boeing Company, a Delaware corporation.

                  "Airworthiness   Certificate"  shall  mean  a  valid,  current
transport category airworthiness certificate issued in respect of the Aircraft by the Aviation Authority.

                  "Airframe Cycle" shall mean, with respect to the Airframe, one takeoff and landing thereof.

                  "Airframe Flight Hour" shall mean each hour or part thereof elapsing from the moment the wheels of the Airframe leave the ground on takeoff until the wheels of the Airframe touch the ground on landing following such flight. For purposes of all calculations under this Agreement measured in Airframe Flight Hours, such Airframe Flight Hours (and parts thereof) shall be rounded to the nearest minute.

                  "Approved Maintenance Performer" shall mean Lessee or such other maintenance performer, if any, which shall have a repair station license and approval by the Aviation Authority and, with respect to maintenance performers who are to accomplish Heavy Checks, Basic Shop Visits and/or Landing Gear Overhauls, the Lessor.

                  "Approved Maintenance Program" shall mean Lessee's Aviation Authority-approved written maintenance, inspection and repair program and schedule for Boeing Model 737-3U3 aircraft, including Lessee's current approved maintenance schedule, and the CPCP approved by the Aviation Authority, as such maintenance, inspection and repair program is approved by Lessor pursuant to
Section 4(c), or such other written maintenance, inspection and repair program, if any, as Lessor and Lessee shall agree in writing.

                  "APU" shall mean (i) the auxiliary power unit identified by manufacturer's serial number in Lease Supplement No. 1 and (ii) any auxiliary power unit substituted for such auxiliary power unit in accordance with this Agreement.

                  "Authorizations" shall mean each and every approval, waiver, authorization, consent, license, certificate or order of, or registration with, or requirement for the giving of prior notice to, or the taking of any action in respect of, the Aviation Authority, or any other Government Entity having jurisdiction over Lessee, the operation of the Aircraft or any transactions contemplated hereby or by any Operative Document.

                  "Aviation Authority" shall mean the United States Federal Aviation Administration, and any person, governmental department, bureau, commission or agency succeeding to all or any of such authority's functions.

                  "Base Rate" shall mean the rate of interest announced from time to time by The First National Bank of Chicago as its prime commercial lending rate (or its equivalent successor rate if the prime commercial lending rate is no longer used).

                  "Basic Lease Term" shall be the period from and including the Delivery Date to but excluding the 40th monthly anniversary of the Rent Commencement Date.

                  "Basic Rent" shall mean the rent payable during the Basic Lease Term with respect to the Aircraft pursuant to Section 3(b)(i).

                  "Basic Rent Date" shall mean (i) the Rent Commencement Date and (ii) each monthly anniversary of the Rent Commencement Date (provided that if there is no corresponding date in a particular month, the Basic Rent Date for such month shall be the last day of such month) occurring during the Basic Lease Term.

                  "Basic Term Expiry Date" shall mean the date forty (40) months following the Rent Commencement Date.

                  "Basic Shop Visit" shall mean, with respect to any Engine or the APU, any shop visit, as defined by the Engine Manufacturer or the APU manufacturer, as the case may be, that is based on an approved program of condition monitoring and trend monitoring of performance deterioration that results in an Engine or APU, as the case may be, being restored to full performance standard.

                  "Basis point" shall mean 1/100 of 1%.

                  "Break Amount"shall mean, with respect to any termination of the Lease prior to the Expiry Date pursuant to Section 20 hereof, an amount equal to the sum of the present values calculated pursuant to the following formula:

                  (A - B)/12 x C where:

                                    A = The yield,  as  published by the Federal
                           Reserve  System  in  its  "Statistical  Release  H.15
                           (519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities," for a U.S. Government Security having a maturity on the Basic Term Expiry Date (which may be obtained by interpolating between the yields published for whole years), on the Delivery Date;

                                    B = The yield,  as  published by the Federal
                           Reserve  System  in  its  "Statistical  Release  H.15
                           (519), Selected Interest Rates" under the caption "U.S. Government Securities/Treasury Constant Maturities," for a U.S. Government Security having a maturity on the Basic Term Expiry Date (which may be obtained by interpolating between the yields published for whole years), on the date of determination of such Break Amount; and

                                    C = The  amount  of  Stipulated  Loss  Value
                           which would have been outstanding on the date of determination of such Break Amount and on the first day of each month thereafter throughout the Basic
                           Lease Term had no termination of this Agreement occurred.

The present value of each of the amounts calculated above will be obtained by discounting each amount at the monthly equivalent of the rate obtained in clause B above for the number of whole months from the date of termination of this Agreement to the Basic Term Expiry Date (all percentages shall be rounded to the nearest one hundred thousandth percent and Dollar amounts to the nearest whole Dollar). In no event shall Break Amount be a negative number. Break Amount shall be zero during any Renewal Term.

                  "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are not required or authorized to close in Salt Lake City, Utah or Chicago, Illinois.

                  "Cabin" shall mean the passenger compartment and all doors, windows, interior panels, storage bins, lights, seats, seat covers, carpets, lavatories, galleys, galley equipment, closets, flight attendant seats, passenger communications and entertainment systems, emergency and miscellaneous equipment, seat tracks and floor areas.

                  "Certificate of Registration" shall mean the certificate of registration issued by the Aviation Authority in respect of the Aircraft.

                  "Certificated Air Carrier" means a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the United States Bankruptcy Code.

                  "Commitment Termination Date" shall mean December 31, 1998.

                  "CPCP" shall mean a Corrosion Prevention and Control Program and/or Aging Aircraft Program that establishes minimum requirements for the Aircraft, incorporating, among other things, the recommendations of the Airframe Manufacturer and the mandatory requirements established by the Approved Maintenance Program.

                  "Cycle" shall mean an Airframe Cycle or an Engine Cycle, as indicated by the context.

                  ""D" Check" means a "D" Check, as such term is defined in the Approved Maintenance Program relating to the Aircraft or an equivalent check that meets the requirements of a "7C" Check as defined in the Boeing 737 Maintenance Planning Document (MPD); or such other structural check which shall then be the most significant maintenance check under the MPD.

                  "Default" shall mean any Event of Default or any condition, circumstance, act or event which, upon the giving of notice, the passage of time and/or the fulfillment of any other condition would constitute or give rise to an Event of Default.

                  "Delivery" shall have the meaning set forth in Section 2(b).

                  "Delivery Conditions" shall mean the requirement for the condition of the Aircraft on delivery, as set forth in Schedule 2.

                  "Delivery Date" shall mean the date, local time at the Delivery Location, on which the Aircraft is delivered by Lessor and accepted by Lessee pursuant to this Agreement as such date is set forth in Lease Supplement No. 1.

                  "Delivery Location" shall mean the Airframe Manufacturer's delivery facility in Seattle, Washington, or such other location, if any, as Lessor, Owner Participant and Lessee shall agree, in writing.

                  "Delivery Receipt" shall have the meaning specified in Section 4(e)(iii).

                  "Dollars" and "US$" mean the lawful currency of the United States of America.

                  "Engine" shall mean (i)(y) either of the Engine Manufacturer Model CFM56-3C-1 engines listed by Engine Manufacturer's serial numbers in Lease Supplement No. 1 and originally installed on the Airframe at the time of delivery to Lessee hereunder whether or not from time to time thereafter installed on the Airframe or installed on any other airframe and (z) any Replacement Engine which may from time to time be substituted, pursuant to the terms hereof, for either of such engines, and (ii) in each case, any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 12 after removal from such Engine, provided that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine, pursuant to the applicable provisions hereof, the replaced Engine shall cease to be an Engine hereunder. The term "Engines" shall mean, as of any date of determination, all Engines then leased hereunder.

                  "Engine Cycle" shall mean, with respect to any Engine, one takeoff and landing of the airframe (including, without limitation, the Airframe) on which such Engine is from time to time installed.

                  "Engine Flight Hour" shall mean each hour or part thereof elapsing from the moment the wheels of the airframe (including, without limitation, the Airframe) on which such Engine is from time to time installed leave the ground on takeoff until the wheels of such airframe touch the ground on landing following such flight. For purposes of all calculations under this Agreement measured in Engine Flight Hours, such Engine Flight Hours (and parts thereof) shall be rounded to the nearest minute.

                  "Engine Manufacturer" shall mean CFM International, Inc.

                  "Event of Default" has the meaning specified in Section 19.

                  "Event of Loss" shall mean, with respect to the Aircraft, the Airframe or any Engine, any of the following events, conditions or circumstances with respect to such property:

                          (i) the  actual or constructive  loss of such property
                  or the use thereof due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use by Lessee or Lessor;

                          (ii) any damage to such  property  or other occurrence
                  which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive, compromised, arranged or agreed total loss;

                          (iii)  the   confiscation,   condemnation,    seizure,
                  forfeiture or requisition of the title to such property (for any reason whatsoever and whether de jure or de facto), other than as set forth in clause (v) below);

                          (iv) the disappearance, hijacking or theft (including a seizure of title or use not otherwise included in this definition) of such property for a continuous period in excess of ten (10) days (or, if less, the remaining Lease Term); and

                          (v) the confiscation, condemnation or seizure of, or requisition by any Government Entity or purported Government Entity of use or hire of such property which shall have resulted in the loss of possession or use of such property by Lessee for a continuous period in excess of thirty (30) days (or, if less, the remaining Lease Term).

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to one or more Engines without loss of the Airframe shall not be deemed an Event of Loss with respect to the Aircraft.

                  "Event of Loss Date" shall mean (i) with respect to any Event of Loss set forth in clause (i) or (ii) of the definition of "Event of Loss," the earliest of (x) the date of actual loss, (y) the date on which the loss is agreed, arranged or compromised by the insurers and (z) thirty (30) days after the date of notice to Lessee's brokers or insurers claiming the loss, (ii) with respect to any Event of Loss set forth in clause (iii) of the definition of Event of Loss, the date such event, condition or circumstance occurs, or (iii) with respect to any Event of Loss set forth in clause (iv) or (v) of the definition of Event of Loss, the earlier of (y) the date on which insurers make payment on the basis of a total loss and (z) the expiration of the period, or the continuation of the condition or circumstance beyond the date, described therein.

                  "Expense" shall mean any liabilities, obligations, losses, damages (including, without limitation, damages for loss of life, injury to persons or damage to any property), penalties, fines, sanctions, claims (whether fraudulent, groundless, false or not), actions, suits, judgments, legal proceedings (whether civil or criminal), costs, disbursements and expenses (including reasonable legal fees and expenses, costs of investigation and related expenses), in each case, of every kind and nature whatsoever (including, without limitation any liability, obligation or claim arising in contract or tort, whether or not arising from the negligence, actual, implied or imputed, active or passive, or absolute or strict liability of an Indemnified Party or any other Person or under any other theory).

                  "Expiry Date" shall mean the Basic Term Expiry Date or, if the Renewal Lease Term shall be entered into, the date of expiry of the Renewal Lease Term.

                  "Final Inspection" shall mean the inspection of the Aircraft by Lessor and any other Inspecting Parties during any part of the inspections, checks, and test flights required pursuant to Sections 7(c), 7(d) and 7(e) or otherwise performed in connection with the Return.

                  "Final Maintenance" shall mean prior to the return of the Aircraft on the last day of the Lease Term, the completion of the next scheduled heavy maintenance check ("C" Check or above and, if applicable, multiples of such checks falling due within a "C" Check maintenance interval) in respect of the Aircraft under the Approved Maintenance Program (which check shall incorporate all lower-level checks and any special repair items or special inspections (including, without limitation, all applicable AD's that are required to be accomplished in accordance with the terms of this Lease, mandatory SB's and CPCP items) as well as inspections that have a frequency less than a "C" Check and all cleaning and refurbishment that would be a normal part of the Approved Maintenance Program were the Aircraft to continue in commercial passenger service by Lessee.

                  "Flight Charges" shall mean all flight charges, route navigation charges, navigation service charges and all other fees, charges or Taxes payable for the use of or for services provided at any airport or otherwise payable to any airport, airport authority, navigation or flight authority or other similar entity or for any services provided in connection with the operation, landing or navigation of aircraft.

                  "Follow-On Operator" shall mean any Person acquiring title to or the right to use the Aircraft after the end of the Lease Term (whether or not such Person is an airline or other operator).

                  "Force Majeure" shall mean delay or nonperformance due to or arising out of acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, accident, epidemic, quarantine restriction, any act of government, governmental priority, allocation, regulation or order affecting, directly or indirectly, the Aircraft, Lessor or Lessee or any materials or facilities, strike or labor dispute causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure equipment, data or materials from suppliers in a timely manner, or any other cause (including unforeseen maintenance) to the extent that such cause is beyond the control of Lessor or Lessee whether above mentioned or not and whether or not similar to the foregoing.

                  "GAAP" shall mean generally accepted accounting principles as shall from time to time be in effect in the Lessee Jurisdiction, as such principles may at any time or from time to time be varied by any applicable financial accounting rules and, with respect to any Person, shall mean such principles applied on a basis consistent with prior periods.

                  "Government Entity" shall mean (i) any national, state or local government of any country, any territory or possession of any country, or any international authority (including, without limitation, in each case, any central bank or fiscal, tax or monetary authority), (ii) any board, commission, department, division, instrumentality, court, agency, territory, possession or political subdivision of any entity described in clause (i) above, however constituted, (iii) any association, organization or institution of which any entity described in clause (i) or (ii) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant and (iv) any taxing authority of any entity described in clause (i),
(ii) or (iii) above.

                  "Hour" shall mean an Airframe Flight Hour or an Engine Flight Hour, as indicated by the context.

                  "Indebtedness" means all obligations of Lessee that would, in accordance with GAAP, be shown as a liability on Lessee's balance sheet, and in any footnotes or notations thereto, including, without limitation, (i) obligations for the repayment of monies borrowed or raised, (ii) obligations under finance leases, hire-purchase arrangements, conditional sale agreements and other obligations for the deferred purchase price of property, (iii) guarantees, direct or indirect, of the obligations of any other Person, including any such obligations secured by a Lien on any property of Lessee, (iv) indemnity and reimbursement obligations, including any such obligations arising to any issuer of a letter of credit or similar instrument, and (v) obligations to purchase or otherwise acquire any indebtedness of, or to advance monies to or on behalf of, or make any investment in any other Person.

                  "Indemnified Party" shall mean Lessor, in its individual and trust capacities, Owner Participant and each Inspecting Party (but, as to an Inspecting Party, only in connection with an inspection pursuant to Section 7(c)) and each of their respective Affiliates, and the successors and permitted assigns of each of the foregoing and the directors, officers, corporate stockholders, partners, employees, servants and agents of each of the foregoing.

                  "Inspecting Party" shall have the meaning specified in Section 7(c)(i).

                  "Insurance   Brokers"  shall  mean  any  independent  firm  of
internationally recognized insurance brokers reasonably acceptable to Lessor.

                  "Insured Party" shall mean each Indemnified Party.

                  "Landing Gear" shall mean (i) each landing gear assembly of the Aircraft identified by serial number in Lease Supplement No. 1 and (ii) any landing gear assembly substituted for any such identified landing gear assembly in accordance with this Agreement.

                  "Landing Gear Overhaul" means any full overhaul of any Landing Gear to full manufacturer specification and operating condition, and, for the avoidance of doubt, "full overhaul" does not mean only the replacement, repair or overhaul of any rotable components, but includes any cleaning or replacement of seals, any repair of brakes, wheels or tires, brake rods, struts or braces, in each case, that occurs any more frequently than a full overhaul.

                  "Lease Supplement" shall mean any lease supplement entered into in accordance with the terms hereof to this Agreement substantially in the form of Exhibit C; "Lease Supplement No. 1" to be entered into between Lessor, Owner Participant and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Agreement.

                  "Lease Term" shall mean the Basic Lease Term and the Renewal Lease Term.

                  "Lender" means each of (a) any person or persons as the Lessor may from time to time advise Lessee in writing to be the person or persons providing finance to the Lessor to assist it in purchasing, funding or refinancing the purchase by the Lessor of the Aircraft and including, where the context so admits or requires, any agent or trustee for any one or more of such persons; and (b) any of the respective successors, permitted assigns or permitted transferees of any one or more of any such persons.

                  "Lessee Jurisdiction" shall mean the United States.

                  "Lessor Lien" shall mean any Lien of any Person claiming by, through or under Lessor or Owner Participant which arises from any act or omission of Lessor or Owner Participant, other than any Lien created or permitted hereby or by any other Operative Document.

                  "Letter of Credit" shall have the meaning specified in Section 3(d).

                  "Letter of Credit Bank" shall have the  meaning  specified  in
Section 3(d)(ii).

                  "Letter of Credit Deposit" shall have the meaning specified in
Section 3(d)(iii).

                  "Lien" means any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, sublease, seizure, exercise of rights, security interest, judgment, writ, order or other claim or right of possession of any kind or nature whatsoever, however and wherever created or arising and whether or not consensual (including, without limitation, any agreement or arrangement to give or effect any of the foregoing and any conditional sale or other title retention agreement).

                  "Life Limited Component" shall mean any part or component on the Aircraft for which the manufacturer has specified a certain life in either calendar time, Cycles or Hours accumulated after which such part or component must be replaced.

                  "Maintenance Planning Document" shall mean the Boeing 737 maintenance planning document.

                  "Maintenance Reserves" shall have the meaning assigned thereto in Section 14(a).

                  "Major Checks" shall mean any "D" check, "C" check, multiple "C" check (including all lower checks and all other items that are due before the next "C" check), heavy structural inspection (or equivalent), structural inspection or annual heavy maintenance visit or segment thereof suggested for commercial aircraft of the same model as the Aircraft by the Airframe Manufacturer as set out in the Approved Maintenance Program.

                  "Major Modifications"  includes,  but shall not be limited to:
(i) changes that alter the fundamental nature of the Aircraft as a passenger and cargo carrying aircraft or Cabin modifications that materially change the interior layout of the Aircraft, (ii) changes to the Aircraft structure or performance of the Aircraft, (iii) changes that adversely affect interchangeability or replaceability of Parts, (iv) substitution of different types of equipment or accessories which are not equivalent in cost, value, remaining useful life and/or operational capability to the equipment or accessories being replaced, (v) changes that invalidate or impair any warranty with respect to the Aircraft or any Engine or Part, (vi) changes that adversely affect the eligibility of the Aircraft to obtain an Airworthiness Certificate from the Aviation Authority or (vii) any changes that result in a variation from the original type certificate for the Aircraft, but shall exclude changes pursuant to ADs and SBs provided by the Airframe Manufacturer which have Aviation Authority approval and all Required Modifications.

                  "Modification"   shall   mean  any   modification,   addition,
alteration, removal or other change, including, without limitation, ADs and SBs, to the Airframe, any Engine or any Part.

                  "Operative  Documents"  shall mean this Agreement,  each Lease
Supplement, the Trust Agreement and any other document, agreement or instrument to which Lessee is a party, or to which it consents in writing, or which is delivered by or on behalf of Lessee and which is entered into or delivered in connection with any of the foregoing or with any of the transactions contemplated by the foregoing.

                  "Parts" shall mean any and all appliances, parts, components, modules, communications equipment, computers, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (including the APU, the Landing Gear but excluding complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine, so long as title thereto shall remain vested in Lessor, in accordance with the terms hereof.

                  "Past Due Rate" shall mean a rate per annum equal to 5% over the Base Rate.

                  "Permitted Jurisdiction"  shall  mean  any  country  listed in
Schedule 1.

                  "Permitted  Lien"  shall mean any Lien  referred to in clauses
(i) through (vi) of Section 8(a).

                  "Person"  shall  mean  any  individual,   corporation,  trust,
partnership, unincorporated association, joint venture, association, joint-stock company, government or Government Entity.

                  "Proposal Letter" shall mean the Letter Agreement between Lessee and Owner Participant dated October 23, 1998.

                  "Purchase Agreement" shall mean the Purchase Agreement Number 2198 between Heller Financial, Inc and the Airframe Manufacturer dated September 16, 1998.

                  "Reconfiguration" shall mean configure to 136 coach passenger seats with flotation type seat bottom cushions and provide LOPA and certification for interior reconfiguration; rearrange cabin emergency equipment; paint aircraft exterior to conform to Frontier provided drawings; replace existing Allied Signal wheels and brakes with Goodrich; convert fuel related systems to U.S. standards; reprogram the Electronic Flight Instrument System
(EFIS), Electronic Horizontal Situation Indicator (EHSI), Flight Management System (FMS), and the Ground Proximity Warning System (GPWS); perform Boeing Service Bulletin ###-##-#### to operate CFM56-3C1 engines at 20,000 pounds thrust; deactivate ACARS; deactivate the HF communications system; reprogram the SelCal decoder; deactivate the passenger video and audio entertainment systems; deactivate the prerecorded passenger announcement system; replace control wheel switches with switches that are spring loaded to the OFF position; load the Frontier provided FMS Navigational Data Base; and such other reconfiguration items as may be agreed upon in advance by Lessor.

                  "Renewal Rent" shall mean the rent payable for the Aircraft during the Renewal Lease Term, if any, determined pursuant to Section 3(b)(ii).

                  "Renewal Rent Date" shall mean with respect to the Renewal Lease Term, if any, (i) the Basic Term Expiry Date, and (ii) each monthly anniversary of the Rent Commencement Date (provided that if there is no corresponding date in a particular month, the Renewal Rent Date for such month shall be the last day of such month) occurring during the Renewal Lease Term.

                  "Renewal Lease Term" shall mean the period, if any, for which the leasing of the Aircraft hereunder has been renewed pursuant to Section 3(a)(ii).

                  "Rent" shall mean, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

                  "Rent Commencement Date" shall mean the later of (i) December 15, 1998 and (ii) the date of completion of the Reconfiguration, provided that this clause (ii) shall not extend beyond the fifteenth (15th) day following the Delivery Date.

                  "Replacement Engine" shall mean an Engine Manufacturer model CFM56-3C-1 engine (or an improved model having a modification status, value and utility at least equal to such an Engine Manufacturer model CFM56-3C-1 engine) (including, without limitation, all warranty rights with respect to such engine) suitable for installation and use on the Airframe without impairing the value or utility of the Aircraft, and with neither Engine Flight Hours nor Engine Cycles since the last Basic Shop Visit greater than the Engine Flight Hours or Engine Cycles of the Engine it is replacing (and with an equal or greater life remaining on each Life Limited Component), and which has a value and utility at least equal to the Engine it is replacing (assuming such Engine was in the modification status, condition and repair required by the terms hereof immediately prior to being replaced) and which has been maintained, serviced, repaired and overhauled in substantially the same manner as is required under this Agreement as to "Engines" and without discrimination in any way, title to which shall have been conveyed to Lessor pursuant to the terms hereof, together with all Parts relating to such Engine so long as the same shall be incorporated or installed in or attached to such Engine leased hereunder, and any and all Parts removed therefrom so long as title to such removed Parts shall remain vested in Lessor in accordance with the terms hereof.

                  "Required Modifications" has the meaning specified in Section 10(c)(ii)(B).

                  "Return" shall mean the return of the Aircraft by Lessee to Lessor at the Return Location in the condition and manner required by Section 7 and the other provisions of this Agreement and the other Operative Documents, as evidenced by the execution by Lessor, and the delivery to Lessee, of the Return Receipt referred to in Section 7(f).

                  "Return Date" shall mean the date upon which the Aircraft is returned to Lessor pursuant to and in accordance with Section 7 hereof.

                  "Return Location" shall mean such location in the United States as may be designated by Lessor, or such other location as shall be mutually agreed between Lessor and Lessee.

                  "Return Receipt" shall have the meaning specified in Section 7
(f).

                  "SB" shall mean any service bulletin or service letter as issued by the Airframe Manufacturer, Engine Manufacturer or the manufacturer of any appliances or Parts.

                  "Scheduled Delivery Date" shall mean November 23, 1998 (local time at the Delivery Location), or if such date is not a Business Day, the next succeeding Business Day (such date to be extended in the event of a delay in the delivery of the Aircraft as a result of additional work being performed on the Aircraft at the request of Lessee), provided that if the conditions precedent of Lessor contained in Section 4 hereof are not met, or waived by Lessor, on such date, (i) Lessor and Lessee shall cooperate and, as applicable, use reasonable efforts to satisfy such conditions precedent as soon as practicable after such date and (ii) the next Business Day on which such conditions precedent are met, or waived by Lessor, shall be the Scheduled Delivery Date.

                  "Security Deposit" shall have the meaning specified in Section 3(d).

                  "State of Registration" shall mean the United States.

                  "Stated Amount" shall have the meaning specified in  Section 3
(d)(ii).

                  "Stipulated Deductible Amount" shall mean US$250,000.

                  "Stipulated Loss Value" shall mean US$36,000,000.

                  "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent and Renewal Rent) which Lessee assumes, agrees or otherwise becomes liable to pay to Lessor, Owner Participant, any Indemnified Party or any other Person hereunder or under any of the other Operative Documents, including, without limitation, payments of or in respect of the Stipulated Loss Value, Expenses, Maintenance Reserves, Taxes, Break Amount or other amounts payable under any indemnities.

                  "Taxes" shall mean any and all present or future fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, receipts, sales, rental, use, turnover, value-added, property (tangible or intangible), excise, franchise, capital, user, transfer, doing business and stamp taxes or duties), licenses, levies, imposts, duties, recording charges or fees, or other charges, assessments, deductions or withholdings of any nature whatsoever, together with any assessments, penalties, late payment charges, notary charges, fines, additions to tax or other similar liabilities with respect to any of the foregoing and interest on any of the foregoing.

                  "Tax Indemnitee" shall mean Lessor, Owner Participant, any Affiliate of Owner Participant, any successor or permitted assign of any of the foregoing or any Affiliate that is a member of a group that files a consolidated or combined tax return that includes Owner Participant, and the directors, officers, employees, servants and agents of each of the foregoing.

                  "Technical Acceptance Certificate" shall have the meaning specified in Section 2(b)(ii).

                  "Time Controlled Component" shall mean any component that Lessee monitors with an interval pursuant to which action is taken to inspect, replace and/or overhaul such component and that is limited by Airframe Cycles, Airframe Flight Hours and/or calendar time.

                  "Trust Agreement" means that certain Trust Agreement dated as of November 23, 1998 between Owner Participant and Owner Trustee.

                  "U.S. Money Center Bank" shall mean U.S. Bank Corporation or such other bank as shall be acceptable to Owner Participant in its sole discretion.

                  "Wet Lease" shall mean any arrangement whereby the Lessee agrees to furnish the Aircraft to a third party and pursuant to which the Aircraft shall be (i) operated solely by regular employees of the Lessee possessing all current certificates and licenses required by the Aviation Authority and applicable laws and (ii) maintained by the Lessee in accordance with its normal maintenance practices and the terms of this Lease.

                  (b)  Construction.

                  (i) In this Agreement, unless the contrary intention is stated, a reference to:

                                    (u)  Each  of  "Lessor,"   "Lessee,"  "Owner
                  Participant" or any other Person includes, without prejudice to the provisions of this Agreement, any successor in interest to it and any permitted assignee and, in the case of any Government Entity, any Government Entity succeeding to all or any of its functions;

                                    (v)  Words importing  the plural include the
                  singular and vice versa;

                                    (w) Any  document or any law  includes  that
                  document or that law, as the case may be, as amended, modified or supplemented from time to time in accordance with its terms, and any document entered into or any law enacted or promulgated, as the case may be, in substitution or replacement therefor;

                                    (x)  A  "Law"  (1)   includes  any  statute,
                  decree, constitution, regulation, decision, finding, order, rule, judgment or directive of any Government Entity, (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (3) includes any judicial or administrative interpretation or application thereof, and (4) is a reference to any of the foregoing as amended, substituted, reissued or reenacted;

                                    (y)   The   words   "this    Lease,"   "this
                  Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole including, without limitation, the Schedules and Exhibits, and all Annexes thereto, and not to any particular provisions of this Agreement; and

                                    (z) A Section or an Exhibit or a Schedule is
                  a reference to a section of, or an exhibit or schedule to, this Agreement.

                  (ii) Headings used in this Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in the interpretation of, this Agreement.

         SECTION 2.  Lease of Aircraft.

                  (a) Agreement to Lease. Subject to satisfaction of the conditions set forth in Section 4 and to the provisions of this Section 2, Lessor hereby agrees to deliver the Aircraft to Lessee at the Delivery Location and to lease the Aircraft to Lessee, and Lessee hereby agrees to accept the Aircraft at the Delivery Location and to lease the Aircraft from Lessor, on the Scheduled Delivery Date, in each case in the condition specified in Schedule 2, but otherwise in an "as is, where is" condition, pursuant to the terms and conditions of this Agreement and the other Operative Documents, the commencement of such leasing to be evidenced by the execution by Lessor, Owner Participant and Lessee of Lease Supplement No. 1. Lessee hereby agrees that its execution of Lease Supplement No. 1 shall, without further act, constitute unconditional and irrevocable acceptance by Lessee of the Aircraft for all purposes of this Agreement.

                  (b)  Delivery Conditions; Inspections.

                  (i) Owner Participant shall use reasonable best efforts to procure that the Airframe Manufacturer complies with its obligations with regard to delivery of the Aircraft (the "Delivery") pursuant to the Purchase Agreement. Lessee shall be entitled to participate in the inspection and test flight relating to the redelivery of the Aircraft from the Airframe Manufacturer which inspection shall take place at the Delivery Location. Lessee shall be entitled to have one representative on board as observer of any test flight. Lessee's participation in the inspection and test flight under the Purchase Agreement shall satisfy Lessor's obligations to provide Lessee with reasonable opportunity to verify that the Aircraft meets the Delivery Conditions.

                  (ii) Upon completion of the inspection and test flight referred to above, Lessee agrees to execute and deliver to Lessor a technical acceptance certificate (the "Technical Acceptance Certificate") substantially in the form attached hereto as Exhibit A. Upon execution of the Technical Acceptance Certificate, Lessee shall be deemed to have found the Aircraft to be in acceptable condition for delivery hereunder (and shall not be permitted to refuse to accept delivery of the Aircraft on the Delivery Date on that basis) except to the extent damage or loss to the Aircraft or any Part thereof occurs during the period following execution of the Technical Acceptance Certificate and prior to the Delivery Date (unless Lessor has repaired any such damage or loss prior to the Delivery Date).

                  (iii) Lessor, Owner Participant and Lessee shall cooperate such that the inspection and delivery procedures shall minimize the tax impact to such parties under Section 9(c) hereof.

                  (c)  Changes  in  Delivery   Date;   Limitation   of  Lessor's
Obligation to Deliver Aircraft.

                  (i) Lessee acknowledges and agrees that Lessor's ability to perform its obligations to deliver the Aircraft in the condition, at the time, at the location and otherwise as specified in this Agreement is dependent upon, among other things, delivery of the Aircraft under, and at the time, at the location and otherwise in accordance with, the Purchase Agreement. Lessee also acknowledges and agrees that Lessor may delay in the delivery of, or fail to deliver, the Aircraft for reasons of Force Majeure (including, without limitation, a failure by the Airframe Manufacturer to perform its obligations regarding delivery pursuant to the Purchase Agreement).

                  (ii) Lessor shall use reasonable efforts to give advance written notice to Lessee of any change in the Scheduled Delivery Date.

                  (iii) Accordingly, if, owing to (y) any delay in the delivery of, or failure to deliver, the Aircraft to Lessee due to a delay in the delivery of the Aircraft to Lessor pursuant to the terms of the Purchase Agreement and/or
(z) reasons of Force Majeure, Lessor shall delay in the delivery of the Aircraft under this Agreement beyond the calendar date specified in the definition of "Scheduled Delivery Date," then Lessee shall accept delivery of the Aircraft on the first Business Day after such date on which Lessor has possession of the Aircraft at the Delivery Location; provided, however, that if delivery of the Aircraft under this Agreement is delayed beyond the Commitment Termination Date, then either party hereto may, by written notice to the other, terminate this Agreement and each other Operative Document, whereupon neither Lessor nor Lessee shall have any further obligation to the other hereunder or thereunder, except that Lessor shall be obligated to return the Security Deposit paid (or delivered) by Lessee prior to such termination. In the event of any such delay or any eventual termination of this Agreement, Lessor shall not be responsible for any losses, including loss of profit, costs or Expenses arising therefrom suffered or incurred by Lessee.

                  (d) Bridging Maintenance. Following delivery of the Aircraft to Lessee, Lessee, except as explicitly set forth in Schedule 2 hereto, shall be solely responsible for:

                  (i) causing the Aircraft to be listed on Lessee's Operating Specifications; and

                  (ii) subject to the following sentence, performing, or causing to be performed, all bridging maintenance work necessary to allow Lessee to operate the Aircraft in regularly scheduled revenue passenger service.

Lessee may, following delivery of the Aircraft, arrange for the Reconfiguration. Upon completion of the Reconfiguration and submission to Owner Participant of an invoice therefor setting out in reasonable detail the applicable costs related thereto, Owner Participant shall remit to the Lessee an amount equal to the lesser of the actual cost of the Reconfiguration and US$300,000. The actual cost of the Reconfiguration, to the extent in excess of US$300,000, shall be the sole responsibility of the Lessee.

         SECTION 3.  Lease Term; Rent; Payments.

                  (a)  Lease Term.

                  (i) The Basic Lease Term shall commence on the Delivery Date and, unless this Agreement is terminated earlier pursuant to the provisions hereof, shall end on the Basic Term Expiry Date.

                  (ii) Renewal Lease Term. Lessee shall have the option to extend the Lease Term beyond the Basic Term Expiry Date for one (1) additional term consisting of twelve (12) months (the "Renewal Lease Term"). The Renewal Lease Term shall commence on the Basic Term Expiry Date and end on the date twelve (12) months following the commencement of the Renewal Lease Term; provided that if the last day of the Renewal Lease Term shall not be a Business Day, then the Renewal Lease Term shall expire on the next preceding Business Day. Such option may be exercised only by delivery of irrevocable written notice to Lessor at least one hundred eighty (180) days prior to the expiration of the Basic Lease Term. The Renewal Lease Term shall be governed by the terms of this Agreement. As a condition precedent to Lessee's right to elect to extend the Lease Term, no Event of Default may be occurring at the time of such notice or such extension. Exercise of Lessee's option to extend the Lease Term pursuant to this Section 3(a)(ii) shall not prejudice the rights of Lessor arising upon the occurrence of a Default or an Event of Default, including, without limitation, the right of Lessor, upon the occurrence of an Event of Default, to terminate this Lease at any time after such occurrence.

                  (b)  Basic Rent and Renewal Rent.

                  (i) Basic Rent. During the Basic Lease Term, from and including the Rent Commencement Date, Lessee shall pay rent for the Aircraft in advance on each Basic Rent Date during the Basic Lease Term in advance in immediately available Dollars, in forty (40) consecutive monthly payments, in the amount set forth in Exhibit B hereto.

                  (ii) Renewal Rent. Lessee shall pay rent for the Aircraft on each Renewal Rent Date during the Renewal Lease Term in advance in immediately available Dollars and in the amount set forth in Exhibit B hereto.

                  (c) Supplemental Rent. Lessee shall pay, or cause to be paid, promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting or in respect of the Stipulated Loss Value, Break Amount and all other amounts of Supplemental Rent when and as the same shall become due and owing. In the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor and each other Indemnified Party shall have all rights, powers and remedies provided for herein or in any other Operative Document, or at law or in equity or otherwise, in the case of nonpayment of Basic Rent or Renewal Rent. Lessee also shall pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent or Renewal Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent (to the extent permitted by applicable law) not paid when due for the period until the same shall be paid.

                  (d)  Security Deposit.

                  (i) Initial Deposit. In connection with the execution of the Proposal Letter, Lessee delivered to the Owner Participant an initial security deposit in the amount of US$260,000 (the "Initial Security Deposit"). The Initial Security Deposit shall be and remain the property of the Owner Participant unless the Delivery Date fails to occur due for reasons other than a default by Lessee, in which case the Initial Security Deposit shall be returned to Lessee.

                  (ii) In connection with the Delivery, and as a condition thereto, Lessee shall deliver to the Owner Participant an additional security deposit in the amount of US$260,000 (the "Additional Security Deposit", and together with the Initial Security Deposit, the "Security Deposit"). So long as no Default shall have occurred and is continuing, Lessee may, in exchange for the Security Deposit, cause an irrevocable letter of credit in form and substance satisfactory to the Lessor (the "Letter of Credit") issued by a U.S. Money Center Bank (the "Letter of Credit Bank") to be issued in favor of Owner Participant (or its designee) in an amount equal to Five Hundred Twenty Thousand Dollars (US$520,000) (the "Stated Amount") on the following terms and conditions:

                  (A) Drawings under any Letter of Credit may be made by Owner Participant (or its designee) in part or in full upon the occurrence of any of the following (each, a "Drawing Event"):

                           (1) if Lessor or Owner Participant receives a notice from the Letter of Credit Bank that it will not renew such Letter of Credit, and Lessee fails to provide Owner Participant (or its designee) with a substitute Letter of Credit in the Stated Amount by the 10th Business Day preceding the day on which the existing Letter of Credit is to expire; or

                           (2) if an Event of Default shall have occurred and be continuing.

                  (B) Thirty (30) days after the Expiry Date, and provided Lessee shall have satisfied all of its obligations hereunder (other than potential contingent obligations (of which Lessor and Owner Participant has no knowledge) under the indemnity provisions of this Agreement), Owner Participant shall take any and all actions which Lessee may reasonably request to terminate and return to Lessee any outstanding Letter of Credit.

                  (iii) If at any time Owner Participant (or its designee) makes a drawing on the Letter of Credit in excess of the amount then owing to Lessor and Owner Participant hereunder, such excess amount shall be treated as a deposit held by Lessor and Owner Participant as security for Lessee's obligations hereunder (such excess amount being referred to herein as the "Letter of Credit Deposit"). In the event of the occurrence of the foregoing, Lessee may obtain a replacement Letter of Credit in an amount equal to the Letter of Credit Deposit. If Lessee obtains such a replacement Letter of Credit and provided that no Default has occurred and is continuing, Owner Participant (or its designee) shall return the Letter of Credit Deposit (net of any amount of the Letter of Credit Deposit applied by Owner Participant as provided pursuant to Section 3(d)(vi)) to Lessee.

                  (iv) At any time during the term while a Letter of Credit shall remain outstanding and provided that no Default has occurred and is continuing Lessee shall have the option of providing Owner Participant with a Security Deposit in the Stated Amount and Owner Participant (or its designee) will promptly thereafter terminate and return to Lessee the outstanding Letter of Credit.

                  (v) Each of the Security Deposit and the Letter of Credit Deposit (collectively, the "Deposit") shall be held by the Owner Participant (or its designee) during the Lease Term as security for the full and punctual performance of all of Lessee's obligations under this Agreement including, without limitation, satisfaction of the requirements of the condition of the Aircraft at the end of the Lease Term as set forth in Section 7. Lessee acknowledges that the Owner Participant (or its designee) may commingle the Deposit with its general funds. Lessee hereby grants to the Owner Participant or its designee, as applicable, a security interest by way of first priority perfected security interest in its interest, if any, in the Deposit and the proceeds thereof and hereby grants to the Owner Participant or its designee, as applicable, any and all of Lessee's right, title and interest therein, if any, as security for Lessee's obligations hereunder. No interest shall accrue in favor of Lessee in respect of the Deposit held by the Owner Participant or its designee, as applicable. At the end of the Lease Term, upon performance by Lessee, satisfactory to the Owner Participant of all of Lessee's obligations hereunder (other than potential contingent obligations (of which Lessor has no knowledge) under the indemnity provisions of this Agreement), the Owner Participant or its designee, as applicable, shall refund any remaining Security Deposit to Lessee. The Owner Participant's obligations in respect of the return of the Security Deposit shall be that of a debtor of Lessee, not as a trustee or other fiduciary.

                  (vi) If a Default shall have occurred and be continuing, the Owner Participant or its designee, as applicable, may, but shall not be obliged to, apply the Deposit and any amount drawn under the Letter of Credit in whole or in part for the payment of any Rent, indemnities, legal fees and other expenses, insurance and other casualty payments and any other amount owing from time to time by Lessee under this Agreement, for the payment of any loss or damage suffered by Lessor or Owner Participant as a result of any Default or utilize the Security Deposit and any amount drawn under the Letter of Credit in whole or in part to perform any of Lessee's obligations under this Agreement or to otherwise remedy any circumstance giving rise to a Default, including the redelivery condition of the Aircraft, without prejudice to any other remedy of Lessor or Owner Participant (it being understood that an application of the Security Deposit and any amount drawn under the Letter of Credit shall not constitute a cure of any Default unless and until Lessee shall have complied with the following sentence). In any such event Lessee shall, on demand, restore the full amount of the Security Deposit by payment to the Owner Participant of an amount in immediately available Dollars equal to the amount by which the balance of the Security Deposit has been reduced under this clause (iv) or, if applicable, increase the amount available to be drawn under the Letter of Credit to the Stated Amount.

                  (e) Payments in General.

                  (i) All payments of Rent shall be made directly by Lessee in Dollars by wire transfer of immediately available funds on the date for payment to the account for Lessor specified in column (2) of Schedule 3, or to such account as Lessor shall otherwise direct by notice to Lessee.

                  (ii) If the due date for any payment of Basic Rent, Renewal Rent, Break Amount or Stipulated Loss Value is not a Business Day, then, unless otherwise provided herein, such payment shall be made on the Business Day next preceding such due date with the same force and effect as if made on such due date and without adjustment in the amount due.

                  (iii) All amounts of interest or amounts calculated by reference to interest payable under any of the provisions of this Agreement shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

                  (f) No Deductions or Withholdings. All payments by Lessee under this Agreement or any other Operative Document to Lessor or any other Indemnified Party, including payments in respect of Basic Rent, Renewal Rent, Supplemental Rent, interest, fees, indemnities or any other item, shall be made in full without any counterclaim, delay, deduction or withholding of any kind or nature whatsoever (including, without limitation, in respect of any setoff, counterclaim, Taxes, insurance charges, monetary transfer fees or any costs and expenses arising in connection with the use and operation of the Aircraft).

         SECTION 4. Conditions Precedent. The obligations of Owner Participant to enter into the transactions contemplated hereby and of Lessor to lease the Aircraft to Lessee are subject to the fulfillment to the satisfaction of Lessor and Owner Participant, and Lessee shall (with respect to such conditions precedent as are within Lessee's reasonable control) procure such fulfillment, on or prior to the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:

                  (a) Delivery of Aircraft. The Airframe Manufacturer shall have performed all of its obligations under the Purchase Agreement with respect to the delivery of the Aircraft.

                  (b) Delivery Conditions. Prior to the Scheduled Delivery Date, the Aircraft shall have met all of the Delivery Conditions set forth on Schedule 2 hereto.

                  (c) Approved Maintenance Program. Prior to the Scheduled Delivery Date, Lessee shall have provided to Lessor and Owner Participant a summary of the Approved Maintenance Program and such information reasonably requested by Lessor or Owner Participant regarding the proposed Approved
Maintenance Program, in each case, for the Aircraft (including, without limitation, evidence that the Aviation Authority has approved the Approved Maintenance Program and such minimum equipment list), and Owner Participant shall have reviewed and approved such Approved Maintenance Program.

                  (d) [Intentionally reserved].

                  (e) Agreements and Documents. The following documents, agreements, instruments or certificates shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to Lessor and Owner Participant and shall be in full force and effect and in the English language and executed counterparts shall have been delivered to Lessor and Owner Participant and/or to their respective counsel:

                  (i)  this Agreement;

                  (ii)  Lease  Supplement  No. 1  covering  the   delivery   and
acceptance of the Aircraft and dated the Delivery Date;

                  (iii) (y) a Technical Acceptance Certificate and an Aircraft Status Report (as of the Delivery Date) and (z) a delivery receipt (the "Delivery Receipt") in the form of Annex A to Schedule 2;

                  (iv) (y) a Certificate of Insurance in form and substance satisfactory to Lessor and Owner Participant and which otherwise complies with the requirements of Section 15 and (z) a Broker's Letter in form and substance reasonably satisfactory to Owner Participant from the Insurance Brokers and which otherwise complies with the requirements of Section 15, together with such other evidence as Lessor shall request as to the due compliance by Lessee with Section 15;

                  (v) (w) an opinion of Ray, Quinney & Nebeker, special counsel to the Owner Trustee, (x) an opinion of Arthur T. Voss, in-house counsel to Lessee in form and substance reasonably satisfactory to Owner Participant, (y) an opinion of Daugherty, Fowler, Perigrin & Haught, special FAA counsel, in form and substance reasonably satisfactory to Lessor and Owner Participant, and in each case covering such other matters as Lessor or Owner Participant may reasonably request;

                  (vi) copies of documents where available evidencing the issuance of each Authorization that may be required in connection with the remittance to Lessor and any other intended recipient of any amount payable under this Agreement, or any other Operative Document and the performance by Lessee of any of its respective obligations hereunder or thereunder;

                  (vii)   certified   copies   of   Lessee's    Certificate   of
         Incorporation, bylaws and any other organizational documents plus any subsequent amendments thereto;

                  (viii) copies of resolutions of the Board of Directors of Lessee or other written evidence of appropriate corporate action, duly authorizing or ratifying the lease of the Aircraft hereunder, and the execution, delivery and performance of this Agreement and the other Operative Documents, certified by a duly authorized officer of Lessee, in the case of any such resolutions, to have been passed at a duly convened and constituted meeting, and in each case to be true, accurate, complete, unamended and in full force and effect as of the Delivery Date;

                  (ix)  certificate  signed  by a  duly  authorized  officer  of
Lessee:

                                    (u)  certifying  the  incumbency,   and  the
                  accuracy of the signatures, of the Person or Persons authorized to execute and deliver the Operative Documents on behalf of Lessee;

                                    (v) stating  that  Lessee's  representations
                  and warranties contained in this Agreement and each other Operative Document are and shall be true and correct on and as of the Delivery Date as though made on and as of such date (unless made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date);

                                    (w)  stating  that no  Default  or  Event of
                  Default has occurred and is continuing or will result from the lease of the Aircraft under this Agreement; and

                  (x) such other documents, agreements, certificates and evidence with respect to the Aircraft, Lessee, any Persons acting for Lessee or otherwise as Lessor or Owner Participant may reasonably request in connection with the consummation of the transactions contemplated by this Agreement or the other Operative Documents, the taking of all proceedings (corporate or otherwise) in connection therewith or compliance with all the conditions set forth in this
         Section 4.

                  (f) Delivery Date Conditions. Each of the following shall be true on the Delivery Date:

                           (i) Lessee shall have paid in full (x) the first installment of Basic Rent and (y) the Security Deposit;

                           (ii) all representations and warranties of Lessee hereunder and under the other Operative Documents shall be true and correct on and as of the Delivery Date as though made on and as of such date (unless made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date);

                           (iii) Lessee shall have performed, complied with and observed all its obligations, covenants and agreements set forth herein and in each other Operative Document which it is required to perform, comply with or observe prior to or on the Delivery Date;

                           (iv) no Default, Event of Default or Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time or both become or give rise to an Event of Loss, shall have occurred;

                           (v) (y) no material adverse change has occurred in the financial condition or prospects of Lessee from that set forth in its unaudited consolidated financial statements dated September 30, 1998 and (z) nothing has occurred between September 30, 1998 and the Delivery Date which could materially and adversely affect the ability of Lessee to carry on its business or to perform its obligations under any Operative Document to which it is or will be a party; and
                           (vi) Owner Participant shall have received a copy of Lessee's consolidated financial statements referenced in Section 5(b)(x) hereof.

                  (g) Registration. The Aircraft shall be registered with the Aviation Authority in the name of Lessor.

                  (h) Necessary Government Actions. All appropriate action required to have been taken prior to the Delivery Date by the Aviation Authority or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated hereby shall have been taken, and all orders, permits, licenses, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated hereby shall have been issued, and all such orders, permits, licenses, waivers, authorizations, exemptions and approvals shall be in full force and effect on the date hereof and on the Delivery Date (no such orders, permits, licenses, waivers, authorizations, exemptions and approvals shall be issued on a temporary basis pending further review by the entity requiring such to be in effect).

                  (i) No Government Actions. No action or proceeding shall have been instituted nor shall governmental action be threatened before any United States or foreign court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any United States or foreign court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Lease or the transactions contemplated hereby and thereby.

                  (j) No Change in Law. No change shall have occurred after the date of execution and delivery of this Lease in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of Lessor or Owner Participant, would make it a violation of a law or regulations for Lessor or Owner Participant to execute, deliver and perform its obligations hereunder or under any other Operative Document to which it is a party.

The conditions precedent specified in this Section 4 are for the sole benefit of Lessor and Owner Participant and may be waived or deferred in whole or in part and with or without condition by Lessor and Owner Participant. If any of such conditions is not satisfied or waived in writing by Lessor on and as of the Delivery Date and Lessor, nonetheless delivers the Aircraft to Lessee hereunder, Lessee hereby covenants and agrees to satisfy, or cause the satisfaction of, such outstanding conditions within thirty days after the Delivery Date.

         SECTION 5.  Representations and Warranties.

                  (a) Disclaimer; Representations, Warranties and Covenants of Lessor and Owner Participant.

                           (i) EXCEPT AS SPECIFICALLY SET FORTH IN ANY OF THE OPERATIVE DOCUMENTS, THE AIRCRAFT SHALL BE DELIVERED UNDER THIS LEASE "AS IS, WHERE IS" AND LESSEE AGREES, ACKNOWLEDGES AND ACCEPTS THAT, NEITHER LESSOR NOR ANY OTHER INDEMNIFIED PARTY MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER CONCERNING THE AIRCRAFT OR OTHERWISE. LESSEE, FOR THE BENEFIT OF LESSOR AND EACH INDEMNIFIED PARTY, HEREBY WAIVES, RELEASES AND RENOUNCES ALL WARRANTIES, REPRESENTATIONS AND OTHER INDEMNITIES, OBLIGATIONS AND LIABILITIES OF LESSOR AND ANY OTHER INDEMNIFIED PARTY AND ANY RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE, WITH RESPECT TO ANY NONCONFORMANCE OR DEFECT IN THE AIRCRAFT, ANY PART THEREOF OR ANY OTHER THING DELIVERED, LEASED, CHARTERED OR TRANSFERRED UNDER THIS LEASE, OR OTHERWISE INCLUDING, WITHOUT LIMITATION:

                  (A) ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION OF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, OR ANY DEFECT IN, THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING DELIVERED, SOLD OR TRANSFERRED HEREUNDER;

                  (B) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE;

                  (C) ANY EXPRESS OR IMPLIED WARRANTY AS TO TITLE;

                  (D) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

                  (E) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT;

                  (F) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF LESSOR OR ANY INDEMNIFIED PARTY, ACTUAL OR IMPUTED, ACTIVE OR PASSIVE; AND

                  (G) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE, ANY PART, ANY DATA OR ANY OTHER THING, FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

                           (ii) DELIVERY BY LESSEE TO LESSOR OF LEASE SUPPLEMENT
                  NO. 1 WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE (BUT WITHOUT PREJUDICE TO ANY CLAIMS LESSOR OR LESSEE MAY HAVE AGAINST THE AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR ANY VENDOR WITH RESPECT TO THE AIRCRAFT) THAT LESSEE HAS EXAMINED AND INSPECTED THE AIRCRAFT, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION ARE SATISFACTORY TO LESSEE AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE HEREUNDER WITHOUT ANY RESERVATIONS WHATSOEVER.

                           (iii) Each of Lessor and the Owner Participant represents and warrants that on the Delivery Date and throughout the Lease Term, so long as no Event of Default shall have occurred and be continuing, except as may be expressly provided in this Agreement or in any other Operative Document to which Lessee is a party or consents, it shall not take or cause to be taken any action inconsistent with Lessee's right of quiet enjoyment of, or otherwise in any way interfere with or interrupt, the continuing use, operation and possession of the Aircraft, the Airframe or any Engine by Lessee.

                           (iv) Each of Lessor and the Owner Participant  hereby
                  agrees for the benefit of each lessor of any airframe leased to Lessee and each seller of an airframe purchased by Lessee subject to a conditional sale or other security agreement that it will not acquire or claim, as against such lessor or seller, any right, title or interest in any engine covered by any such lease or conditional sale and owned by such lessor or seller, which engine is attached to the Airframe, provided that such agreement of Lessor and the Owner Participant shall not be for the benefit of any lessor or seller of any airframe leased to Lessee or purchased by Lessee subject to a conditional sale, unless such lessor or seller has expressly agreed (which agreement may be contained in such lease or conditional sale agreement) that neither it nor its successors or assigns will acquire, as against Lessor or Owner Participant, any right, title or interest in an Engine as a result of such Engine's being installed on such airframe.

                  (b) Lessee's Representations and Warranties. In order to induce Lessor and Owner Participant to enter into this Lease and to lease the Aircraft, Lessee hereby represents and warrants to Lessor and Owner Participant as of the date hereof and as of the Delivery Date (unless, in each case, such representation and warranty is expressly applicable on and as of another date or dates) that:

                           (i) Organization, Qualification, Etc. Lessee (w) is a corporation duly incorporated under the laws of the State of Colorado,
         (w) holds all Authorizations necessary to authorize Lessee to engage in air transport and to carry on scheduled passenger and cargo service in each case as presently conducted, (x) has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations under each Operative Document to which it is a party, (y) is duly qualified and authorized to do business, and is in good standing, in each jurisdiction in which the nature of its business makes such qualification necessary, except where the absence of such qualification would not materially adversely affect its ability to perform its obligations under the Operative Documents and (z) is a Certificated Air Carrier.

                           (ii) Corporate Authority. The execution, delivery and performance by Lessee of this Agreement, Lease Supplement No. 1 and each other Operative Document to which Lessee is a party have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder or shareholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee, except such as have been duly obtained or, by the Delivery Date, will have been duly obtained, and copies of which shall have been delivered to Lessor and Owner Participant on or before the Delivery Date.

                           (iii) Government Approvals. Neither the execution and delivery by Lessee of this Agreement, Lease Supplement No. 1 or any other Operative Document to which Lessee is a party nor the performance by Lessee of its obligations hereunder or thereunder requires any Authorization, except for (y) Authorizations that have been duly obtained and are in full force and effect, and copies of which shall have been delivered to Lessor and Owner Participant on or before the Delivery Date, and (z) any normal periodic and other reporting requirements under the applicable rules and regulations of the Aviation Authority (but only to the extent required to be observed or performed after the Delivery Date).

                           (iv) No Breach. Neither the execution and delivery of this Agreement, Lease Supplement No. 1 or any other Operative Document by Lessee nor the consummation by Lessee of the transactions contemplated hereby or thereby nor compliance by Lessee with any of the terms or provisions hereof or thereof will (x) violate any of the provisions of the organizational or charter documents or bylaws of Lessee, (y) conflict with or contravene, or result in the creation, perfection or enforcement of any lien under, any law applicable to or binding upon the Aircraft, Lessee or any property of Lessee or (z) conflict with or result in any breach of any of the terms or provisions of, or constitute any default under, or result in or require the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sales contract, note, loan, credit agreement or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets may be bound or affected.

                           (v) Legal, Valid and Binding Agreements. This Lease, Lease Supplement No. 1 and each other Operative Document to which Lessee is a party, in each case, as and when entered into, have been, or will be, duly executed and delivered by Lessee and constitute, or will constitute, legal, valid, binding and enforceable obligations of Lessee.

                           (vi) Litigation. There are no pending or threatened actions or proceedings before any court or administrative agency (y) in respect of this Agreement or any other Operative Document or the Aircraft or the performance by Lessee of its obligations hereunder or under any other Operative Document or (z) which would, if adversely determined, materially adversely affect the ability of Lessee to perform its obligations under the Operative Documents.

                           (vii) Filing. Except for the registration of the Aircraft with the FAA and the filings or recordings described in
         Schedule 4, no further action, including the filing or recording of any instrument or document is necessary or advisable under the laws of the State of Registration or the Lessee Jurisdiction (x) in order for this Agreement to constitute a valid and perfected lease of record relating to the Aircraft, (y) to authorize or permit Lessee to perform its obligations under each Operative Document (including, without limitation, Lessee's obligation to pay Rent) or (z) fully to protect, establish, perfect and preserve Lessor's title to, and Lessor's rights and interests in, the Aircraft as against Lessee and any other Person.

                           (viii) No Withholding. Lessee will not be required to deduct from any Rent payment made or to be made hereunder any withholding or other Tax under the laws of the State of Registration, the Lessee Jurisdiction or any other jurisdiction, either (y) on or by virtue of the execution or delivery by Lessee of this Agreement or any other Operative Document or (z) on or by virtue of the performance by Lessee of this Agreement or any other Operative Document, including, without limitation, payment of Rent or any other amount made, or to be made, by Lessee pursuant to this Agreement or any other Operative Document.

                           (ix) No Default or Event of Default. There has not occurred any event which is presently continuing and which would constitute a Default or Event of Default under this Agreement or any of the other Operative Documents.

                           (x) Financial Condition. The statements of financial position of Lessee as of March 31, 1998 and September 30, 1998 and the related statements of earnings and cash flows of Lessee for the fiscal year and six (6) months then ended, fairly present the financial condition of Lessee as at such dates and the results of operations and cash flow of Lessee for the periods ended on such dates, in accordance with generally accepted accounting principles consistently applied (except as may be stated in the notes thereto), and, subject in the case of the March 31, 1998 statements, to normal year-end audit adjustments, since March 31, 1998, there has been no material adverse change in such condition or operations, except as disclosed in press releases issued by Lessee.

                           (xi) Taxes. Lessee has paid or caused to be paid all Taxes when due and payable or has made adequate provision by way of security for all Taxes payable by Lessee (except to the extent being contested in good faith and by appropriate proceedings, and for the payment of which adequate reserves have been provided, so long as such contest does not involve a material danger of the sale, forfeiture, confiscation, seizure or loss of the Aircraft, any Engine or Part thereof). No Taxes (including, without limitation, any stamp or value-added taxes), levies, imposts, duties or similar charges may be imposed by the government of the Lessee Jurisdiction, or any Government Entity or political or taxing subdivision therein, upon or with respect to the execution or delivery of this Agreement or any other Operative Document or the delivery of the Aircraft hereunder.

                           (xii) No Material Adverse Change. Since September 30, 1998 no event has occurred or state of affairs exists that has or may have a material adverse effect on (i) the ability of Lessee to carry on its business or to perform its obligations under any Operative Document to which it is or will be a party or (ii) the rights or interests of Lessor under any Operative Document to which it is or will be a party.

                           (xiii) Pari Passu.  The  obligations  of Lessee under
         this Agreement and the other Operative Documents are direct, general and unconditional obligations of Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract.

                           (xiv)  Section  1110.   Lessor  is  entitled  to  the
         protection of Section 1110 of Chapter 11 of Title 11 of the United States Code in connection with its right to take possession of the Aircraft, Airframe and Engines in the event of a case under such Chapter 11 in which Lessee is a debtor.

         The rights and remedies of Lessor or Owner Participant in relation to any misrepresentation or breach of warranty on the part of Lessee shall not be prejudiced by any investigation by or on behalf of Lessor or Owner Participant into the affairs of Lessee, by the performance of this Agreement or by any other act or thing which may be done or omitted to be done by Lessor or Owner Participant and which would or might, but for this provision, prejudice such rights and remedies.

         SECTION 6. Certain Covenants of Lessee. Lessee covenants and agrees with Lessor and Owner Participant at Lessee's sole cost and expense, as follows:

                  (a) Maintenance of Corporate Existence; Duly Qualified; Certificated Air Carrier. Subject to Section 6(b), at all times during the Lease Term, Lessee shall (i) exist as a company incorporated under the laws of the State of Colorado, (ii) hold all Authorizations necessary to authorize Lessee to engage in air transport and to carry on passenger and cargo service in each case as presently conducted by Lessee, (iii) have the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations under each Operative Document to which it is a party, (iv) be duly qualified and authorized to do business, and be in good standing, in each jurisdiction in which the nature of its business makes such qualification necessary, except where the absence of such qualification would not materially or adversely affect its ability to perform its obligations under the Operative Documents and (v) at all times be a Certificated Air Carrier.

                  (b) Merger or Consolidation. Lessee shall preserve its corporate existence, and will not merge or consolidate with any person unless the successor person resulting from such merger or consolidation (the "Successor"):

                           (i) is the Lessee or a corporation incorporated in the State of Colorado or another State of the United States;

                           (ii) shall have a net worth immediately after such merger or consolidation of not less than the Lessee's net worth immediately prior thereto;

                           (iii) shall be authorized under applicable law to perform the Lessee's obligations under this Lease to the same extent as the Lessee;

                           (iv) shall deliver to the Lessor and Owner Participant an agreement in form and substance reasonably satisfactory to the Lessor Owner Participant containing an assumption by the Successor of the Lessee's representations and warranties under this Lease, together with the due and punctual performance of all the Lessee's obligations under this Lease; and

                           (v) shall deliver to the Lessor and Owner Participant an opinion of counsel reasonably satisfactory in form and substance to the Lessor and Owner Participant to the effect that the agreement referred to in sub-clause (iii) above constitutes the Successor's legal, valid, binding and enforceable obligations.

                  (c) Reporting Requirements. The Lessee shall furnish to the Lessor and Owner Participant:

                           (i) within 45 days after the last day of the first three fiscal quarters of each fiscal year of Lessee, unaudited consolidated quarterly financial statements of the Lessee prepared for such quarter as of the last day of such quarter and statements of income and retained earnings for such fiscal quarter and on a comparative basis figures for the corresponding period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of Lessee's chief financial officer or chief accounting officer as fairly presenting the financial position and the results of operations of the Lessee as at its date and for such quarter (subject to year-end audit adjustments) and as having been prepared in accordance with GAAP;

                           (ii) as soon as available but not in any event later than 90 days after the last day of each fiscal year of Lessee, audited financial statements of the Lessee prepared for such year, including a balance sheet of Lessee of the last day of such year, statements of income and retained earnings of Lessee for such fiscal year, a balance sheet of the Lessee as of the last day of such year and statements of income and retained earnings of the Lessee for such fiscal year and in all cases on a comparative basis figures for the immediately preceding fiscal year, all in reasonable detail, each prepared in accordance with GAAP and certified without qualification by KPMG Peat Marwik or another firm of independent certified public accountants as fairly presenting the financial position and the results of operations of Lessee at the end of and for such fiscal year and as having been prepared in accordance with GAAP;

                           (iii) in lieu of the financial statements referred to in sub-clauses (i) and (ii) above, any Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the respective periods filed by Lessee pursuant to and in accordance with the Securities Exchange Act of 1934, as amended;

                           (iv) concurrently with the financial statements furnished pursuant to Clauses 6(c)(i) and (ii) above, an officer's certificate signed by the chief financial officer or chief accounting officer of Lessee certifying to the best knowledge after due inquiry of such officer that no Default occurred during the period covered by such financial statements and no Default exists on the date of such officer's certificate or, if a Default occurred or exists, stating that fact and specifying the nature and period of existence of such Default and the actions Lessee took or proposes to take with respect to such Default; and

                           (v)   on  request   from  time  to  time  such  other
         information regarding the Lessee and its business and affairs as the Lessor or the Lender may reasonably request.

                  (d) Government Approvals. Lessee shall maintain, or cause to be maintained, in full force and effect all Authorizations obtained or effected in connection with this Agreement and every document or instrument contemplated hereby as are required to be maintained and shall take all such additional action as may be necessary or advisable in connection therewith. Lessee further undertakes to obtain or effect any new or additional Authorizations as may become necessary for the performance of any of the terms and conditions hereof or any other document or instrument contemplated hereby.

                  (e) Taxes. Lessee shall file or cause to be filed all tax returns which are required to be filed and shall pay or cause to be paid all Taxes when due and payable (except to the extent being contested in good faith and by appropriate proceedings, and for the payment of which adequate reserves have been provided but only as long as such proceedings do not involve any material danger of the sale, forfeiture, confiscation, seizure or loss of the Aircraft or any interest therein).

                  (f) Place of Business. Lessee shall provide to Lessor written notice of any change in its principal place of business as set forth in Schedule 3 within 30 days thereafter.

                  (g) Filings. Lessee shall promptly take all such action, including the filing or recording of any instrument or document as may, from time to time, be necessary or advisable under the laws of the State of Registration and the Lessee Jurisdiction (x) in order for this Agreement to constitute a valid and perfected lease of record relating to the Aircraft, (y) to authorize or permit Lessee to perform its obligations under each Operative Document (including, without limitation, its obligation to pay Rent) or (z) to fully protect, establish, perfect and preserve Lessor's title to, and Lessor's rights and interests in, the Aircraft as against Lessee, and any other Persons. For the avoidance of doubt, the cost of all filings and related notarizations, required by this Agreement or any other Operative Document shall be borne by Lessee.

                  (h) Approved Maintenance Program. Lessee shall not make any substantive changes to the Approved Maintenance Program unless Owner Participant shall have reviewed and approved such substantive changes to the Approved
Maintenance Program which Lessee proposes to make during the Lease Term, provided that (ii) Owner Participant's approval/disapproval of such substantive changes shall be reasonable and consistent with industry standards.

         SECTION 7.  Return of the Aircraft.

                  (a) Date and Location of Return. Upon any expiration or termination of the Lease Term, subject only to Section 13(b)(ii)(x), Lessee, at its own risk, cost and expense, shall return the Aircraft, including the Airframe, the Engines, all Parts thereof and the Aircraft Documentation to Lessor or its designee in accordance with the provisions of this Agreement and shall perform the elements of the Final Inspection as required hereby, all prior to the end of the Lease Term (the "Return"). Not later than the end of the Lease Term, the Aircraft shall be returned to Lessor or its designee at the Return Location.

                  (b) Condition of Aircraft. At Return, Lessee shall, at its sole risk, cost and expense, procure that the Aircraft is free and clear of all Liens (other than Lessor Liens) and that the Aircraft complies in all respects with the conditions and requirements set forth in Schedule 5.

                  (c) Final Inspection.

                           (i) No less than 60 days prior to commencement of the Return, Lessee shall provide Lessor with written notice of the date (which shall be not less than fifteen (15) days prior to the Expiry
         Date) of, and a reasonably complete plan for the content of, the Final Maintenance and shall give Lessor further written notice of the date of, and any changes to the plan for, the Final Maintenance. During the entire period of such Final Maintenance, the Aircraft, including the Aircraft Documentation, shall be made available to Lessor and/or Lessor's agents, representatives and designees (each, an "Inspecting Party") for ground inspection by the Inspecting Parties at the Return Location. So long as no Event of Default has occurred and is continuing, no such inspection shall unreasonably interfere in the business operations of Lessee except to the extent such interference is reasonably necessary to enable an Inspecting Party to exercise its rights set forth in this Section 7(c)(i).

                  Lessee shall make available to the Inspecting Parties such documentation regarding the condition, use, maintenance, operation and history of the Aircraft during the Lease Term as Lessor may reasonably request. During the Final Inspection, any Inspecting Party shall have the right to reasonably request that additional panels or areas be opened in order to allow further inspection by any Inspecting Party. Lessee shall remove the Aircraft from service and open the areas of the Aircraft as required to perform the Final Maintenance and the other inspections and checks as contemplated in this Section 7 and Schedule 5 that are reasonably requested by Lessor in accordance with the terms hereof and otherwise permit Lessor to determine, and assist Lessor in determining that the Aircraft, including the Aircraft Documentation, is in the condition required herein.

                           (ii) Promptly after such inspections, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft return condition requirements set forth in this
         Section 7, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program, which shall include clearing of all deferred maintenance items, shall be corrected by Lessee at its cost prior to the operational ground check described in
         Section 7(d).

                  (d) Operational Ground Check.

                           (i) In connection with the Return (and following the inspection referred to in Section 7(c)), Lessee shall conduct an operational ground check of the Aircraft in accordance with the procedures set forth in the Airframe Manufacturer's maintenance manual, for the purpose of demonstrating to the reasonable satisfaction of Lessor the operation of all Aircraft systems that can be verified on the ground, including, if required by Lessor and at Lessee's cost, a full fuel tank leak check, audible ignition check (both systems), pitot and static systems check and hydraulic system internal leak check.

                           (ii) Promptly after the operational ground check, except as otherwise agreed in writing by Lessor and Lessee, any discrepancies from the Aircraft return condition requirements set forth in this Section 7, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program and the Airframe Manufacturer's maintenance manual criteria, shall be corrected by Lessee at its cost prior to the demonstration flight described in
         Section 7(e).

                  (e) Demonstration Flight.

                           (i) Immediately following the operational ground check pursuant to Section 7(d), but prior to Lessor's technical acceptance of the Aircraft, Lessee shall, using its own pilots and at its own cost, carry out for the Inspecting Parties a demonstration flight in the Aircraft in accordance with Lessee's specifications and the Lessee's Aviation Authority-approved flight manual to demonstrate the proper functioning of Aircraft systems and components, as requested by Lessor within limits and/or guidelines established by the relevant manufacturers and the Aviation Authority. Such flight shall continue for the duration necessary to perform such check flight procedures, but for a period not exceeding two (2) hours. Lessor shall be allowed at least two representatives on-board as observers during such flight and Lessee shall comply with all reasonable requests made by such representatives during such flight.

                           (ii) Except as otherwise agreed in writing by the Lessor and Lessee, promptly following such demonstration flight, any deficiencies from the Aircraft return condition requirements set forth in this Section 7 and Schedule 5, and any discrepancies that must be corrected in order to comply with the Approved Maintenance Program and the Airframe Manufacturer's maintenance manual and to achieve the proper functioning of the Aircraft systems and components, shall be corrected by Lessee at its cost prior to Return.

                  (f) Technical Acceptance. Upon satisfactory completion of the Final Inspection and, unless otherwise agreed in writing by Lessor and Lessee, satisfactory correction of any discrepancies or deficiencies required to be corrected by Lessee prior to Return, Lessor shall execute and deliver to Lessee, a delivery receipt in the form of Annex A to Schedule 5 (the "Return Receipt") which shall, for all purposes hereof, constitute complete, irrevocable and absolute evidence of Lessor's technical acceptance of the Aircraft, except as validly noted in such Return Receipt. To the extent technical acceptance occurs prior to Return, Lessee shall remain liable for the performance of all of its payments and other obligations hereunder, and for any damage to or loss of the Aircraft occurring between the date thereof and Return (it being understood and agreed that Lessee shall maintain insurance as required by Section 15 to and including such date).

                  (g) Failure to Return Aircraft. If Lessee shall, due to reasons of Force Majeure or for any other reason whatsoever, fail to return the Aircraft at the time or in the condition specified herein or return of the Aircraft is not accepted by Lessor because of Lessee's failure to meet the requirements of this Section 7 and Schedule 5, the obligations of Lessee provided in this Agreement and each other Operative Document to which Lessee is a party (including the obligation to pay Rent, on a per diem basis based upon a pro rata application of 125% of the monthly Rent in force during the last month of the Lease Term) shall continue in effect with respect to the Aircraft, and the Lease Term shall be deemed to be extended until Return of the Aircraft to Lessor; provided that, this Section 7(g) shall not be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the Aircraft in accordance with the requirements of this Agreement.

                  (h) Transition. Lessee acknowledges that Lessor intends to lease or sell the Aircraft to another Person at the end of the Lease Term. In order to facilitate such lease or sale of the Aircraft, Lessee agrees to cooperate with Lessor and to otherwise assist Lessor in such matters by, for example:

                           (i) allowing  reasonable  inspections of the Aircraft
                  by the Follow-On Operator (without interrupting any commercial operation of the Aircraft);

                           (ii) using reasonable endeavors to schedule the Return of the Aircraft and the Final Inspection in a manner that will allow for a simultaneous delivery of the Aircraft to the Follow-On Operator;

                           (iii) assisting with exporting the Aircraft from the State of Registration and arranging for the notice of deregistration of the Aircraft to be sent to the aviation authority in the country where the Aircraft will be registered by the Follow-On Operator;

                           (iv) assisting with the transition of the Aircraft from the Approved Maintenance Program to the maintenance program of the Follow-On Operator by providing access to the relevant technical data; and

                           (v)  performing  or  procuring  the   maintenance  or
                  modifications to the Aircraft as may be agreed by Lessor and Lessee, at Lessor's cost.

         SECTION 8.  Liens.

                  (a) No Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist, or agree to create or assume, any Lien on or with respect to the Aircraft, any Engine or any Part or in this Agreement, or in any right, title or interest in any of the foregoing, except:

                           (i) the rights of Lessor and Owner Participant provided in the Operative Documents;

                           (ii)  the  rights  of  others  under   agreements  or
         arrangements to the extent permitted by the terms of Section 11;

                           (iii)  Lessor Liens;

                           (iv) Liens for Taxes of Lessee arising in the ordinary course of business either not yet due or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as such contest does not involve any material danger of the sale, forfeiture, seizure or loss of the Airframe, any Engine or any Part or any interest therein;

                           (v) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising by operation of law in the ordinary course of Lessee's business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not yet due or are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as such contest does not involve any material danger of the sale, forfeiture, seizure or loss of the Airframe, any Engine or any Part or any interest therein; and

                           (vi) Liens, other than Liens for Taxes, in respect only of Lessee's interest as Lessee under this Agreement and arising out of any judgment or award against Lessee (and for the payment of which adequate reserves have been provided), but only if the judgment secured shall have been discharged, vacated, reversed or execution thereof stayed pending a good faith appeal or shall have been discharged, vacated or reversed upon expiration of such stay.

                  (b) Removal of Liens. Lessee will promptly, at its own expense, take, or cause to be taken, such actions as may be necessary duly to discharge any Lien not excepted under Section 8(a) that may at any time arise, exist or be levied upon the Aircraft, any Engine, any Part or in this Agreement, or in any right, title or interest in any of the foregoing, and Lessee shall indemnify and hold harmless Lessor, Owner Participant and each other Indemnified Party from any Expenses arising therefrom.

                  (c) No Adverse Action. Without limiting the foregoing or any other provision of this Agreement or any other Operative Document, Lessee will not do or permit to be done anything which may expose the Aircraft or any part thereof to penalty, forfeiture, seizure, arrest, impoundment, detention, confiscation, taking in execution, attachment, appropriation or destruction, nor abandon the Aircraft or any Part.

         SECTION 9.  Indemnities.

                  (a) General Indemnity. Subject only to the exceptions set forth in Section 9(b), Lessee hereby assumes liability for and hereby agrees to indemnify Lessor, Owner Participant and each other Indemnified Party against, and agrees to protect, save and keep harmless each thereof from, any and all Expenses of whatsoever kind and nature from time to time imposed on, incurred by or asserted against any Indemnified Party in any way relating to or arising out of:

                           (i) the Operative Documents,  any of the transactions
                  contemplated thereby or the enforcement of any of the terms thereof, including, without limitation, the enforcement of this Section 9;

                           (ii) the Aircraft, the Airframe, any Engine or engine
                  or Part or any other thing delivered under this Agreement;

                           (iii) the acceptance, delivery, lease, sublease, charter, subcharter, registration, deregistration, reregistration, possession, repossession, use, presence, operation, condition, storage (unless otherwise expressly provided herein), installation, testing, modification, alteration, maintenance, repair, release, return, transportation, transfer, exportation, importation, abandonment or other disposition of the Aircraft, the Airframe, any Engine or engine or Part or any other thing delivered under this Agreement (including, without limitation, any claim for patent, trademark or copyright infringement in respect of any Part of the Aircraft which was not delivered to Lessee hereunder, any liability for any injury to or death of any Person or loss of or damage to any property, latent or other defects, whether or not discoverable and whether or not any of the foregoing shall arise as a result of the action or inaction of Lessee or any other Person); and

                           (iv) any breach or  noncompliance  by Lessee with any
                  covenant, term, agreement, condition, undertaking or obligation under this Agreement or under any other Operative Document or agreement entered into or furnished by Lessee in connection herewith or therewith, or the falsity or inaccuracy in any material respect of any representation or warranty of Lessee set forth herein or therein, or the occurrence of any other Default, including, without limitation, any Expenses incurred, assumed or suffered by Lessor or any other Indemnified Party as a consequence of Lessee's failure to Return the Aircraft in accordance with this Agreement on any date specified or required herein.

                  (b) Exceptions to General Indemnity. The indemnity provided for in Section 9(a) will not extend to any of the following Expenses of any Indemnified Party:

                           (i) Expenses caused solely by the gross negligence or
                  willful misconduct of such Indemnified Party (other than negligence imputed to such Indemnified Party by reason of its interest in the Aircraft solely and by virtue of law);

                           (ii) Expenses caused solely by a breach by such Indemnified Party of any covenant or inaccuracy or falsity of a representation or warranty made by such Indemnified Party in this Agreement or the documents and agreements delivered by such party to Lessee on or prior to the Delivery Date;

                           (iii) Expenses that are Taxes (it being agreed that Lessee's sole responsibility for Taxes is as set out in
                  Section 9(c) hereof);

                           (iv) Expenses  attributable  solely to the period (x)
                  prior to the Delivery Date and (y) after the return of possession of the Airframe, the Engines and the Parts to Lessor or its designee pursuant to and in accordance with the terms of this Lease (other than pursuant to Section 20 hereof, in which case (and other than with respect to Taxes) Lessee's liability under this Section 9(b) shall survive for so long as Lessor shall be entitled to exercise remedies under such
                  Section 20); and

                           (v) Expenses caused solely by any voluntary  transfer
                  or disposition (other than any transfer pursuant to any exercise of remedies in connection with an Event of Default, pooling arrangement or Event of Loss) by Lessor of its interest in the Aircraft, Airframe or Engines.

                  (c)  Taxes.

                           (i) Lessee  Liability.  Except as provided in Section
                  9(c)(ii), Lessee shall pay or cause to be paid when due, and shall indemnify and hold harmless each Tax Indemnitee for, from and against, any and all Taxes howsoever imposed or levied on or asserted against, from time to time, any Tax Indemnitee, Lessee, the Aircraft, Airframe or any Engine or any Parts or any interest therein by any Government Entity on, with respect to, based on or measured by:

                                    (A) the  acceptance,  delivery,  redelivery,
                           transport,       registration,        reregistration,
                           deregistration, possession, operation, location, use, presence, condition, alteration by or on behalf of Lessee, maintenance, repair, return, storage (unless otherwise expressly provided herein), repossession, disposition, abandonment, installation, storage, charter, leasing, subleasing, modification, transfer by or on behalf of Lessee, importation, exportation or other disposition of, or the imposition of any Lien on, the Aircraft, Airframe or any Engine or any Part or interest therein (or the incurrence of any liability to refund or pay over any amount as the result of any such Lien);

                                    (B)  the  rentals  or   receipts   from  the
                           Aircraft, Airframe or any Engine or Parts thereof or interest therein;

                                    (C) the Aircraft,  Airframe or any Engine or
                           any Parts thereof or interest therein (including, without limitation, title or a security interest therein), this Lease, any other Operative Document or any data or any other thing delivered or to be delivered under the Operative Documents; or

                                    (D)   otherwise   with   respect  to  or  in
                           connection with the execution, delivery, enforcement, amendment or supplement to the Operative Documents or the transactions contemplated by the Operative Documents.

         (ii)  Exclusions From Lessee's Liability.  The provisions of Section 9
(c)(i) shall not apply to:

                                    (A) Taxes imposed on the income,  profits or
                           gains of a Tax Indemnitee by any Government Entity; provided, however, that the exclusion contained in this clause (A) shall not apply to any Taxes imposed by any Government Entity if and to the extent that such Tax results from (i) the use, operation, presence or registration of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax; or (ii) the situs of organization, any place of business or any activity of Lessee or any other Person having use, possession or custody of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax; or (iii) any payment (actual or constructive) by or on behalf of Lessee; provided, further, however, notwithstanding anything to the contrary contained in this clause
                           (A), a gross withholding tax shall not be excluded by this clause (A) unless due to the activities of the Tax Indemnitee or an Affiliate thereof unrelated to the transactions contemplated by this Lease Agreement or the negotiation thereof;

                                    (B)  Sales,  use or similar  transfer  Taxes
                           imposed on a Tax Indemnitee upon any voluntary transfer (including a transfer by way of security but excluding a transfer pursuant to the exercise of remedies in connection with an Event of Default, a Modification, a pooling arrangement or an Event of
                           Loss) or disposition (including a disposition by way of security but excluding a disposition pursuant to any exercise of remedies in connection with an Event of Default) by such Tax Indemnitee of any equitable or legal interest in the Aircraft, Airframe, any Engine or any Part or this Agreement to any Person;

                                    (C) Taxes attributable  solely to any period
                           (a) prior to the Delivery Date; or (b) after the return of possession of the Airframe, the Engines and the Parts to Lessor or its designee pursuant to the terms of this Lease (other than pursuant to Section 20 hereof, in which case Lessee's liability under this Section 9(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such
                           Section 20); provided, however, that the exclusions set forth in this subparagraph (C) shall not apply to Taxes to the extent such Taxes relate to events occurring or matters arising prior to or simultaneously with such return of possession;

                                    (D) Taxes caused  solely by a breach by such
                           Tax Indemnitee of any covenant or inaccuracy or falsity of any representation or warranty made by such Tax Indemnitee in this Agreement or the documents and agreements delivered by such Tax Indemnitee to Lessee pursuant to this Agreement; and

                                    (E)  Taxes   caused   solely  by  the  gross
                           negligence   or   wilful   misconduct   of  any   Tax
                           Indemnitee.

         (iii) No Reduction for Withholding, Etc. Notwithstanding anything that may be contained herein, all payments by Lessee under this Agreement or any other Operative Document, whether in respect of Rent, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of setoff, counterclaim, duties, Taxes, charges, wages or otherwise whatsoever), unless the withholding or deduction is required by law, in which event Lessee shall:

                                    (A)  forthwith   pay  the   recipient   such
                           additional amount so that the net amount received by such recipient after the deduction or withholding will equal the full amount which would have been received by it had no such deduction or withholding been made;

                                    (B) pay to the relevant  taxing  authorities
                           within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this clause (iii)); and

                                    (C) furnish to Lessor, within the period for
                           payment permitted by applicable law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid or, if no such receipt is issued, a certificate of deduction or equivalent evidence thereof.

                  (iv) Reports. Lessee will provide, promptly upon request, such information as may be reasonably requested by a Tax Indemnitee or required to enable a Tax Indemnitee to timely and properly fulfill its tax filing requirements with respect to the transactions contemplated by the Operative Documents, including, without limitation, those requirements that relate to Taxes based on or measured by the total time the Aircraft is located in a particular place irrespective of whether the Aircraft is there for revenue, maintenance or storage purposes. If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this
         Section 9(c), Lessee shall timely file the same (except for any such report, return or statement which such Tax Indemnitee intends to file itself (and so notifies Lessee in writing)); provided, however, that Lessee shall have no obligation under this sentence to the extent such Tax Indemnitee, after receipt of Lessee's written request, shall have failed to furnish Lessee with such information (including instructions) as is peculiarly within such Tax Indemnitee's control and which is necessary to file such report, return or statement. Lessee shall either file such report, return or statement and send a copy of such report, return or statement to the Tax Indemnitee or, where Lessee is not permitted to file such report, return or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee no later than 30 Business Days prior to the time such report, return or statement is to be filed. Lessee shall not have any right to examine the tax returns or books of any Tax Indemnitee. Lessee agrees to use reasonable endeavors to obtain official receipts indicating the payment by it of all foreign income and withholding Taxes that are subject to indemnification under this
         Section 9 and shall promptly deliver to the relevant Tax Indemnitee each such receipt obtained by Lessee. Notwithstanding the foregoing, nothing in this Section 9(c)(iv) shall (x) require Lessor or Lessee to divulge to the other any information which Lessor or Lessee, as the case may be, considers confidential, provided, however, that Lessor and Lessee, as the case may be, shall be so required if required by applicable law or reasonably related to a matter indemnified hereunder; or (y) prevent Lessor or Lessee from arranging its tax affairs in such manner as it sees fit, unless to do so would increase the obligations of the other under this Agreement.

                  (v) Payment. Lessee shall pay any Tax for which it is liable pursuant to this Section 9(c) in immediately available funds directly to the appropriate Government Entity or, upon written demand of the Tax Indemnitee, to such Tax Indemnitee, but in no event shall such payment be required more than five (5) Business Days prior to the date such Tax is due. Any such demand for payment from a Tax Indemnitee shall specify, in reasonable detail, the calculation of the amount of the payment and the facts upon which the right to payment is based and shall be verified upon the request and at the expense of Lessee by a nationally recognized firm of independent accountants for such Tax Indemnitee. Each Tax Indemnitee shall promptly forward to Lessee any notice, bill or advice in the nature of a notice or bill received by it concerning any Tax; provided, however, failure to provide any such notice or bill shall not relieve Lessee of its obligations hereunder. As soon as practical after each payment of any Tax by Lessee directly to any Government Entity, Lessee shall furnish the appropriate Tax Indemnitee with the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any Government Entity.

                  (d) [Intentionally reserved].

                  (e)  Scope, Survival, Etc.

                  (i) Lessee shall be obligated under this Section 9 as a primary obligor irrespective of whether an Indemnified Party or Tax Indemnitee shall also be indemnified, guaranteed or insured with respect to the same matter under any of the Operative Documents or otherwise by any other Person, and such Indemnified Party may proceed directly against Lessee under this Section 9 without first resorting to any such other rights of indemnification, guarantee or insurance.

                  (ii) All indemnities, obligations, adjustments and payments provided for in this Section 9 shall survive and remain in full force and effect, notwithstanding the expiration or termination of the Lease Term or of this Agreement or any other Operative Documents and the payment in full of all sums payable under the Operative Documents. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments are expressly made for the benefit of, and shall be enforceable by, the Indemnified Party or Tax Indemnitee entitled thereto, without declaring this Agreement to be in default or taking other action under this Agreement.

                  (iii) Lessee acknowledges that the Indemnified Parties or Tax Indemnitees, or any of them, may authorize Lessor, by notice in writing to Lessor and Lessee, to make claims and demands under any indemnity hereunder or under any other Operative Document on behalf of such Indemnified Parties or Tax Indemnitees, and Lessee shall be obligated to make all payments pursuant to any such indemnity to Lessor, to the extent claimed by Lessor on behalf of such Indemnified Parties or Tax Indemnitees (it being understood that Lessee is entitled to conclusively rely upon the instructions of Lessor with respect to the payment of amounts owing to any Indemnified Party or Tax Indemnitee under the indemnities).

                  (iv) Each Indemnified Party and Lessee will give prompt written notice one to the other of any liability of which such party has knowledge for which Lessee is, or may be, liable under Section 9(a), provided that failure to give such notice will not prejudice or otherwise affect any of the rights of the Indemnified Parties under this Section 9.

                  (f) Gross-Up for Taxes on Indemnity Payments. If and to the extent any sums payable to an Indemnified Party or Tax Indemnitee under this
Section 9 are subject to any Taxes (including any payments made pursuant to this Section 9(f)), Lessee shall pay to such Indemnified Party or Tax Indemnitee such sum as will, after the obligation in respect of such Taxes has been fully satisfied with respect to all sums payable by Lessee under this Section 9, leave the Indemnified Party or Tax Indemnitee with the same amount as it would have been entitled to receive in the absence of the imposition of any such obligation in respect of such Taxes.

                  (g) Tax Contests. If any taxing authority proposes to impose a Tax for which Lessee would be required to make an indemnity payment to a Tax Indemnitee under this Section 9, such Tax Indemnitee shall if requested by Lessee in writing in a timely fashion, contest (or permit Lessee, if requested by Lessee and if the Tax Indemnitee consents, which consent shall not be unreasonably withheld or delayed (such consent shall not be deemed to be unreasonably withheld or delayed in the case of any Tax contest involving claims for other Taxes asserted against such Tax Indemnitee for which Lessee has no responsibility hereunder and which cannot be severed for the purposes of such contest)) the validity, applicability or amount of such Tax at Lessee's sole cost and expense by:

                  (i)  resisting payment thereof, if practicable;

                  (ii) not paying the same except under protest, if protest shall be necessary and proper;

                  (iii) if payment shall be made using reasonable efforts to obtain a refund thereof in appropriate administrative proceedings; and

                  (iv) considering in good faith such other action as is reasonably requested by the Lessee from time to time; provided, however, that (x) in the case of Taxes that are required by law to be contested in the Tax Indemnitee's name in proceedings that involve both Taxes for which such Tax Indemnitee is indemnified hereunder and other Taxes and which cannot, as a matter of law, be severed or otherwise contested separately such Tax Indemnitee may in its sole discretion select the forum for such contest and determine whether or not to pay such Tax in connection with the contest and shall control the conduct of such proceedings (although such Tax Indemnitee shall keep Lessee reasonably informed of the status of such proceedings and shall consult in good faith with Lessee and its counsel concerning the conduct of such proceedings); and (y) no contest shall be required or permitted unless: (A) such Tax Indemnitee shall have received from Lessee (I) an indemnity reasonably satisfactory to Lessor for any liability, expense or loss resulting from such contest; and (II) an opinion of independent tax counsel selected by Lessee and reasonably satisfactory to such Tax Indemnitee, furnished at Lessee's expense, to the effect that a reasonable basis exists for contesting such claim (or, in the case of an appeal of a judicial decision, that a meritorious basis exists for such appeal); (B) no Event of Default shall have occurred and be continuing; (C) such Tax Indemnitee shall have reasonably determined that the contest will not create a material risk of a sale, forfeiture or loss of, or creation of any Lien (other than a Permitted Lien but not including a Lien of the kind described in clause (iv) of Section 8(a)) on, the Aircraft, or any portion thereof or interest therein unless Lessee shall have provided a bond or other security for such risk reasonably adequate to Lessor; and (z) in the case of any Taxes not described in subclause (x) and subject to the requirement of subclause (y), Lessee may conduct such contest in the forum and in the manner Lessee deems appropriate (although Lessee shall keep such Tax Indemnitee informed of the status of such proceedings and shall consult in good faith with such Tax Indemnitee and its counsel concerning the conduct of such proceedings).

         If a Tax Indemnitee contests any claim for Taxes by making a payment and seeking a refund thereof, then Lessee shall advance to such Tax Indemnitee, on an interest-free basis, an amount equal to such Taxes (including any penalties, additions to tax, fines and interest paid by such Indemnitee in connection with the contest) and shall hold such Tax Indemnitee harmless, on a net after-tax basis, against any adverse tax consequences of the receipt or payment of such advance. In the event a Tax Indemnitee shall recover any Taxes or other amounts advanced to it by Lessee pursuant to the preceding sentence, such Tax Indemnitee shall promptly refund to Lessee the amount recovered plus any interest received thereon. Notwithstanding the foregoing, the Tax Indemnitee may waive in writing its rights to indemnification hereunder with respect to any claim for any Tax and refrain from contesting, or continuing the contesting of, such claim, in which event Lessee shall have no liability to Lessor hereunder with respect to such claim. In addition, if a Tax Indemnitee shall agree to a settlement of any contest under this Section 9 without the prior written consent of Lessee (which shall not be unreasonably withheld or delayed), then such Tax Indemnitee shall be deemed to have waived its rights to the indemnities provided for in this Section 9 with respect to the Tax liability accepted in such settlement. Lessee shall not be deemed to be in default under the indemnification provisions of this Section 9 so long as it or a Tax Indemnitee shall conduct a contest in accordance with the provisions of this Section 9(g).

         SECTION 10.  Title; Registration; Maintenance and Operation; Insignia.

                  (a)  Title to the Aircraft.

                           (i) Lessee  acknowledges  that title to the  Aircraft
                  shall at all times be and remain solely and exclusively vested in Lessor and that this Agreement and the other Operative Documents constitute an agreement to lease the Aircraft from Lessor to Lessee and, accordingly, Lessee shall have no right, title or interest in the Aircraft except the right to use the Aircraft as provided herein.

                           (ii) Lessee will not at any time represent or hold out Lessor, Owner Participant or any other Indemnified Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft or attempt, or hold itself out as having any power, to sell, charge, lease or otherwise dispose of or encumber the Aircraft, the Engines or any Part, nor create, incur or suffer to exist any Lien over the Aircraft, the Engines or any Part. On all occasions when the ownership of the Aircraft or any part of it is relevant, Lessee will make clear to third parties that title to the same is held by Lessor.

                  (b)  Registration.

                           (i) Upon Delivery of the Aircraft pursuant to Section
                  2, Lessee shall, at its own cost and expense, procure that the Aircraft will be duly registered with the Aviation Authority in the name of Lessor on the register (except that Lessor and Owner Participant shall be responsible for ensuring that the Trust Agreement and all other documents necessary for filing with the Aviation Authority to effect registration in the Lessor's name are in due form for filing with the Aviation Authority), and thereafter shall maintain, or procure the maintenance of, such registration throughout the Lease Term and shall promptly deliver to Lessor a certified copy of the Certificate of Registration when issued by the Aviation Authority and at all times during the Lease Term, Lessee shall neither cause nor permit the Aircraft to be registered under the laws of any other jurisdiction.

                           (ii) Upon the Delivery Date of the Aircraft  pursuant
                  to Section 2, Lessee shall, at its own cost and expense, procure that, if required by applicable regulations, any Operative Document as is required (including, without limitation, this Lease and Lease Supplement No. 1) shall be filed for recording with the Aviation Authority, and shall promptly (and in any event within five (5) days) after such registration deliver evidence of such registration to Lessor. Lessee shall, at its own cost and expense, cause such recordation to be maintained in good standing at all times during the Lease Term.

                           (iii) Lessee will take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of this Agreement or other documents or instruments (including, without limitation, Uniform Commercial Code financing statements) as necessary or advisable in order to establish, protect, preserve and perfect, as against Lessee and any third party, Lessor's interest in the Aircraft and this Agreement and each other Operative Document and shall furnish to Lessor timely notice of the necessity of such action, together with such documents and instruments, in execution form, and such other information as may be necessary or advisable to take such action. Lessee shall cooperate fully with Lessor and Owner Participant, if, notwithstanding the foregoing, Lessor or Owner Participant notifies Lessee that Lessor or Owner Participant wishes to take any of the foregoing actions, in lieu of Lessee taking any of the foregoing actions.

                           (iv) Without  limiting  the effect of the  foregoing,
                  Lessee shall also do or cause to be done at its own expense any and all acts and things which may be required under the terms of any agreement, treaty, convention, pact or by any practice, custom or understanding involving any jurisdiction in which Lessee may operate, and any and all acts and things which Lessor or Owner Participant may reasonably request, to establish, perfect, preserve and protect the respective rights of Lessor in the Aircraft and in this Agreement and each other Operative Document.

                           (v) Lessee shall  procure  that,  at all times during
                  the Lease Term, the Aircraft possesses a current, legal and valid Airworthiness Certificate, and all such other certificates, licenses, permits and authorizations as are from time to time required for the use and operation of the Aircraft for the public transport of passengers or cargo by any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown, including, without limitation, any aviation authority.

                  (c) Maintenance. Lessee, at its own cost and expense, shall, at all times during the Lease Term and until the Aircraft is returned in the condition and manner required by this Agreement:
                           (i) maintain, service, repair, test, inspect and overhaul, or cause to be maintained, serviced, repaired, tested, inspected and overhauled, the Aircraft in accordance with the Approved Maintenance Program (which shall not be amended in any material respect without Lessor's prior written consent, which consent shall not be unreasonably withheld), the structural repair manual and the rules and regulations of the Aviation Authority, including, without limitation, FAR
                  Part 121, and the regulations promulgated by the Aviation Authority thereunder, and, except to the extent in conflict with the rules and regulations of the Aviation Authority, as well as standard commercial airline practice, (x) so as to keep the Aircraft in as good condition (operating and otherwise) as when delivered on the Delivery Date, ordinary wear and tear excepted, and in at least the same manner and with at least substantially the same care and diligence as other aircraft owned or operated by Lessee, (y) so as to keep the Aircraft free of, or so as to promptly correct, physical damage to the Airframe, any Engine or any Part which may have resulted from foreign object damage, from damage caused by ramp equipment, ramp personnel, operational mishandling, Lessee staff or passengers or from other means or sources and
                  (z) so as to keep the Aircraft in such condition as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times under applicable law;

                           (ii)  without  limiting  Lessee's  obligations  under
                  Section 10(c)(i), agree that such maintenance and repairs will include, but will not be limited to, each of the following specific items:

                                    (A) to perform in accordance with recognized
                           standards of prudent air carriers and the Approved Maintenance Program, and all applicable rules and regulations of the Aviation Authority, and, except to the extent in conflict with the rules and regulations of the Aviation Authority, all routine and nonroutine maintenance work, including, without limitation, line maintenance to be done upon the Aircraft;

                                    (B) without  prejudice to the  provisions of
                           Section 7, to comply with all applicable ADs that are issued during the Lease Term and are due for compliance on such basis at any time during the Lease Term and within 180 days after the end of the Lease Term ("Required Modifications");

                                    (C)  to   incorporate   and  retain  in  the
                           Approved Maintenance Program for the Aircraft an applicable CPCP, and to carry out such work as may be required to comply therewith, including periodic inspection, testing and corrosion inhibiting treatment to or of fuel tanks, periodic inspection, cleanup and resealing under galleys and lavatories, the cleaning and treating of all mild and moderate corrosion and the correcting of all severe and exfoliated corrosion, and the application of corrosion inhibition compounds to all areas of the Aircraft recommended by the Airframe Manufacturer that are manufactured from aluminum or other metals, in accordance with the recommendations of the Airframe Manufacturer, the CPCP, the Airframe Manufacturer structural repair manual and the Approved Maintenance Program;

                                    (D) to  effect  any  required  repair to the
                           Airframe or any Engine, and any Parts installed therein or thereon, only (w) by an Aviation Authority-approved repair station, (x) by Aviation Authority-licensed mechanics and (y) in accordance with Lessee's Approved Maintenance Program, the Airframe Manufacturer's structural repair manual, the Airframe Manufacturer's component repair manual, Engine Manufacturer's repair manuals and the other repair and overhaul manuals related to the Aircraft or any Part thereof, in each case, as approved by the Aviation Authority, and (z) the relevant, if any, engineering change orders (which shall be initiated in accordance with procedures approved by the Aviation Authority);

                                    (E) to  maintain,  in the English  language,
                           the Aircraft Documentation and to keep the Aircraft Documentation current and up to date (with all documents and records unique to the Aircraft to be maintained unique to the Aircraft, which Aircraft Documentation shall (i) conform with the laws of any Government Entity having jurisdiction over the Aircraft and with normal practices of commercial air carriers, (ii) disclose the location of any Engine not installed on the Airframe, (iii) accurately record the amount of time consumed and/or the cycles of use (as appropriate) by each operation of the Airframe, each Engine and all Parts and all work performed thereon, (iv) accurately maintain complete back-to-birth records of all Life Limited Components, and (v) be made available for review by Lessor, Owner Participant or their respective designees on reasonable notice in order to facilitate Lessor's or Owner Participant's ability periodically to inspect the Aircraft and monitor the maintenance of the Aircraft);

                                    (F)  to  make   available  for  review  upon
                           request by Lessor or Owner Participant or their respective designees copies of any written communications with the Aviation Authority, Airframe Manufacturer, Engine Manufacturer or other vendors with respect to incidents, defects or malfunctions of the Aircraft;

                                    (G)  to  diligently   correct  any  and  all
                           deficiencies revealed by any inspection of Lessor or Owner Participant by proper cleaning, sealing, repair, replacement, overhaul and adjustment as required pursuant to the Approved Maintenance Program;

                                    (H)  to  ensure   that   only  an   Approved
                           Maintenance Performer services, maintains, overhauls, repairs or performs any Modifications on or to the Aircraft or any installed engine or part;

                                    (I) all parts or materials installed or used
                           on the Aircraft shall have a current valid Aviation Authority "serviceable tag" of the manufacturer or maintenance facility providing such item to Lessee; and

                                    (J) notwithstanding anything to the contrary
                           contained herein, to maintain any engine which is not an Engine but which is installed on the Airframe as if it were an Engine;

                           (iii) furnish or cause to be furnished to Lessor and Owner Participant as soon as reasonably practicable and at no cost to Lessee such information as may be required to enable Lessor and Owner Participant to file on a timely basis any reports required to be filed by Lessor or Owner Participant with any Government Entity because of Lessor's or Owner Participant's rights, title and interests in and to the Aircraft or under this Agreement or any other Operative Document.

                  (d)  Operation.

                           (i) Lessee shall not maintain, use, service,  repair,
                  overhaul or operate the Aircraft (or permit maintenance, use, service, overhaul or operation of the Aircraft) in violation of any law of any Government Entity having jurisdiction, in violation of any manufacturer's operating manuals, recommendations or instructions or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such Government Entity.

                           (ii) Lessee  shall not operate the Aircraft or permit
                  the Aircraft to be operated (y) outside of the Permitted Jurisdictions or (z) on routes other than those approved by the government of the State of Registration.

                           (iii) Lessee shall not  knowingly  employ,  suffer or
                  cause the Aircraft to be used for the carriage of (w) livestock, (x) acids, toxic chemicals or other corrosive materials, unless the same are appropriately packaged in compliance with applicable law, (y) explosives, nuclear fuels or wastes, (z) illegal drugs, controlled substances or the like or any other goods, materials or items of cargo which are prohibited by law or which could reasonably be expected or anticipated to cause damage to the Aircraft.

                           (iv) Lessee will not use, or permit the use of, the Aircraft for testing or for training, qualifying or reconfirming the status of flight crew members other than employees of Lessee, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other Airframe Manufacturer model 737 aircraft owned or operated by Lessee.

                           (v) Notwithstanding  anything herein to the contrary,
                  Lessee shall not install, and shall not permit the installation of, any Engine on any airframe that is not an Airframe Manufacturer model 737-3U3 airframe, except solely to the extent the Aviation Authority has approved the use of engines of the same model and manufacturer as such Engine on any Airframe Manufacturer model 737-3U3 airframe, such airframe.

                           (vi) Lessee shall provide  Lessor on the tenth day of
                  each calendar month during the Lease Term with a completed and duly executed Aircraft Status Report substantially in the form of Exhibit I.

                  (e) Insignia. Lessee shall affix and maintain in respect of the Airframe and each Engine a fireproof identification plate of a reasonable size, in the location specified below, that contains the following legends or any other legend requested from time to time by Lessor in writing:

                  Location:
                           (i) in the case of the Airframe, in the upper sill of
                  the left-hand forward entry door, adjacent to the Airframe Manufacturer's plate and

                           (ii) in the case of each Engine, in a clearly visible
                  place in close proximity to the manufacturer's plate.

                  Legend:
                           (y) in the case of the  Airframe,  "THIS  AIRCRAFT IS
                  OWNED BY FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS OWNER TRUSTEE, AND IS HELD UNDER LEASE BY FRONTIER AIRLINES, INC.,", and

                           (z) in the case of each Engine, "THIS ENGINE IS OWNED
                  BY FIRST SECURITY BANK,NATIONAL ASSOCIATION, AS OWNER TRUSTEE, AND IS HELD UNDER LEASE BY FRONTIER AIRLINES, INC.".

Lessee shall promptly replace any such nameplate that becomes illegible, lost, damaged or destroyed for any reason.

                  (f) Costs of Operation. Lessee shall pay all costs incurred in the operation of the Aircraft for profit or otherwise, including, without limitation, the costs and expenses of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, landing fees, navigation fees, airport charges, passenger service and any and all other expenses or claims of any kind or nature (including, without limitation, any and all Taxes) directly or indirectly incurred or imposed in connection with or related to the use, movement, operation, maintenance, repair, storage or location of the Aircraft during the Lease Term.

                  (g) Payment of Flight Charges.  Without limiting the effect of
Section 8, Lessee shall pay during the Lease Term promptly upon the same becoming due and payable all Flight Charges payable by Lessee during the Lease Term whether in respect of the Aircraft or any other aircraft of Lessee and which involve any risk of the imposition of a Lien on the Aircraft or the confiscation or detention thereof (unless such Flight Charges are being contested in good faith by appropriate proceedings) and shall indemnify and hold Lessor, Owner Participant and any other Indemnified Party harmless in respect of the same, which indemnity shall continue in full force and effect notwithstanding the termination or expiration of the Lease Term or Return of the Aircraft.

                  (h) Loss or Damage.

                           (i) Without  limiting  the other  provisions  of this
                  Section 10, if the Aircraft or any part thereof suffers loss or damage not constituting an Event of Loss of the Aircraft or the Airframe or any Engine (in respect of which, for the avoidance of doubt, Section 13 shall apply), Lessee shall promptly correct and repair such loss or damage, including the repair or replacement of all damaged or lost Parts at its own expense in accordance with this Agreement in order that the Aircraft is placed in an airworthy condition and in substantially the same condition as it was prior to such loss or damage. Any insurance payments with respect to loss or damage not constituting an Event of Loss of the Aircraft or the Airframe shall be paid in accordance with the provisions of Section 15 and applied in payment for repairs to or for replacement of the property suffering the loss or damage.

                           (ii) Lessee shall notify Lessor forthwith of any such
                  loss or damage to the Aircraft for which the cost of correction or repairs may exceed the Damage Notice Threshold and shall provide an explanation or proposal for carrying out the correction or repair. If after its receipt of such proposal, Lessor does not agree with Lessee's proposal, Lessor shall promptly notify Lessee of such disagreement. Lessee and Lessor shall then consult with the Airframe Manufacturer, Engine Manufacturer or other relevant manufacturer, and Lessee and Lessor agree to accept as conclusive, and be bound by, such Person's directions or recommendations as to the manner in which to carry out such repairs.

                  (i) Cost Sharing. The Lessor shall, if the cost to Lessee of performing an inspection resulting in modification or terminating action with regard to any AD or causing such inspection resulting in modification or terminating action being performed with regard to such AD, exceeds $100,000 in respect of any individual item of the same, provided no Default or Event of Default has occurred and is continuing, on receipt by Lessor of evidence of payment for and completion of the relevant work, reimburse Lessee with an amount equal to the solution to the following formula:-

                  P=Cx(N-R)/N


         where "N" equals the Lease Term in months;

         "R" represents the remainder of the Lease Term in months after completion of the modification/terminating action;

         "C" equals the cost of the modification/terminating action in excess of $100,000; and

         "P" equals the Lessor's share of any cost.

         SECTION 11. Possession. Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, Airframe or an Engine or any Part, or install an Engine, or permit any such Engine to be installed, on an airframe other than the Airframe, provided that so long as (1) no Event of Default shall have occurred and be continuing, (2) the action to be taken shall not adversely affect, or be of a nature that could reasonably be expected to adversely affect, Lessor's rights, title and interests in and to the Aircraft or Airframe, or any Engine or Part, or under this Agreement or any other Operative Document (including, without limitation, any impairment of title to or the registration with the then Aviation Authority of, the Aircraft), (3) all applicable approvals, if any, of the Aviation Authority and any other Government Entity having jurisdiction shall have been obtained, and (4) the insurance provisions of Section 15 hereof shall have been complied with, then, at the cost and expense of Lessee:

                  (a) Maintenance, Etc. Without the prior consent of Lessor, Lessee may deliver possession of the Airframe or an Engine or any Part to the manufacturer thereof, to any Approved Maintenance Performer or to any other Aviation Authority-approved company acceptable to Lessor for testing, service, repair, maintenance or overhaul work on the Airframe or Engine or any Part or for alterations or modifications in or additions to such Airframe or Engine or Part to the extent required or permitted by the terms of Section 12(b).

                  (b) Installation of Engines on Other Airframes. Without the prior consent of Lessor, Lessee may install an Engine on any Airframe Manufacturer model 737 airframe (other than the Airframe) operated by Lessee so long as no Person will acquire or claim any right, title or interest in any Engine by reason of such Engine's being installed on such airframe at any time while such Engine is owned by Lessor.

                  (c) Pooling; Sublease.

                  Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than as permitted under Section 11(b); provided, however, subject to the provisions of this Section 11(c) that if and for so long as (y) no Default or Event of Default shall have occurred and be continuing, and (z) all approvals, consents or authorizations required in connection with any such delivery, transfer or relinquishment of possession by the Aviation Authority have been obtained and remain in full force and effect, then Lessee may, without such prior written consent:

                  (i) Subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into in writing by Lessee in the ordinary course of business and with any solvent United States air carrier; provided, however, that no such agreement or arrangements shall require, contemplate or result in any transfer of Lessor's title to such Engine. If, notwithstanding the foregoing, Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 13(c).

                  (ii) With respect to the Aircraft, enter into a Wet Lease with any United States air carrier, but only if:

                           (A) Lessee shall provide 30 days advance written notice to Lessor;

                           (B) At the time  that  Lessee  enters  into  such Wet
                  Lease, no such air carrier shall be insolvent or subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, or any similar non-ordinary course transaction, shall be seeking any reorganization or any readjustment of its debts, or shall have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person; and

                           (C) Any such Wet Lease  shall be for a period  not in
                  excess of 6 months and not extending beyond the date which is one year prior to the end of the Lease Term, and shall be expressly subject to and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 20 to repossess the Aircraft, Airframe and Engines and to terminate such Wet Lease, upon the occurrence of an Event of Default.

                  (iii) Notwithstanding anything to the contrary in this Section 11(c):

                           (A) Lessee shall remain  primarily  liable  hereunder
                  for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred and no transfer of possession of the Aircraft, the Airframe, any Engine, any Part, or any Aircraft Documentation shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Document; and

                           (B) Lessee shall ensure that no delivery, transfer or
                  relinquishment permitted under this Section 11(c) shall affect the United States registration of the Aircraft.

                  (d) Transfers of Possession in General. The rights of any Person who receives possession by reason of a transfer or sublease permitted by this Section 11 shall be effectively and expressly subject and subordinate to all the terms of this Lease, including, without limitation, the covenants contained in Section 10, this Section 11 and Section 15 and the rights of Lessor to repossession pursuant to Section 20 and to avoid transfer upon such possession. No sublease, relinquishment or transfer of possession of the Aircraft or Airframe, or any Engine or Part, shall in any way release, discharge or otherwise limit or diminish any of Lessee's obligations to Lessor (it being agreed that notwithstanding any such transfer or relinquishment of possession, Lessee shall continue to be primarily liable and responsible for performance of all of its obligations under this Agreement and each other Operative Document), or constitute a waiver of Lessor's rights or remedies hereunder or affect the registration of the Aircraft with the Aviation Authority. Notwithstanding any other provision of this Agreement or any other Operative Document, any sublease, relinquishment or transfer of possession must (x) be consistent with the terms of this Agreement and the other Operative Documents, and (y) not adversely affect the rights, title or interests of Lessor in or to the Aircraft or Airframe, or any Engine or Part, or under this Agreement or any other Operative Document, and (z) not result in any increases in Taxes to the Lessor which are not indemnifiable hereunder, or otherwise adversely affect applicable tax benefits available to Lessor.

         SECTION 12.  Replacement  of   Parts,  Alterations,  Modifications  and
                      Additions.

                  (a)  Replacement of Parts.

                           (i) Lessee, at its own expense, will replace or cause
                  to be replaced as soon as reasonably practicable and in accordance with applicable manufacturer maintenance manual limits (and in any event within thirty (30) days of removal or, if earlier, on the date the Lease Term expires or terminates) all Parts which may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in
                  Section 12(b) with respect to Additional Parts.

                           (ii) All Parts incorporated or installed in or attached or added to the Airframe or any Engine shall (x) be free and clear of all Liens (except for Permitted Liens), (y) except with respect to Additional Parts, be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (z) have a current valid Aviation Authority "serviceable tag" of the manufacturer or maintenance facility providing such items to Lessee identifying the manufacturer, vendor, part number, make, model and serial number, date and hours and/or cycles and, if such a tag is issuable with respect to the Parts, indicating that such Parts are new, serviceable or overhauled. Lessee may substitute for any Part a part that does not meet the requirements of the foregoing sentence if a complying Part cannot be procured or installed within the available ground time of the Aircraft, provided that the original Part is reinstalled or the noncomplying part is removed and replaced by a complying Part, in each case as soon as reasonably practicable (and in any event within thirty (30) days of removal or, if earlier, on the date the Lease Term expires or terminates).

                           (iii) Immediately upon any Part's becoming incorporated in, installed on or attached to the Airframe or any Engine, as above provided, without further act (x) title to such Part shall thereupon vest in Lessor, free and clear of all Liens (other than Permitted Liens), (y) such Part shall become subject to this Agreement and be deemed part of such Airframe or such Engine for all purposes hereof, and (z) title to any replaced Part shall thereupon vest in Lessee, free and clear of all Lessor Liens and shall no longer be deemed a Part hereunder. All Parts (other than Additional Parts) at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements set forth in clause
                  (iii) above. Upon any removal of Additional Parts, title thereto shall, without further act, vest in Lessee, and such Additional Part shall no longer be deemed a Part hereunder.

                           (iv) Notwithstanding any other provision hereof, no Part that is a life limited part shall be installed on the Aircraft or any Engine, including, without limitation, a Replacement Engine, after the Delivery Date unless such Part is new or Lessee has complete certified, back-to-birth records for such part. (b) Modifications.

                           (i) Lessee,  at its own expense,  will make, or cause
                  to be made, such Modifications to the Airframe and Engines as may be required from time to time to meet the applicable standards of the Aviation Authority, provided that except as otherwise provided with respect to Required Modifications in
                  Section 10(c)(ii)(B), Lessee may, in good faith, contest the validity or application of any law, rule, regulation or order in any manner which does not involve any risk of the sale, forfeiture or loss of the Aircraft or, in the reasonable judgment of Lessor, materially adversely affect Lessor or involve any risk of civil or criminal liability on Lessor or any Indemnified Party.

                           (ii) Lessee, at its own expense, may from time to time add further parts or accessories and make such Modifications to the Airframe or any Engine as Lessee may deem desirable in the proper conduct of its business, provided that:

                                    (y) other than the  Reconfiguration,  Lessee
                           shall not, without Lessor's prior written consent, make any Major Modifications, including, without limitation, modifications as to the type or manufacture of the avionics and Cabin modifications which change the interior layout, to the Aircraft (it being agreed that Lessee shall, if requested by Lessor, provide advance copies of regulatory approvals and all designs, plans, diagrams, drawings and data used by Lessee in accomplishing such Major Modifications); provided that any such Major Modifications that are performed shall be approved by the Aviation Authority (as evidenced by the issuance of a supplemental type certificate or similar data acceptable to the Aviation Authority and Lessor); and

                                    (z) no such  Modification  shall  reduce the
                           remaining useful life of the Airframe or such Engine or diminish the value or utility of the Airframe or such Engine or impair the condition, airworthiness or marketability thereof below the remaining useful life, value, utility, condition, marketability or airworthiness thereof immediately prior to such Modification, assuming the Airframe or such Engine was then of the remaining useful life, value and utility and in the condition and airworthiness required to be maintained by the terms of this Agreement. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such Modification (the "Additional Parts") shall, without further act, vest in Lessor, and Lessee hereby relinquishes all right, title and interest thereto. Any Part installed as part of the Reconfiguration shall not constitute an Additional Part.

                           (iii)  Except as provided in Sections  2(d) and 10(i)
                  hereof, neither Lessor nor Owner Participant shall be required under any circumstances to pay directly or indirectly for any Modifications. Notwithstanding the foregoing, Lessee may, at any time during the Lease Term, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any such Additional Part, provided that such Additional Part (x) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof or any Part in replacement of or substitution for any such Part, (y) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of this Section 12 and (z) can be removed from the Airframe or such Engine without damaging the Airframe or such Engine or diminishing or impairing the value, utility, condition or airworthiness which the Airframe or such Engine would have had at such time had such Modification not occurred, assuming the Airframe or such Engine was then of the fair market value and utility and in the condition and airworthiness required to be maintained by the terms of this Agreement.

                           (iv) Upon expiration or termination of the Lease Term
                  and the written request of Lessor at least ten (10) Business Days prior to such expiration or termination, Lessee shall, at its own expense, remove or cause to be removed any Additional Part. Upon the removal by Lessee of any Additional Part as provided above, title thereto shall, without further act, vest in Lessee, and such Additional Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Additional Part not removed by Lessee as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

                           (v) Notwithstanding anything to the contrary contained herein, Lessee shall not, without Lessor's prior written consent, remove any Modification which is required by the Aviation Authority.

         SECTION 13.  Risk of Loss, Destruction, Requisition, Etc.

                  (a) Risk of Loss. Throughout the Lease Term and until the Return shall have been effected in accordance with the terms of this Agreement, Lessee shall bear all risk of loss, damage, theft or destruction of, or any other Event of Loss with respect to, the Aircraft or to the Airframe, any Engine or any Part.

                  (b)  Event of Loss With Respect to the Aircraft.

                           (i) Upon  the  occurrence  of an  Event of Loss  with
                  respect to the Airframe or the Airframe and Engines and/or engines then installed thereon, Lessee shall forthwith (and, in any event, within three (3) days after such occurrence) give Lessor written notice of such Event of Loss. By the earlier of (y) sixty (60) days following the Event of Loss Date or (z) the date on which the applicable insurance proceeds are received by the loss payee, Lessee shall pay or cause to be paid to Lessor in immediately available funds the Stipulated Loss Value of the Aircraft together with all other amounts then due and owing by Lessee hereunder.

                           (ii) Until the date on which the Stipulated Loss Value and the other amounts referred to in clause (b)(i) above are paid in full, Lessee shall be obligated to pay all Basic Rent or Renewal Rent, as applicable, as scheduled and shall continue to perform all of its other obligations under the Operative Documents, except to the extent rendered impossible by the occurrence of such Event of Loss or rendered, in the opinion of Lessor, unnecessary. If the Stipulated Loss Value referred to in clause (b)(i) above is paid on a date other than a Basic Rent Date or Renewal Rent Date, Lessor shall refund or cause to be refunded to Lessee any paid but unaccrued Basic Rent or Renewal Rent, as applicable. Upon receipt of the full amount of the Stipulated Loss Value and the other amounts referred to in clause (b)(i) above by Lessor pursuant to this Section 13(b), and if Lessee has paid all other amounts then due and payable by Lessee under this Agreement and the other Operative Documents, then (x) Lessor shall, upon the joint written request of Lessee and each insurer or their appointed representatives which contributed to the payment of the Stipulated Loss Value, transfer to the Person designated in such request all of Lessor's right, title and interest in the Aircraft without recourse or warranty (except as to absence of Lessor Liens) and subject to the disclaimer set forth in Section 5(a), and (y) Lessee shall be relieved of its obligations under Section 7.

                  (c)  Event of Loss With Respect to an Engine.

                           (i) Upon  the  occurrence  of an  Event of Loss  with
                  respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, Lessee shall promptly (and, in any event, within three (3) days after such occurrence) give Lessor written notice thereof and shall, as soon as reasonably practicable and, in any event, within forty-five (45) days after the occurrence of such Event of Loss (or, if earlier the date of expiration or termination of the Lease Term) and upon five days' prior written notice, convey or cause to be conveyed to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine, free and clear of all Liens (other than Permitted Liens) and having an equivalent or greater value, condition, utility, airworthiness, remaining useful life as, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such replaced Engine was in the condition and repair required to be maintained by the terms of this Agreement. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Engine."

                           (ii) Prior to or at the time of any  conveyance  of a
                  Replacement Engine, Lessee, at its own expense, shall (t) furnish Lessor with a full warranty (as to title) bill of sale, in form and substance satisfactory to Lessor, conveying to Lessor such Replacement Engine, (u) cause supplements to be executed which shall subject such Replacement Engine to this Agreement, (v) cause the filing of such instruments as are necessary or advisable to establish, perfect and protect the interest of Lessor in any such Engine (including, without limitation, cause a Lease Supplement, in form and substance satisfactory to Lessor, to be duly executed by Lessee) (w) furnish Lessor with such evidence of the transfer of title to such Replacement Engine to Lessor as Lessor may reasonably request, including, without limitation, that such Replacement Engine is free and clear of all Liens, except Permitted Liens, such evidence to include, without limitation, an opinion of Lessee's counsel addressed to Lessor, and opining that such title has been so conveyed and that such Replacement Engine has been duly subjected to this Agreement (such opinion to be in form and substance, and from counsel, satisfactory to Lessor), (x) furnish Lessor with such evidence of compliance with the provisions of Sections 10(e), 12(a)(iv) and 15 with respect to such Replacement Engine as Lessor may reasonably request, (y) furnish Lessor with a certificate signed by an officer of Lessee certifying that, upon consummation of such replacement, no Event of Default will exist hereunder and (z) furnish Lessor with an appraisal satisfactory to Lessor which shall establish, and a certificate of an aircraft engineer (who may be an employee of Lessee) certifying, that such Replacement Engine has a value, condition, utility, airworthiness and remaining useful life at least equal to, and is in as good operating condition as, the Engine so replaced, assuming such Engine was in the condition and repair required by the terms of this Agreement immediately prior to the occurrence of such Event of Loss.

                           (iii) Upon compliance by Lessee with the requirements
                  of this Section 13(c), if no Event of Default shall have occurred or be continuing, Lessor shall, upon the joint written request of Lessee and each insurer which contributed to the payment of any insurance proceeds with respect to the lost Engine, transfer to the Person designated in such request all of Lessor's right, title and interest in such Engine without recourse or warranty (except as to absence of Lessor Liens) and subject to the disclaimer set forth in Section 5(a), and such Engine shall thereupon cease to be an Engine leased hereunder.
                           (iv) No Event of Loss with respect to an Engine shall
                  result in any reduction in Basic Rent or Renewal Rent.

                  (d) Application of Payments From any Government Entity for Requisition of Title, Etc. Any payments (other than insurance proceeds the application of which is provided for in Section 15) received at any time by Lessor or by Lessee from any Government Entity or other Person with respect to an Event of Loss will be applied as follows:

                           (i) if  payments  are  received  with  respect to the
                  Airframe (or the Airframe and an Engine or engines then installed thereon), after reimbursement of Lessor for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 13(b) shall, unless a Default or any Event of Default shall have occurred and be continuing, be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and such other amounts of Rent, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments shall be distributed to or retained by Lessor or

                           (ii) if such payments are received with respect to an
                  Engine under circumstances contemplated by Section 13(c), then so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses; up to an amount equal to Lessee's actual cost of replacing such Engine in accordance with Section 13(c), shall, unless a Default or Event of Default shall have occurred and be continuing, be paid over to, or retained by, Lessee if Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 13(c) with respect to the Event of Loss for which such payments are made, and the balance, if any, of such payments shall be distributed to or retained by Lessor.

                  (e) Application of Payments During Existence of Default. Any amount referred to in this Section 13 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or any Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor, as security for the obligations of Lessee under this Agreement to be held and applied pursuant to
Section 20 and applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence.

         SECTION 14.  Maintenance Reserves.

                  (a) Amount. Lessee shall pay the following Maintenance Reserves to Owner Participant during the Lease Term:
                           (i) in respect of the Airframe, US$70 for each Airframe Flight Hour operated by the Aircraft to cover 2C, 4C, 6C and 7C Checks of the Aircraft during the Lease Term ("Airframe Maintenance Reserves");

                           (ii) in respect of each Engine, US$57 for each Engine Flight Hour and US$52 for each Engine Cycle, in each case operated by that Engine to cover such Engine's Basic Shop Visits during the Lease Term (each, "Engine Maintenance Reserves");

                           (iii) in respect of the APU, US$15 for each Airframe Flight Hour operated by the Aircraft to cover APU Basic Shop Visits during the Lease Term ("APU Maintenance Reserves"); and

                           (iv) in respect of the Landing Gear, US$6 for each Airframe Flight Hour operated by the Aircraft to cover the Landing Gear Overhaul during the Lease Term ("Landing Gear Maintenance Reserves").

The Airframe Maintenance Reserves, the Engine Maintenance Reserves, the APU Maintenance Reserves and the Landing Gear Maintenance Reserves are referred to collectively herein as the "Maintenance Reserves." It is understood and agreed that Owner Participant may conduct an annual review of the Dollar amounts set forth in this Section 14. Upon each anniversary of the Delivery Date, Owner Participant and Lessee agree to negotiate in good faith any adjustments to the Dollar amounts set forth in this Section 14 (as may have been previously adjusted pursuant to this sentence) as may be necessary or appropriate to reflect changes in Airframe Manufacturer or Engine Manufacturer recommendations, industry overhead cost experience or such other factors as may be relevant for the purposes of establishing appropriate reserve payments. Without agreement to a change in the Dollar amounts as aforesaid, no adjustment will be made thereto.

                  (b) Payments. Lessee shall pay the Maintenance Reserves in respect of each calendar month during which Maintenance Reserves accrue on the tenth day of the subsequent calendar month beginning on the tenth day of the calendar month following the Delivery Date and ending on the tenth day of the calendar month in which the Expiry Date occurs. A final payment of the Maintenance Reserves shall be made on the Expiry Date in respect of the operation of the Aircraft during the final month of the Lease Term. Owner Participant shall keep notional running accounts in respect of the Airframe, each Engine, the APU and the Landing Gear to which shall be credited all amounts in respect thereof received under Section 14(a) and debited all sums paid in respect thereof by Owner Participant to, or on behalf of, Lessee under Section 14(c).

                  (c) Release of Maintenance Reserves. If Lessee submits to Owner Participant, within six months after the commencement of such maintenance work and before the Expiry Date, an invoice and supporting documentation evidencing performance (in reasonable detail) of the following work by or on behalf of Lessee, Owner Participant shall, provided that (i) no reimbursement shall be made in respect of replacement, repair or overhaul caused by foreign object damage, operational or other mishandling, faulty maintenance or any accidental cause or in respect of any cost which is reimbursable by insurance, and (ii) no Default or Event of Default is continuing, release to Lessee the following amounts from the respective Maintenance Reserves:

                           (i) Airframe Checks: with respect to a scheduled 2C, 4C, 6C or 7C Check of the Airframe, the lesser of (i) the amount of such invoice and (ii) the balance of Airframe Maintenance Reserves held by Owner Participant at the time of payment.

                           (ii) Engine Refurbishment: with respect to any Engine Basic Shop Visit, the lesser of (i) the amount of such invoice and (ii) the balance of Engine Maintenance Reserves held by Owner Participant in respect of such Engine at the time of payment;

                           (iii) APU and Landing Gear: with respect to any scheduled APU Basic Shop Visit or Landing Gear Overhaul, the lesser of
         (i) the amount of such invoice and (ii) the balance of APU Maintenance Reserves or Landing Gear Maintenance Reserves, as applicable, held by the Owner Participant at the time of payment.

For the avoidance of doubt, Lessee has no right to payment of any amount from the Maintenance Reserves except as expressly provided in this clause 14(c), and any remaining balances of the Maintenance Reserves following the Expiry Date, after application of the foregoing provisions, shall be retained by Owner Participant as its sole property. Subject to its rights and obligations hereunder, Lessee will not assign, transfer or otherwise dispose of its rights or interest in the Maintenance Reserves. To the extent any maintenance expenses exceed the amount available in the applicable Maintenance Reserves account, such expenses shall be for the account of the Lessee and the shortfall, if any, shall not be carried forward or made the subject of any further claim for reimbursement. Lessee acknowledges that Owner Participant may commingle the Maintenance Reserves with its general funds and no interest shall accrue in favor of Lessee in respect of Maintenance Reserves held by Owner Participant

         SECTION 15.  Insurance.

                  (a) Requirements. At all times during the Lease Term, and until the Aircraft is returned to Lessor in the condition and manner required by this Agreement, Lessee shall maintain or cause to be maintained with respect to the Aircraft, at its own expense, insurance in compliance with the Insurance Requirements of Exhibit E hereto.

                  (b) Application of Proceeds of Hull Insurance. As between Lessor and Lessee, it is agreed that all proceeds of insurance maintained in compliance with this Section 15 (except Section 15(f)) and received as the result of the occurrence of an Event of Loss will be applied as follows:

                           (x) if such payments are received with respect to the
                  Airframe (or the Airframe and the Engines or engines installed thereon), so much of such payments remaining, after reimbursement of Lessor for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value and the other amounts payable under Section 13(b) shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and the other amounts payable under Section 13(b), if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter shall be paid over to, or retained by, Lessee; and

                           (y) if such  payments are received with respect to an
                  Engine under the circumstances contemplated by Section 13(c), so much of such payments remaining, after reimbursement of Lessor and Owner Participant for reasonable costs and expenses, shall be paid over to, or retained by, Lessee,
                  provided   that  Lessee   shall  have  fully   performed   or,
                  concurrently  therewith,  will  fully  perform  the  terms  of
                  Section 13(c) with respect to the Event of Loss for which such payments are made.

                  As between Lessor and Lessee, the insurance payments with respect to any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property in accordance with the terms of Sections 10 and 12, if not already paid for by Lessee, and any balance remaining after compliance with such sections with respect to such loss shall be paid to Lessee.

                  (c) Insurance for Indemnities; Continuation of Liability Insurance. The insurance referred to in Section 15(a) shall in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Section 9. For a period of twenty-four months after the last day of the Lease Term, or, if earlier, the next C-Check of the Aircraft, and at Lessee's cost, Lessee shall continue to name each Indemnified Party as an additional insured under Lessee's comprehensive airline and war-risk liability insurance described in Exhibit E to the extent of its interest under the indemnities referred to in the preceding sentence.

                  (d) Reports, Etc. Lessee shall furnish, or cause to be furnished, to Lessor and Owner Participant (i) on or before the Delivery Date and not later than each renewal date of any insurance, and otherwise upon reasonable request, a Certificate of Insurance in the same form as the Certificate of Insurance delivered on the Delivery Date and a report, signed by "Insurance Brokers," substantially in the form of Exhibit F, and (ii) on the Delivery Date and no later than five (5) days prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance and a report of the Insurance Broker.

                  (e) Self-Insurance. Lessee may not self-insure the risks required to be insured against pursuant to this Section 15, provided that Lessee may self-insure the risks required to be insured against pursuant to Exhibit E (except total loss) by way of deductible, premium adjustment or similar provisions, in such amounts as are customarily self-insured with respect to aircraft of the same type and used in the same manner as the Aircraft by major international air carriers, but in no event in an amount greater than the Stipulated Deductible Amount per aircraft per occurrence.

                  (f) Additional Insurance. Lessee acknowledges that each of Lessor and Owner Participant has an insurable interest in the Aircraft. Each of Lessor and Owner Participant shall have the right to obtain insurance in its own name with respect to such insurable interest. Lessee will render each of Lessor and Owner Participant all reasonable assistance requested by Lessor or Owner Participant, as the case may be, in order that Lessor or Owner Participant, as the case may be, may adequately protect such insurable interest. Lessee agrees that the maximum amounts payable to it or to others for its account or to be applied in discharge of its obligations by any underwriter or carrier of insurance maintained by Lessee upon the occurrence of an Event of Loss with respect to the Aircraft shall be limited to the Stipulated Loss Value unless the maintenance of any such insurance in an amount in excess of such Stipulated Loss Value in respect of Lessee's insurable interest in the Aircraft does not prejudice Lessor's or any Insured Party's interests under the insurances otherwise required by this Section 15, or prevent Lessor from obtaining such insurances as it requires, in which event nothing herein shall prevent Lessee from effecting such additional insurance for its account.

                  (g) Application of Payments During Existence of a Default. Any amount referred to in this Section 15 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or any Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under this Agreement and, if any such Default or Event of Default shall have occurred and be continuing, applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to Lessee to the extent not applied in accordance with the preceding sentence.

                  (h) Change of Practice or Insurers. In the event that there is a material change in the generally accepted aviation insurance practice and custom with regard to the insurance of aircraft or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated (whether relating to all or any of the types of insurance required to be effected under this Section 15), such that Lessor or Owner Participant, on the basis of advice received from an independent insurance advisor of international reputation (selected by Lessor or Owner Participant and acceptable to Lessee), shall be of the reasonable opinion that the insurance required pursuant to this Section 15 is insufficient to protect the respective interests of Lessor, Owner Participant and/or any other Insured Parties (bearing in mind the nature and route of operation of the Aircraft), the insurance requirements set forth in this Section 15 shall be amended, effective upon notice by Lessor or Owner Participant to Lessee, so as to include such additional or varied requirements as Lessor or Owner Participant (upon the advice of such advisor) may reasonably consider appropriate in order to ensure that the insurance as so varied shall provide comparable protection to Lessor, Owner Participant and the other Insured Parties to that which it would have done if such change had not occurred. In addition, if at any time Lessor or Owner Participant reasonably determines that any insurer or reinsurer providing any of the insurances required under this Section 15 is, or could reasonably be expected to be, unable to meet its obligations as they fall due or may fall due, Lessor or Owner Participant shall so notify Lessee, and Lessee and Lessor or Owner Participant, as the case may be, shall negotiate in good faith the selection of an alternative insurer or reinsurer, as the case may be, which is reasonably acceptable to Lessor or Owner Participant, and Lessee shall promptly after such selection arrange for insurance with such insurer or reinsurer.

                  (i) Change of Circumstance. If any change in circumstance has occurred and is continuing at any time and such change materially adversely affects the insurance of the Aircraft or Airframe, then Lessee shall, as soon as reasonably practicable, make such amendments, supplements or replacements to the insurance coverage in place with respect to the Aircraft as Lessor or Owner Participant may reasonably request in light of such change in circumstances.

                  (j) Negative Undertakings. Lessee shall not (i) act or fail to act, or cause, permit or suffer an act or failure to act, whereby any insurance required by this Section 15 would or might reasonably be expected to be limited or rendered in whole or in part invalid, unenforceable or otherwise not in full force and effect (including any limitation resulting from inaccuracy of any representation or warranty of Lessee, or any illegal use of the Aircraft), and
(ii) without limiting the foregoing, use, operate, employ or locate the Aircraft, Airframe, any Engine or any Part, or cause, permit or suffer the Aircraft, Airframe, any Engine or any Part to be used, operated, employed or located, in any place or in any manner or for any purpose (x) in any area excluded from coverage, or in any manner for any purpose that is not covered, by any insurance policy in effect or required by the terms of this Agreement to be maintained by Lessee or (y) that might reasonably be expected to be excluded from coverage under, or to invalidate or in any way limit (including any limitation with respect to coverage of the specified insured perils, events or circumstances) any such insurance policy.

                  (k) Failure to Insure. If at any time Lessee fails to maintain insurance in compliance with this Section 15, each of Lessor and Owner Participant shall be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Agreement by reason of such failure):

                           (i) to pay any  premiums  due or effect  or  maintain
                  such insurance or otherwise remedy such failure in such manner as Lessor or Owner Participant, as the case may be, considers appropriate (and Lessee shall upon demand reimburse Lessor or Owner Participant, as the case may be, in full for any amount so expended in that connection) and/or

                           (ii) at any time  while such  failure is  continuing,
                  require the Aircraft to remain at any airport or, as the case may be, upon provision by Lessor or Owner Participant, as the case may be, of insurance coverage satisfactory to Lessee, proceed to and remain at any airport designated by Lessor or Owner Participant, as the case may be, until such failure is remedied to Lessor's and Owner Participant's satisfaction.

         SECTION 16.  Inspection.

                  (a) Maintenance Schedule. During the Lease Term, Lessee shall furnish Lessor with such information concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request. Lessee shall provide Lessor with maintenance schedules relating to the Aircraft upon delivery of the Aircraft and from time to time as such schedules are adjusted or updated. Lessee shall give Lessor reasonable prior notice of the date of, and any change in the date of, any Major Checks, in order to enable Lessor or Owner Participant, or their respective agents, representatives or designees, to inspect the Aircraft, including, without limitation, the Aircraft Documentation (should Lessor or Owner Participant choose to do so), at the time and place any such Major Checks occur and to make a reasonable number of photocopies of any Aircraft Documentation.

                  (b) Reasonable Inspections. At all reasonable times, Lessor, Owner Participant or their respective authorized representatives may inspect the Airframe and Engines and inspect and make copies (at such Person's expense, or if such inspection is made in connection with or following a Default or an Event of Default, at Lessee's expense) of the books and records of Lessee relating to the Airframe and Engines and the maintenance of the Airframe and Engines (including, without limitation, any Aircraft Documentation, the Approved Maintenance Program, and also including any airworthiness directive and service bulletin compliance records, component life status reports, and the then-current aircraft configuration), and if such inspection is made at the time of any maintenance operation, such Persons may inspect behind any panels, bays or other apertures which have already been opened in the course of such maintenance operation, provided that, so long as no Default or Event of Default has occurred and is continuing, no exercise of such inspection right shall interfere with the normal operation of the Aircraft by Lessee.

                  (c) No Duty to Inspect. Neither Lessor nor Owner Participant shall have any duty to make any such inspection nor shall Lessor or Owner Participant incur any liability or obligation by reason of making or not making any such inspection.
                  (d) Follow-On Lease. Upon request by Lessor, Lessee shall from time to time during the Lease Term make the Aircraft, including, without limitation, the Aircraft Documentation, available for inspection and/or a reasonable amount of photocopying to Lessor's designated representatives or technical teams evaluating the Aircraft for use after the end of the Lease Term. Lessor agrees to give Lessee at least five (5) Business Days' advance notice of any such inspection and to coordinate such inspections with Lessee so as not to unreasonably interfere with Lessee's operation or maintenance or with its personnel.

                  (e) Absolute Right. The right of Lessor and Owner Participant and their respective designated representatives to inspect the Aircraft and Aircraft Documentation in accordance with this Section 16 during the Lease Term shall be absolute.

         SECTION 17.  Assignment.

                  (a) Assignment by Lessee. Lessee shall not assign, convey or otherwise transfer (each, an "assignment") any of its rights, title or interests in and to the Aircraft or this Agreement without the prior written consent of Lessor.

                  (b) The Lessor may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft (a "Transfer") and the Lessor will, other than in the case of an assignment for security purposes, have no further obligation under this Agreement following a Transfer but, notwithstanding any Transfer, will remain entitled to the benefit of each indemnity under this Agreement. In connection with any Transfer, the following conditions shall apply:

                           (i) Lessor shall give Lessee written notice of such Transfer at least 10 Business Days before the date of such Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "Transferee");

                           (ii) the Transfer will not adversely affect the Lessee's rights and interests in the Aircraft and/or this Agreement, not subject the Lessee, on the date of such transfer, to any Tax, claim, liability or any other obligation or expense to which it would not have been subject had such assignment or transfer not taken place;

                           (iii) the Transferee will be a Citizen of the United States and have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of "Lessor";

                           (iv) on the Transfer date the Lessor and the Transferee shall enter into an agreement or agreements in which the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to under take all of the obligations of, the Lessor contained in this Agreement; and

                           (v) such  Transfer  shall not violate any  applicable
law.

                  (c) Upon any Transfer, the Transferee shall be deemed Lessor for all purposes of this Agreement, each reference in this Agreement to the "Lessor" shall thereafter be deemed for all purposes to refer to the Transferee, and the transferor shall be relieved of all obligations of the "Lessor" under this Agreement arising after the time of such Transfer except to the extent attributable to acts or events occurring prior to the time of such Transfer.

                  (d) Upon compliance by Lessor and a Transferee with the terms and conditions of Clause 17(b), Lessee shall at the time of Transfer, at the specific written request of Lessor and with Lessor paying all of Lessee's out-of-pocket costs and expenses:

                           (i) execute and deliver to Lessor and to such Transferee an agreement, in form and substance satisfactory to Lessor, Lessee and such Transferee, dated the date of such transfer, consenting to such transfer, agreeing to pay all or such portion of the Basic Rent and other payments under this Agreement to such Transferee or its designee as such Transferee shall direct, and agreeing that such Transferee shall be entitled to rely on all representations and warranties made by Lessee in this Agreement or in any certificate or document furnished by Lessee in connection with this Agreement as though such Transferee was the original "Lessor";

                           (ii) execute and deliver to Lessor or such Transferee, as the case may be, precautionary Uniform Commercial Code financing statements or amendments reflecting the interests of such Transferee in the Aircraft and this Agreement;

                           (iii) deliver to Lessor and to such Transferee a certificate, signed by a duly authorized officer or Lessee, dated the date of such transfer, to the effect that no Event of Default has occurred and is continuing or, if one is then continuing, describing such Event of Default;

                           (iv) cause to be delivered to Lessor and such Transferee certificates of insurance and broker's letter of undertaking substantially in the form delivered on the Delivery Date, detailing the coverage and confirming the insurers' agreement to the specified insurance requirements of this Agreement and listing the Lessor and Transferee as additional insureds and the Transferee as sole loss payee;

                           (v) deliver to Lessor and such Transferee information on the location of the Airframe and Engines at all times requested by Lessor in order to permit the Transfer to take place at a time and on a date so as to eliminate or minimize any Taxes applicable to the Transfer; and

                           (vi) such other documents as Lessor or such Transferee may reasonably request, so long as such documents do not adversely affect the rights or obligations of Lessee under this Lease or otherwise adversely effect Lessee.

                  (e) Collateral Assignment. Notwithstanding any of the foregoing, it is understood and agreed that Lessor may, without the prior written consent of Lessee but with prior notice to the Lessee, mortgage or pledge and/or assign all or any portion of its right, title and interest in and to this Agreement, the Aircraft or any Rent due hereunder to any Lender. Lessee shall acknowledge in writing any such mortgage, pledge or assignment by an acknowledgment in a form reasonably satisfactory to the Lessee. Upon notice to the Lessee from any Lender under any such mortgage, pledge or assignment, such Lender may require that all Rent shall be paid directly to such Lender and/or that the Aircraft be returned to such Lender, but, in the case of the return of the Aircraft, only upon completion or termination of this Agreement. Any acknowledgment from the Lessee shall include, without limitation, an agreement of the Lessee that:

                  (i) upon such mortgage, pledge or assignment, all rights of the Lessor hereunder (including without limitation, all rights to be named as loss payee and an additional insured under any policies of insurance maintained pursuant to Section 15 hereof, all rights to receive monies, reports, certificates and any other information pursuant to the terms of this Agreement and all rights to indemnification) shall, to the extent provided for in the mortgage, pledge or assignment, be exercisable by such Lender, and such Lender shall be deemed an Indemnified Party and a Tax Indemnitee for all purposes of this Agreement;

                  (ii) the rights of such Lender shall not be subject to any defense, counterclaim, or set-off that the Lessee may have or assert against Lessor;

                  (iii) such Lender shall not be liable for any of Lessor's obligations hereunder;

                  (iv) subject to the terms of the mortgage, pledge or assignment, such Lender may require that all Rent be paid directly to such party (or its designee), and Lessee agrees that upon receipt of such notice, Lessee shall pay directly to such Lender all Rent due or to become due hereunder; and

                  (v) Lessee shall comply, at the Lessor's expense, with all reasonable requests of Lessor and such Lender in connection with any such mortgage, pledge or assignment including, without limitation, the execution of all consents and amendments in a form reasonably acceptable to Lessee and the making of any and all registrations and filings.

Lessee agrees, from and after any such mortgage, pledge or assignment, to pay, as Supplemental Rent, any indemnity obligations which Lessor shall be obligated to pay under any related loan documentation which constitute breakage costs (to the extent arising in connection with an Event of Default hereunder), increased costs or withholding taxes, in each case to the extent such indemnities were, at the time of their grant to such Lender similar to indemnities granted to other similar lenders in the debt markets generally (by execution of the acknowledgment the Lessee agrees to be bound to reimburse Lessor for such indemnities).

                  (f) The Owner Participant may sell, assign or transfer all or any of its rights under this Agreement and in the Aircraft (an "OP Transfer") and the Owner Participant will have no further obligation under this Agreement following an OP Transfer (except with regard to a breach by Lessor of this subpart (f)) but, notwithstanding any OP Transfer, will remain entitled to the benefit of each indemnity under this Agreement. In connection with any OP Transfer, the following conditions shall apply:

                           (i) Owner Participant shall give Lessee written notice of such OP Transfer at least 3 Business Days before the date of such OP Transfer, specifying the name and address of the proposed purchaser, assignee or transferee (the "OP Transferee");

                           (ii) the OP Transfer will not adversely affect the Lessee's rights and interests in the Aircraft and/or this Agreement, nor subject the Lessee to any Tax, claim, liability or any other obligation or expense to which it would not have been subject had such assignment or transfer not taken place;

                           (iii) the OP Transferee will be a Citizen of the United States (including, for purposes hereof, through compliance with 14 C.F.R. ss. 47.7(c)(3)) and have full corporate power and authority to enter into and perform the transactions contemplated by this Agreement on the part of "Owner Participant"; and

                           (iv) on the OP Transfer date, the Lessor and the OP Transferee shall enter into an agreement or agreements in which the OP Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to under take all of the obligations of, the Owner Participant contained in this Agreement.

Upon any OP Transfer, the OP Transferee shall be deemed Owner Participant for all purposes to refer to the OP Transferee, and the transferor shall be relieved of all obligations of the "Owner Participant" under this Agreement arising after the time of such OP Transfer, except to the extent attributable to acts or events occurring prior to the time of such OP Transfer.

                  (g) Successors and Assigns. Subject to the foregoing, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of Lessor, Owner Participant, Lessee and their respective successors and permitted assigns.

         SECTION 18. Early Termination. Lessee may not terminate the Lease prior to the Expiry Date.

         SECTION 19. Events of Default. Lessor, Owner Participant and Lessee agree that it is a fundamental term and condition of this Agreement that none of the following events shall occur during the Lease Term and that the occurrence of any of the following events shall constitute a repudiatory breach of this Agreement and an "Event of Default" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):

                  (a) Failure to Pay Basic Rent, Renewal Rent or Stipulated Loss Value. Lessee shall have failed to make any payment of Basic Rent, Renewal Rent or Stipulated Loss Value in accordance with this Agreement and the other Operative Documents when the same shall have become due and payable and such failure shall continue for three (3) Business Days from such due date.

                  (b) Failure to Pay Supplemental Rent. Lessee shall have failed to make any payment of Supplemental Rent (other than as specified in paragraph
(a) above) in accordance with this Agreement or the other Operative Documents when the same shall have become due and such failure shall continue for five (5) Business Days from such due date.

                  (c)  Insurance.

                           (i) Lessee  shall have failed to carry and  maintain,
                  or cause to be carried and maintained, on or with respect to the Aircraft, any insurance required to be maintained in accordance with the provisions of Section 15; or

                           (ii) The  Aircraft  shall be  operated at a time when
                  any insurance required under Section 15 shall not be in effect.

                  (d) Return. Lessee shall have failed to return the Aircraft at the end of the Lease Term pursuant to the provisions of, and in the condition required by, Section 7.

                  (e) Unauthorized Transfer. There shall be any unauthorized transfer of possession of the Aircraft, Airframe or any Engine by Lessee.

                  (f) Certain Covenants. Lessee shall have failed to comply with its obligations under Section 6(a), 6(b), 10(a), 10(b), 10(d)(ii) or 11.

                  (g) Other Covenants. Lessee shall have failed to comply with, observe or perform, and shall fail to cause to be complied with, observed and performed, any of its covenants, agreements or obligations hereunder or under any other Operative Document, except to the extent provided above in this
Section 19, and such failure shall continue for 30 days after the earlier of (i) the date of written notice thereof to Lessee or (ii) the date Lessee, assuming exercise of reasonable diligence, should have known of such failure.

                  (h) Representations and Warranties. Any representation or warranty made by Lessee herein or in any other Operative Document shall have proven to have been incorrect, inaccurate or untrue in any material respect as of the time made.

                  (i) Authorizations. Lessee shall no longer possess the Authorizations required hereunder or under any other Operative Document or material for the conduct of its business as a commercial passenger air carrier in the Lessee Jurisdiction or for the performance of its obligations hereunder or under any other Operative Document, or any such Authorizations are revoked, canceled, adversely modified or otherwise terminated, or the continued use and exercise thereof is prevented.

                  (j) Voluntary Bankruptcy, Etc. Lessee shall have (i) commenced any proceeding or filed any petition seeking relief under any applicable bankruptcy, insolvency, liquidation, examination, administration, receivership or other similar law, (ii) consented to or acquiesced in the institution of, or failed to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) applied for or consented to the appointment of a receiver, examiner, trustee, custodian, sequestrator or similar official for itself or for a substantial part of its property or assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) proposed or entered into any composition or other arrangement, or made a general assignment, for the benefit of creditors or declared a moratorium on the payment of indebtedness, (vi) become insolvent or suspended payments on, become unable to, admitted in writing its inability to or failed generally to pay, any material portion of its debts as they become due,
(vii) sought its own  liquidation,  reorganization,  dissolution  or winding up,
(viii) suspended payment procedures or (ix) taken any corporate action for the purpose of effecting any of the foregoing.

                  (k) Involuntary Bankruptcy, Etc. A proceeding shall have been commenced or a petition shall have been filed, in either case, without the consent or application of Lessee, seeking (i) relief in respect of Lessee or of a substantial part of its property or assets under any applicable bankruptcy, insolvency, liquidation, examination, administration, receivership or similar law, (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator or similar official for Lessee or for a substantial part of its property or assets or (iii) the liquidation, reorganization, dissolution or winding up of Lessee; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be issued and shall not immediately be stayed.

                  (l) Indebtedness. Lessee shall have failed to pay any amount in respect of any Indebtedness, or any interest or premium thereon, when due (whether by a scheduled maturity, required prepayment, acceleration, demand or otherwise), or Lessee shall fail to perform or to comply with any other covenant, agreement or condition contained in any agreement or instrument relating to such Indebtedness, and such failure to pay or to perform or to comply shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, if, as a result of any such failure, the maturity of such Indebtedness is capable of being accelerated and if the aggregate outstanding amount of all such Indebtedness exceeds, in the aggregate together with any other Indebtedness in respect of which Lessee has failed to make any payment or in respect of which Lessee has otherwise failed to perform or comply, US$500,000 (or the equivalent thereof).

                  (m) Government Action. The franchises, concessions, permits, rights or privileges required for the conduct of the business or operations of Lessee shall have been revoked, canceled or otherwise terminated or the free and continued use or exercise thereof curtailed, prevented or modified in a manner that materially adversely affects Lessee's ability to perform its obligations under any Operative Document.

                  (n) Judgments. One or more judgments are rendered against Lessee that either (i) imposes or impose on Lessee at any given point in time an obligation or obligations for the payment of money in excess of US$500,000 (or the equivalent thereof) in the aggregate or (ii) grants or grant to any Person equitable relief of any nature that could, if enforced, have a material adverse effect on Lessee's ability to perform any of its obligations under any Operative Document and, in the case of any such judgment or judgments, the same shall remain undischarged for a period of thirty (30) days or more, during which time execution of such judgment or judgments shall not be effectively stayed nor adequate bonding fully covering such judgment or judgments exist.

                  (o) Cross Default. Any lease, conditional sale, installment sale or forward purchase agreement of the Lessee in respect of an aircraft is terminated as a consequence of an event of default or termination event (however described).

                  (p) Adverse Change. Any event or series of events occurs which, in the reasonable opinion of the Lessor or Owner Participant, causes a material adverse effect on the financial condition or operations of the Lessee and its Affiliates or on the ability of the Lessee to comply with its obligations under this Agreement.

                  (q) Letter of Credit. Any Letter of Credit ceases to be in full force and effect or is repudiated or canceled by the Letter of Credit Bank and Lessee shall have failed to provide a substitute Letter of Credit or Security Deposit as required by Section 3(d) hereof.

         SECTION 20. Remedies. Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor shall have the right, effective upon notice to Lessee, to terminate this Agreement and all of Lessee's rights hereunder; and at any time thereafter Lessor may do all or any of the following, at its option and in its sole discretion (in addition to such other rights and remedies which Lessor may have under applicable law):

                  (a) Retake Possession. Upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, the Airframe and Engines or such part of the Aircraft as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of, Section 7 as if such Airframe and Engines were being returned at the expiration of the Lease Term, or Lessor, acting in its individual capacity or as attorney for Lessee, at its option, may enter upon the premises where the Airframe or an Engine is located and take immediate possession of and remove the same (together with any engine which is not an Engine but which is installed on the Airframe, subject to all the rights of the owner, lessor, lienor or secured party of such engine, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by Lessee, may, at the option of Lessor, be exchanged with Lessee for an Engine in accordance with the provisions of Section 7(b)) by summary proceedings or otherwise, and Lessee waives any right it may have under applicable law to a hearing prior to repossession of the Aircraft, Airframe or any Engine or Part, all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise.

                  (b) Termination or Enforcement. Rescind this Agreement, terminate this Agreement and/or exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof and/or exercise any other power, right or remedy which may be available to Lessor hereunder or under applicable law. Without limiting the generality of the foregoing, Lessor shall have the right, without need of any consent, authorization or action of Lessee, to cause the Aircraft to be deregistered by the Aviation Authority, and to be made ready for export and to be exported out of the Lessee Jurisdiction, and to cause all rights of Lessee in respect of the Aircraft and this Lease under or in connection with or resulting from the registration of the Aircraft with the Aviation Authority or otherwise under or in connection with or resulting from any law in the Lessee Jurisdiction, to be terminated and extinguished. In furtherance of the foregoing, Lessor shall be entitled and empowered to act in the name and in the place of Lessee with respect to the Aircraft as may be necessary or desirable, in Lessor's sole discretion, including, without limitation, with respect to the execution of documents and instruments, to effect such deregistration, exportation, termination and extinguishment.

                  (c) Application of Funds. Without limiting any other provision of this Agreement or of any other Operative Document, Lessor shall have the right to withhold or set off against all amounts otherwise payable to Lessee hereunder, all as security for Lessee's obligations and liabilities under this Agreement and the other Operative Documents, and to use and apply in whole or in part any or all of such amounts and setoffs to and against such obligations and liabilities of Lessee (in whatever order and according to whatever priority Lessor may choose), and any such use, application or setoff shall be absolute, final and irrevocable.

                  (d) Damages. In addition to Lessor's rights under Section 9, Lessor may recover from Lessee, and Lessee shall on demand pay, damages to equal the sum of:

                           (i) all accrued and unpaid Rent payable  hereunder in
                  respect of any period prior to Return of the Aircraft to Lessor in the condition and otherwise in the manner required under Section 7 together with Break Amount, if any;

                           (ii) all Expenses incurred by Lessor, Owner Participant and any other Indemnified Party in connection with such Event of Default or the exercise of Lessor's remedies with respect thereto, including, without limitation, all costs and expenses incurred in connection with recovering possession of the Airframe or any Engine or in placing such Airframe or Engine in the configuration, condition and airworthiness required by Section 7 and all lost Rent payments during such recovery and reconditioning;

                           (iii) all incidental and consequential damages incurred by Lessor, Owner Participant and any other Indemnified Party in connection with such Event of Default, including, without limitation, all losses (including, without limitation, reasonable lost profits) suffered by Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as this Agreement or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the amount received by Lessor upon a sale or other disposal of the Aircraft, is not as profitable to Lessor as leasing the Aircraft in accordance with the terms of this Agreement would have been, including, without limitation, in each case, lost Rent payments during any remarketing period; and

                           (iv) all  reasonable  and actual legal fees and other
                  reasonable costs and Expenses incurred by Lessor, Owner Participant and any other Indemnified Party by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

         SECTION 21. Transaction Expenses. Except as expressly otherwise provided herein, each of Lessor, Owner Participant and Lessee agrees that it shall be responsible for any and all fees and expenses it incurs in connection with the negotiation, preparation, execution and delivery of this Agreement and any other documents or instruments relating to the transaction contemplated hereby, including, without limitation, legal fees, expenses and disbursements.

         SECTION 22. No Setoff, Counterclaim, Etc. This Agreement is a net lease and Lessee's obligation to pay Rent under this Agreement and each other Operative Document to which it is a party is and shall be absolute and unconditional and shall not be abated, suspended, diminished, reduced, delayed, discontinued or otherwise affected by any condition, circumstance, act or event of any kind whatsoever, including, without limitation, any of the following:

                  (i) any right of setoff, deduction, counterclaim, recoupment, defense, suspension, deferment or other right (including any right of reimbursement) which Lessee may have against Lessor, Owner Participant, Airframe Manufacturer, Engine Manufacturer, any Insured Party, any Inspecting Party, any Indemnified Party or any other Person for any reason whatsoever, including any claim Lessee may have for the foregoing, any present or future law to the contrary notwithstanding;

                  (ii) the unavailability, interruption or cessation in use of the Aircraft for any reason, including (A) any requisition thereof or any restriction, prohibition or curtailment of, interference with, or other restriction against, Lessee's use, operation or possession of the Aircraft (whether by law, any Government Entity or other Person or otherwise) and (B) any damage to or loss or destruction (including an Event of Loss except as otherwise expressly provided in Section 13(b)) of or to the Aircraft and (C) the removal of the Aircraft from service to correct deficiencies described in Section 2 or to permit the Final Inspection or Return of the Aircraft;

                  (iii) any defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade or for registration or documentation under the laws of any jurisdiction;

                  (iv) any amendment or modification of or supplement to any of the Operative Documents, any agreements relating to any thereof or any other instrument or agreement applicable to the Aircraft, the Airframe or any Engine, or any assignment or transfer of any thereof, or any furnishing or acceptance of any additional security, or any failure or inability to perfect any security;

                  (v) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against Lessee, Lessor, Owner Participant, any Indemnified Party or any other Person;

                  (vi) the invalidity, unenforceability or impossibility of performance of this Agreement, any other Operative Document or any of the terms hereof or thereof, the lack of power or authority of Lessee to enter into this Agreement or any other Operative Document, or any other defect in this Agreement or any other Operative Document;

                  (vii) any breach by Lessor, Owner Participant, any Indemnified Party or any other Person of any representation, warranty or covenant, express or implied, made or alleged to be made to Lessee;

                  (viii) any right, claim, bill, action or suit whatsoever by or against or on the part of Lessee, including, without limitation, whether arising out of legal action or otherwise, at law or in equity, whether affirmative, negative or defensive in nature for or on account of the legality, validity, enforceability or otherwise arising as a result of (x) this Agreement or any other Operative Document or any of the terms or conditions hereof or thereof, (y) any express or implied warranty or (z) any contract, agreement or transaction between Lessee and Lessor or any other Person, whether direct or indirect, written or oral;

                  (ix) any waiver, consent, change, extension, indulgence or any action or inaction under or in respect of any such instrument or agreement or any exercise or nonexercise of any right, remedy, power or privilege in respect of any such instrument or agreement or this Agreement or any other Operative Document;

                  (x) any transfer of any interest in this Agreement or in the Aircraft by Lessor or any Indemnified Party or any change of ownership of Lessor, Owner Participant or any Indemnified Party; or

                  (xi) any other circumstance, happening or event whatsoever, whether or not similar to the foregoing, which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of Lessee hereunder, it being the express intention of Lessor, Owner Participant and Lessee that all Rent and other amounts payable by Lessee hereunder or under any other Operative Document shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

         Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may have or which at any time hereafter may be conferred upon Lessee, by law or otherwise, to terminate, cancel, quit or surrender this Agreement or any other Operative Document, or to abate, suspend, defer, reduce or otherwise fail to comply in full with any obligation imposed upon Lessee hereunder or thereunder or in relation hereto, except termination of this Agreement in accordance with the express provisions hereof. Each Rent payment made by Lessee shall be final, and Lessee shall not seek to recover all or any part of any such payment for any reason whatsoever.

         Nothing in this Section 22 shall be construed to limit Lessee's rights and remedies in the event of Lessor's or Owner Participant's breach of its representation and warranty of quiet enjoyment as set forth in Section 5(a)(iii) or to limit Lessee's rights and remedies to pursue any claims it may have against Lessor, Owner Participant or any other Person.
         SECTION 23.  Further Assurances, Etc.

                  (a) Further Assurances. Without limiting the other obligations and liabilities of Lessee under this Agreement and the other Operative Documents, Lessee agrees to promptly and duly execute and deliver to Lessor or Owner Participant such further documents and assurances and take such further action as Lessor or Owner Participant may from time to time reasonably request in order to effectively carry out the intent and purpose of this Agreement and the other Operative Documents and to establish, perfect and protect the rights and remedies created or intended to be created in favor of Lessor or any other Person hereunder and thereunder, including, without limitation, (x) any explanations, clarifications or translations (into English) requested by Lessor or Owner Participant relating to the information required to be provided by Lessee under Section 6(c), and (y) the execution and delivery of supplements or amendments hereto, in recordable form, rendering subject to this Agreement any Replacement Engine and the recording or filing of counterparts hereof or thereof or of other appropriate materials, in accordance with the laws of such jurisdictions as Lessor or Owner Participant may from time to time reasonably deem advisable.

                  (b) Lessor's Performance of Lessee's Obligations. If Lessee fails to make any payment of Rent or fails to perform or comply with any agreement, covenant or obligation contained herein or in any other Operative Document, Lessor or Owner Participant shall have the right, but not the obligation, at its election and without waiver of any of its rights or remedies against Lessee, to perform or comply with such covenant, agreement or obligation and/or pay such amount, and the amount of such payment and any Expenses incurred by Lessor or Owner Participant in connection with such payment or the performance of or compliance with such agreement, covenant or obligation, as the case may be, together with interest at the Past Due Rate, shall be payable by Lessee to Lessor, or Owner Participant, as the case may be, upon demand as Supplemental Rent. The taking of any action by Lessor or Owner Participant pursuant to this Section 23(b) shall not constitute a waiver or release of any obligation of Lessee hereunder nor a waiver of any Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any right or remedy available to Lessor under or in relation to this Agreement.

                  (c)  No Implied Waivers; Rights Cumulative.

                           (i) No failure on the part of Lessor to exercise  and
                  no delay in exercising any right, power, remedy or privilege under any Operative Document or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any Event of Default or as an acquiescence thereto, nor shall any single or partial exercise of any such right, power, remedy or privilege impair, prejudice or preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No acceptance of partial payment or performance shall, whether or not expressly stated, be or be deemed to be a waiver of any Event of Default then existing or a waiver or release of full payment and performance. No notice to or demand on Lessee shall in any case entitle Lessee to any other or further notice or demand in other or similar circumstances or constitute a waiver of the right of Lessor to any other or further action in any circumstances without notice or demand.

                           (ii) Nothing contained in any Operative Document shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any Operative Document or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under the Operative Documents (x) shall be in addition to and not in limitation of, or in substitution for, any other right, power, remedy or privilege under any Operative Document or at law or in equity, (y) may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor and (z) shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other.

                           (iii) Lessee hereby agrees and acknowledges that nothing contained herein or in any Operative Document shall be construed to require in any way, Lessor to take any action, upon a Default by Lessee of this Agreement, or a breach by Lessee of any provision of any Operative Document, to limit the damages suffered by Lessor as a result of any such Default or breach as the case may be.

                  (d) Warranties. Lessor agrees that it will assign to Lessee, for the duration of the Lease Term so long as no Event of Default shall have occurred and be continuing, the benefit of any assignable warranties (including, without limitation, any repair warranties on any Engines or Parts) from the Airframe Manufacturer, Engine Manufacturer or manufacturer or supplier of any Part for which Lessor has an interest (but only to the extent of such interest).

         SECTION 24. Confidentiality. Each of Lessee, Owner Participant and Lessor shall keep this Agreement and each other Operative Document, and all terms and provisions hereof and thereof, confidential and shall not disclose, or cause to be disclosed, the same to any Person, without the prior written consent of the other, except (a) to prospective and permitted transferees of Lessor's, Owner Participant's or Lessee's interests or their respective counsel or special counsel, certified public accountants, independent insurance brokers or other agents, (b) in connection with any administration or enforcement of any provisions of this Agreement or any other Operative Document by Lessor, Owner Participant or Lessee, (c) to its Affiliates, (d) to its advisors, insurance brokers and accountants, or (e) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, including insurance regulatory bodies, banking examiners and other government officials; provided, however, that any and all disclosures of all or any part of such documents and provisions which are permitted by this Section 24 shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted.

         SECTION 25.  Governing Law and Jurisdiction.

                  (a) Governing Law. THIS AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT, UNLESS OTHERWISE EXPRESSLY PROVIDED THEREIN, SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. THIS LEASE IS BEING DELIVERED IN THE STATE OF ILLINOIS.

                  (b) Nonexclusive Jurisdiction in Illinois. Lessee hereby irrevocably consents that any legal action or proceeding against it or any of its assets arising out of or relating to this Agreement or any other Operative Document may be brought in any jurisdiction where it or any of its assets may be found and in the courts of the State of Illinois and U.S. Federal Courts for the Northern District of Illinois and by execution and delivery of this Agreement Lessee hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby. Nothing herein shall prevent any party from bringing any legal action or proceeding or obtaining execution of judgment in any other appropriate jurisdiction. Lessee, Owner Participant and Lessor further agree that a final judgment in any action or proceeding arising out of or relating to this Agreement or any other Operative Document shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the indebtedness or liability therein described, or in any other manner provided by law. Each of Lessee, Owner Participant and Lessor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Operative Document brought in any court in Illinois, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any court in Illinois has been brought in an inconvenient forum. LESSEE, OWNER PARTICIPANT AND LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT.

         SECTION 26.  Miscellaneous.

                  (a) Amendments. No provision of this Agreement or any other Operative Document may be amended, changed, waived or discharged orally, but only by an instrument in writing specifying the provision intended to be amended, changed, waived or discharged and signed by each party hereto or thereto; and no provision of this Agreement or any other Operative Document shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or other matter not specifically set forth in an agreement in writing and signed by each party hereto or thereto.

                  (b) Severability. If any provision hereof or of any Operative Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by law (i) all other provisions hereof or thereof shall remain in full force and effect in such jurisdiction and
(ii) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

                  (c) Counterparts. This Agreement, any Operative Document and any amendments, waivers, consents or supplements hereto or thereto may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

                  (d) Chattel Paper. To the extent, if any, that this Agreement constitutes chattel paper (as defined in the Uniform Commercial Code in effect from time to time in any applicable jurisdiction) no security interest in this Agreement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor on the signature page thereof.

                  (e) Time of the Essence. Subject to the periods of grace referred to in Section 19, time shall be of the essence as regards the performance by Lessee of its obligations under this Agreement and each other Operative Document.

                  (f) Notices. All notices, requests and other communications to Lessee, Lessor, Owner Participant or any other Person hereunder or under any other Operative Document shall be in writing (for this purpose, "writing" includes telecopy or similar electronic transmissions), shall refer specifically to this Agreement or such other Operative Document, as the case may be, and shall be personally delivered or sent by telecopy or other similar electronic facsimile transmission, or sent by overnight courier service (e.g., Federal
Express), in each case to the respective address and telecopy number, if any, specified in Schedule 3 or such other address or telecopy number as such Person may hereafter specify by notice to the other party or to the parties hereto. Each such notice, request or other communication shall be effective when received or, if by telecopier or other similar electronic transmission, when "confirmed" by the sending telecopy or similar machine and written evidence of such confirmation is produced by such machine, provided that any such notice by telecopy so "confirmed" after 6:00 p.m., for the recipient, shall be effective on the next succeeding local Business Day.

                  (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous proposals, agreements, understandings, negotiations and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth herein.

                  (h) True Lease. Lessee, Owner Participant and Lessor agree that this Lease is to be treated as a true operating lease for federal income tax purposes, that Lessor is the owner of the Aircraft for federal income tax purposes and all other purposes and that the interest of Lessee in the Aircraft is that of a lessee only.

         IN WITNESS WHEREOF, Lessee, Owner Participant and Lessor have caused this Agreement to be executed by their respective officers as of the day and year first above written.

HELLER FINANCIAL LEASING, INC.,
Owner Participant



By:
Title:



FRONTIER AIRLINES, INC.,
Lessee



By:
Title:




FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, Lessor


By:
Title:

         RECEIPT OF THIS ORIGINAL COUNTERPART OF THE FOREGOING LEASE AGREEMENT IS HEREBY ACKNOWLEDGED ON THIS _____ DAY OF _______________, 1998.


FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, Lessor



By:
Title:

                                  Exhibit A to
                                 Lease Agreement


                        TECHNICAL ACCEPTANCE CERTIFICATE


         Lessee hereby acknowledges to Lessor, in accordance with the terms and conditions of the Lease Agreement, dated as of November 23, 1998 (the "Lease"), between First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, Heller Financial Leasing, Inc. and FRONTIER AIRLINES, INC., that the following Aircraft meets the delivery conditions specified in the Lease and that we accept the condition of the Aircraft for all purposes of the Lease (subject to the provisions of Section 2(b)(ii) of the Lease).

Aircraft:

Registration Mark:                  N308FL
Manufacturer's Serial Number:       28738

with two installed CFM56-3C-1 engines, Engine Manufacturer's Serial Numbers:

Position 1:       858766
Position 2:       858767

         IN WITNESS WHEREOF, Lessor, Owner Participant and Lessee have each caused this receipt to be duly executed on the above date.


HELLER FINANCIAL LEASING, INC.
as Owner Participant



By:
Title:



FRONTIER AIRLINES, INC.,
as Lessee



By:
Title:



FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, as Lessor



By:
Title:

                                  Exhibit C to
                                 Lease Agreement
                                   (MSN 28738)

                       FORM OF LEASE SUPPLEMENT NO. [___]

         THIS LEASE SUPPLEMENT NO.[___], dated [___________], (this "Lease Supplement"), is entered into between FRONTIER AIRLINES, INC., a Colorado corporation having its principal place of business at 12015 E. 46th Avenue, Denver, Colorado 80239 ("Lessee"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee ("Lessor"), and HELLER FINANCIAL LEASING, INC., ("Owner Participant").


                                  WITNESSETH:

         WHEREAS, Lessor, Owner Participant and Lessee have heretofore entered into that certain Lease Agreement dated as of November __, 1998 (the "Lease"), which provides for the execution and delivery from time to time of Lease Supplements (this and all other capitalized terms used but not defined herein shall have the respective meanings, and shall be interpreted and construed in the manner set forth or incorporated by reference in Section 1 of the Lease) substantially in the form hereof for the purpose of leasing the Aircraft under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof; [and]

         1WHEREAS, the Lease relates to the airframe and engines described below, and a counterpart of the Lease is attached to and made a part of this Lease Supplement; [and]

         This  Lease   Supplement   No.  [___]  has  been  executed  in  several
counterparts. To the extent, if any, that this Lease Supplement No.[___] constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement No.[___] may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by Lessor or, if Lessor has assigned its rights to any Person in accordance with the Lease Agreement, such Person on the signature page thereof.

         2The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, attached and made a party of Lease Supplement No. 1 dated ________________, to the Lease Agreement, has been recorded by the Federal Aviation Administration on ________________, as one document and assigned Conveyance No.
----------------.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration the adequacy of receipt of which is hereby acknowledged, and pursuant to Section [2] [13(c)] [__] of the Lease, Lessor and Lessee hereby agree as follows:

         3[1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as hereby supplemented, the Boeing Model 737-3U3 aircraft (the "Aircraft"), which consists of the following components:

(a)      Airframe:  U.S. Registration No. N308FL; Manufacturer's  Serial  Number
         28738

(b) Two CFM International, Inc. CFM56-3C-1 Engines, initially installed on such airframe at delivery to Lessee, bearing Engine Manufacturer's Serial Numbers 858766 and 858767 (each of which Engines has 750 or more rated takeoff horsepower); and

(c)      Garrett GT CP85-129 APU bearing Manufacturer's Serial Number P-200.

         2. The "Delivery Date" for all purposes of the Lease is the date set forth in the opening paragraph of this Lease Supplement.

         3.       The Lease Term shall commence on the Delivery Date.

         4. Lessee hereby confirms its agreement to pay Rent throughout the Lease Term in the amounts, to the Persons and otherwise in accordance with the provisions of Section 3 of the Lease and in accordance with the other provisions of the Lease and the other Operative Documents.

         5. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease and the other Operative Documents.

1. The following-described property has been installed on and made a part of the Aircraft and is the property of Lessor and is hereby made subject to the
Lease:

 [Describe property]

         [6.][2.] A number of counterparts of this Lease Supplement have been executed, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement. To the extent, if any, that this Lease Supplement constitutes chattel paper (as defined in the Uniform Commercial Code) no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by Lessor or, if Lessor has assigned its rights to any Person in accordance with the Lease, such Person on the signature page thereof.

         [7.][3.] All of the provisions of the Lease are hereby incorporated by reference in this Lease Supplement on and as of the date of this Lease Supplement, to the same extent as if fully set forth herein.

         [8.][4.] THIS LEASE SUPPLEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
THIS LEASE SUPPLEMENT IS BEING DELIVERED IN THE STATE OF ILLINOIS.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement No. [____] to be duly executed on and as of the day and year first above written.


HELLER FINANCIAL LEASING, INC.,
as Owner Participant


By:
Title:

FRONTIER AIRLINES, INC.,
as Lessee


By:
Title:

FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, as Lessor


By:
Title:

               [THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.]

         [RECEIPT OF THIS ORIGINAL COUNTERPART OF THE FOREGOING LEASE SUPPLEMENT NO. [___] IS HEREBY ACKNOWLEDGED ON THIS ___ DAY OF _______________, 199_.]


FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, Lessor


By:
Title:

                                  Exhibit E to
                                 Lease Agreement
                                   (MSN 28738)

                             INSURANCE REQUIREMENTS


                  (a) At all times during the Lease Term, and until the Aircraft is returned to Lessor in the condition and manner required by this Agreement, Lessee shall maintain or cause to be maintained with respect to the Aircraft, at its own expense, comprehensive airline liability (including, without limitation, third-party and passenger, bodily injury, property damage, product liability, cargo, mail, baggage (checked and unchecked), premises and hangar keepers' liability) insurance (exclusive of the Airframe Manufacturer's product liability insurance), (i) in an amount not less than the greater of (y) the amounts of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft and (z) $400,000,000, provided that if Lessor, on the basis of advice received from an independent insurance advisor of international reputation, believes that such limit should be revised upwards based on amounts then customary in the industry generally, it shall be replaced by such higher limit (if any) as such advisor may consider appropriate in the light of circumstances prevailing in the commercial airline industry at that time, (ii) of the type and covering the same risks usually carried by air carriers owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by such air carriers, (iii) with insurers of recognized reputation and responsibility reasonably acceptable to Lessor and (iv) that names each Indemnified Party as an additional insured and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid certificate of insurance and a report of the Insurance Broker.

                  (b) Insurance Against Expense or Damage to the Aircraft. At all times during the Lease Term, and until the Aircraft is returned to Lessor in the condition and manner required by this Agreement, Lessee shall maintain or cause to be maintained, with respect to the Aircraft, at its own expense, all-risk aircraft hull insurance covering the Aircraft, all-risk property damage insurance covering Engines and Parts while temporarily removed from the Aircraft and all-risk spares insurance (i) for an agreed value not less than the Stipulated Loss Value for the Aircraft in respect of all-risk hull insurance,
(ii) for the full replacement value, in respect of all-risk property damage insurance, (iii) of the type and covering the same risks usually carried by air carriers owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by such air carriers, (iv) confirming that the insurers shall not be entitled to replace the Aircraft or Airframe upon the occurrence of an Event of Loss with respect thereto, (v) with insurers of recognized reputation and responsibility reasonably acceptable to Lessor and
(vi) that names Lessor as the sole loss payee and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid certificate of insurance in form and substance reasonably satisfactory to Lessor. Lessee agrees that it will not adjust or settle any claim with respect to the insurances provided hereunder without the consent of Lessor (which consent shall not be unreasonably withheld); provided that, so long as no Event of Default shall have occurred and be continuing, such consent shall not be required in respect of claims which do not exceed the Stipulated Deductible Amount.

                  (c) War-Risk, Hijacking and Related Perils Insurance. At all times during the Lease Term, and until the Aircraft is returned to Lessor in the condition and manner required by this Agreement, and, for liability coverage, Lessee shall maintain or cause to be maintained, with respect to the Aircraft, at its own expense, worldwide (subject to standard insurance market geographical limits) coverage of war-risk, hijacking and related perils insurance of the type and in substantially the amounts carried by air carriers operating the same or comparable models of aircraft in such areas (i) in no event in an amount less than (x) $400,000,000 with respect to liability coverage and (y) the Stipulated Loss Value with respect to hull coverage and (z) full replacement value with respect to property damage coverage, (ii) in any event, covering the perils of
(u) war, invasion, acts of foreign enemies, hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power, (v) strikes, riots, civil commotions or labor disturbances, (w) any act of one or more Persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional, (x) any malicious act or act of sabotage, (y) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition for title or use by or under the order of any government (other than the government of the State of Registration) (whether civil, military or de facto) or public or local authority, and (z) hijacking, or any unlawful seizure or wrongful exercise of control of any aircraft or crew in flight (including any attempt at such seizure or control) made by any Person or Persons on board any aircraft acting without the consent of the insured (including if committed by Persons engaged in a program of irregular warfare for terrorist purposes), (iii) with insurers of recognized reputation and responsibility reasonably acceptable to Lessor and
(iv) that names each Indemnified Party as an additional insured with respect to liability insurance and, for hull coverage only, names Lessor or its designee as the sole loss payee and otherwise complies with the requirements set forth in, and is consistent with the issuance of a valid certificate of insurance and a report of the Insurance Broker. Lessee agrees that it will not adjust or settle any claim with respect to the insurances provided hereunder without the consent of Lessor (which consent shall not be unreasonably withheld); provided that, so long as no Event of Default shall have occurred and be continuing, such consent shall not be required in respect of claims which do not exceed the Stipulated Deductible Amount.

                  (d) COMPREHENSIVE AIRLINE LIABILITY, AIRCRAFT THIRD PARTY, CONTRACTUAL LIABILITY (as per endorsement), PROPERTY DAMAGE, PASSENGER, BAGGAGE, CARGO AND MAIL AND AIRLINE GENERAL THIRD PARTY (INCLUDING PRODUCTS) LEGAL LIABILITY for a Combined Single Limit (Bodily Injury/Property Damage) of an amount not less than U.S. $400,000,000 for the time being any one occurrence. War and Allied Risks are also to be covered under this Policy to the same extent as set forth above.

                  (e) All required insurance (as specified in paragraphs (a), (b), (c) and (d) above), shall:-

                  (i)      in the case of the  insurance  required by  paragraph
                           (a), name each Indemnified Party as additional assureds for their respective rights and interests, warranted, each as to itself only, no operational interest;

                  (ii)     in the case of the  insurance  required by  paragraph
                           (b), provide that any loss shall be settled with the Lessee and shall for amounts in excess of the Stipulated Deductible Amount be payable in Dollars to the Lessor as Loss Payee;

                  (iii)    in the case of the  insurance  required by  paragraph
                           (a), include a Severability of Interest Clause which provides that the insurance shall operate to give each assured the same protection as if there were a separate policy issued to each assured;

                  (iv)     in the case of the  insurance  required by  paragraph
                           (a), contain a provision confirming that the policy is primary without right of contribution and the liability of the insurers shall not be affected by any other insurance of which any Indemnified Party or Lessee have the benefit so as to reduce the amount payable to the Additional Insureds under such policies;

                  (v)      in the case of the  insurance  required by  paragraph
                           (b), contain a 50/50% clause per AVS 103 or its equivalent;

                  (vi) shall provide that in respect of the respective interests of each Indemnified Party in such policies the insurance shall not be invalidated or impaired by any action or inaction of Lessee or any other
                           Indemnified Party and shall insure the respective interests of each Indemnified Party, as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee or by any other Person;

                  (vii) be in accordance with normal industry practice of organizations operating similar aircraft in similar circumstances;

                  (viii)   provide coverage denominated in Dollars;

                  (ix) acknowledge the insurer is aware of the Lease and that the Aircraft is owned by Lessor;

                  (x) provide that the insurers shall hold harmless and waive any rights of recourse and/or subrogation against each Indemnified Party;

                  (xi) provide that an Indemnified Party shall have no obligation or responsibility for the payment of any premiums due (but reserve the right to pay the same should any of them elect so to do) and that the insurers will not exercise any right of set-off or counter-claim in respect of any premium due against the respective interests of an Indemnified Party;

                  (xii) provide that the Insurances shall continue unaltered for the benefit of each Indemnified Party for at least thirty (30) days after written notice by registered mail or telex of any cancellation, changes, event of non-payment of premium or installment thereof shall have been sent to Lessor, except in the case of war risks for which seven (7) days will be given, or in the case of war between the five great powers or nuclear peril for which termination is automatic;

                  (xiii)   in the case of the  insurance  required by  paragraph
                           (a), accept and insure the indemnity provisions of the Lease (Section 15(c)) to the extent of the risks covered by the policies; and

                  (xiv) contain an initial term of at least twelve (12) months and it (or any replacement policy) shall at all times have a remaining term of at least one (1) month in regard to all required insurance.

                                  Exhibit I to
                                 Lease Agreement
                                   (MSN 28738)


                         FORM OF AIRCRAFT STATUS REPORT
              REPORT FOR THE CALENDAR MONTH ENDED _______________,

Aircraft Type:  B737-3U3                     Actual Registration:       _______
Lessor:  First Security Bank, National       Manufacturer Serial Number:  28738
         Association, not in its individual
         capacity but solely as Owner Trustee

AIRFRAME                During Period         Since New         Since C/D

Flight Hours:              ______               ______            ______
Cycles:                    ______               ______            ______

ORIGINAL ENGINES

                                         Position 1              Position 2


Serial Number of Original Engine:          ______                   ______
Location of Original Engine:               ______                   ______
Flight Hours Since New:                    ______                   ______
Cycles Since New:                          ______                   ______
Flight Hours During Period:                ______                   ______
Cycles During Period:                      ______                   ______
Flight Hours Since Last Shop Visit:        ______                   ______
Cycles Since Last Shop Visit:              ______                   ______
Engine Cycle Limit:                        ______                   ______
Cycles Remaining for Limit:                ______                   ______
Serial Number of Engine Installed:         ______                   ______

LANDING GEAR
                           During Period        Since New        Since Overhaul

Landing Gear Cycles:          ______              _______            _______

ORIGINAL APU

Serial Number of Original APU:              ______
Location of Original APU:                   ______
Flight Hours During Period:                 ______
Flight Cycles During Period:                ______
Flight Hours Since Last Shop Visit:         ______
Cycles Since Last Shop Visit:               ______
Serial Number of APU Installed:             ______

TECHNICAL ACTIVITY

Engine/APU Removals (if any):______

                                            Off       On

Serial Number:                             ______   ______
Date:                                      ______   ______
Flight Hours Since New:                    ______   ______
Flight Cycles Since New:                   ______   ______
Reason:

     LESSEE WILL DESCRIBE ANY MAJOR REPAIRS, MAJOR MODIFICATIONS, INCIDENTS OR ACCIDENTS TO AIRCRAFT DURING PERIOD WITHIN THIRTY DAYS FOLLOWING THE PERIOD






We certify that the above information is true, correct and complete as of the date hereof, _________, 19__.



FRONTIER AIRLINES, INC.



By:
Title:

                                  Schedule 1 to
                                 Lease Agreement
                                   (MSN 28738)


                             PERMITTED JURISDICTIONS


Anywhere in the world, other than (1) those areas excluded pursuant to Section 15(l) of the Lease Agreement, (2) Afghanistan, Chad, Ethiopia, Iran, Iraq, Lebanon, Libya, Mali, Niger, Nigeria, Pakistan, Somalia, Sudan, Syria, Yemen (North and South), Yugoslavia (as was) and Zaire and (3) any other jurisdiction that shall become subject to a U.S. or United Nations sanction or prohibition.

                                  Schedule 2 to
                                 Lease Agreement
                                   (MSN 28738)

                               DELIVERY CONDITIONS

                The Aircraft will be delivered in the condition required by the Purchase Agreement.

                              Annex A to Schedule 2
                              (Delivery Conditions)


                                DELIVERY RECEIPT

         Lessee hereby accepts and acknowledges receipt from Lessor, in accordance with the terms and conditions of the Lease Agreement (MSN 28738), dated as of November 23, 1998 (the "Lease"), between FIRST SECURITY BANK,
NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee, HELLER FINANCIAL LEASING, INC.
and FRONTIER AIRLINES, INC. of one (1) Boeing Model B737-3U3.

Aircraft:
Manufacturer:              The Boeing Company
Model:                     737-3U3

Registration No.:  N308FL
U.S. Manufacturer's Serial Number:  28738

with two installed CFM56-3C-1 engines, Engine Manufacturer's Serial Numbers:

Position 1:  858766
Position 2:  858767

in [place] on [Date], at        /a.m.//p.m./

         IN WITNESS WHEREOF, Lessor, Owner Participant and Lessee have each caused this receipt to be duly executed on the above date.

HELLER FINANCIAL LEASING, INC.,
as Owner Participant


By:
Title:


FRONTIER AIRLINES, INC.,
as Lessee


By:
Title:



FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee, as Lessor


By:
Title:

                                  Schedule 3 to
                                 Lease Agreement
                                   (MSN 28738)


                             ADDRESSES AND ACCOUNTS



(1)                                             (2)
Addresses                                       Accounts:   As advised by Lessee
Lessee                                                      from time to time

FRONTIER AIRLINES, INC.
12015 E. 46th Avenue
Denver, Colorado 80239
Attention:  General Counsel

Facsimile:  (303) 371-7007                      Account No: As advised by Lessee
Telephone:  (303) 371-7400                                  from time to time



Principal place of business:
12015 E. 46th Avenue
Denver, Colorado 80239

(1)                                             (2)
Addresses                                       Accounts
Lessor

FIRST SECURITY BANK, NATIONAL ASSOCIATION       First Security Bank, N.A.
79 South Main Street                            ABA No. 124-0000-12
Salt Lake City, Utah 84111                      Acct No. 051-0922115
Attn:  Corporate Trust Department
Fax No.: 801-246-5053
Tel No.: 801-246-5826


Owner Participant
Heller Financial Leasing, Inc.
500 West Monroe Street                          First Chicago
Chicago, Illinois 60661                         ABA No. 071000013
Attn:  Managing Director-Aircraft Finance
Division
Fax No.: (312) 441-7378
Tel No.: (312) 441-7083

     with a copy to:

Heller Financial, Inc.
500 West Monroe Street
Chicago, Illinois 60661
Attn:  Legal Services Division
Fax No.: (312) 441-7208
Tel No.: (312) 441-6798

   with a further copy to:

Vedder, Price, Kaufman & Kammholz
222 North LaSalle Street
Suite 2600
Chicago, Illinois  60601
Attn:    Dean N. Gerber
Telephone:        (312) 609-7500
Facsimile:        (312) 609-5005

                                  Schedule 4 to
                                 Lease Agreement
                                   (MSN 28738)


                             FILINGS AND RECORDINGS



Document                                        Authority

Lease                                           FAA

Lease Supplement No. 1                          FAA

Application for Aircraft Registration           FAA

UCC-1 Financing Statements                      Secretary of State of Colorado

                                  Schedule 5 to
                                 Lease Agreement
                                   (MSN 28738)

                                RETURN CONDITIONS

The Aircraft shall be returned in at least as good of operating condition, ordinary wear and tear excepted, as on the Delivery Date, with all items of equipment, Engines, APU's, systems and appliances fully functional and operating in accordance with manufacturer specifications. At the time of return, the Aircraft shall conform to the following standards:

A. The Aircraft shall be returned free and clear of all Liens (other than Lessor Liens) and rights of third parties under pooling, exchange, overhaul, repair or other similar agreements and arrangements.

B. The Aircraft shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever, including, without limitation, as to the type of maintenance program applicable to the Aircraft, any Engine or as to compliance with Airworthiness Directives.

C. The Airframe shall have at least 3,500 hours or 12 months, whichever is more limiting, remaining until the next scheduled inspection.

D. The Aircraft shall be returned fresh from the next due "C" Check. During the accomplishment of the "C" Check, Lessee shall comply with Lessor's reasonable requests, subject to availability of manpower and materials, to accomplish work which is beyond the scope of that required by the Return Conditions, provided that (i) the magnitude of the work is not so large as to reasonably be expected to disrupt Lessee's operation, (ii) Lessor provides at least 45 days advance written notice for any significant maintenance or modification tasks,
         (iii) work will be requested early enough to allow for the ordering and delivery of any required parts, and (iv) Lessee's cost for such additional work is reimbursed by Lessor at Lessee's reasonable cost. If the requested work delays the return of the Aircraft beyond its Expiry Date, the Lease shall continue to be in effect. Provided Lessee is making all reasonable efforts to complete the work prior to return, Lessee shall owe no additional rent for the delay period.

E Any deviations from Boeing MPD tasks shall be brought into compliance with the MPD prior to return.

F. The Aircraft shall be returned with a valid and current Transport Category Airworthiness Certificate issued by the Aviation Authority, suitable for operation under 14 C.F.R. Part 121 of the FAA Regulations. The Aircraft, Engine and Parts as well as their records shall meet all regulatory requirements for continued airworthiness in compliance with all Aviation Authority requirements.

G. The Aircraft shall have all temporary repairs replaced by permanent repairs per the manufacturer's repair manual. The fuselage, wings and empennage shall be free of significant dents, abrasions and loose or pulled rivets.

H. There shall be no evidence of untreated, improperly treated or noticeable corrosion. All CPCP inspections will be current and up to date, in accordance with manufacturer specifications and Aviation Authority requirements.

I. The Aircraft shall be in compliance with all Aviation Authority requirements for operation as a transport category aircraft including all Aviation Authority issued airworthiness directives ("AD's") and manufacturer alert service bulletins that are issued prior to the Expiry Date and are applicable to the Aircraft, without special deferment, exemption or alternate means of compliance, with terminating action accomplished for all AD's and manufacturer alert service bulletins which require that the terminating action be accomplished  prior  to one hundred  eighty days after the Expiry Date.
         The Aircraft shall conform to its Type Certificate Data Sheet. All major modifications and repairs accomplished on the Aircraft shall have been performed in accordance with FAA approved data that is to be redelivered with the Aircraft Documentation. Any deficiencies with respect to Aviation Authority requirements shall be corrected prior to the return of the Aircraft at Lessee's cost.

J. There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, routine or non-routine, against the Aircraft.

K. The Aircraft shall be clean, cosmetically acceptable, all compartments reasonably free of foreign objects, accumulated dirt, grime, grease and liquids, and be prepared for immediate placement into commercial service. Any deterioration of paint or other protective coatings due to leakage, impact damage or other presence of foreign materials or liquids shall be repaired and replaced per manufacturer specifications.

L. Each Engine shall be returned in serviceable condition with maintenance records that are satisfactory to Lessor.

M. Each Engine shall be returned with not more than 5,000 hours since its last major shop visit and shall have at least 5,000 cycles remaining until next scheduled shop visit based upon disk life limits or other hard-time requirements. For purposes hereof, "major shop visit" shall mean a full performance restoration in which all modules are inspected and/or repaired and overhauled.

N.       Each  Engine  shall  pass power  assurance  performance  tests  without operational limitations in accordance with the manufacturer's maintenance manual. The Aircraft and its Engine's shall be capable of certificated full rated performance without limitations throughout the entire operating envelope as defined by the Aviation Authority approved Aircraft Flight Manual.

O. Each Engine shall pass a complete video borescope inspection, conducted by Lessor at Lessee's cost, of all accessible Engine sections (accessible whether by borescope port or other means) in accordance with manufacturer specifications. If any Engine fails to pass a borescope inspection, Lessee must correct each found defect at its sole expense. In the event Lessee shall cause any Engine to be removed from any Aircraft to accomplish repairs by the above, Lessee shall bear all costs associated with the installation and lease of a loaner engine and reinstallation of the respective Engine.

P. No Engine shall be on engineering watch or on a reduced interval inspection of any nature that could lead to premature removal of the Engine. If Engine historical records, engine power assurance runs, borescope inspection or trend monitoring data indicate a level of performance deterioration or oil consumption, or acceleration in performance deterioration or oil consumption, which based on Lessee's specifications and/or experience, would require shop maintenance to be performed prior to 5000 engine flying hours (assuming a l.5 hour to cycle utilization) after return, Lessee shall correct or cause to be corrected, such conditions as necessary to rectify all Engine performance parameters in accordance with manufacturer specifications. In the event Lessee shall cause any Engine to be removed from the Aircraft to accomplish repairs by the above, Lessee shall bear all costs associated with the installation and lease of a loaner engine and reinstallation of the respective Engine.

Q. All Landing Gear shall have not less than 24 months or 25% of their normal overhaul interval (whichever is greater) remaining before next scheduled overhaul or replacement in accordance with Lessee's maintenance program.

R. The APU shall have not more than 1,500 hours since its last hot section inspection and shall be returned in serviceable condition.

S. The components that are controlled by calendar time, flight hours or flight cycles shall be returned in serviceable condition. Each such component shall have a minimum of 12 months, 3500 hours and 1200 cycles remaining until next scheduled overhaul, repair or replacement. Controlled parts which have a scheduled maintenance interval of less than 12 months, 3500 hours and 1200 cycles shall have the full scheduled maintenance interval remaining until next scheduled maintenance. All such components shall be supported by maintenance records which satisfy all Aviation Authority requirements (including records of last overhaul for those items requiring to be overhauled per Lessee's maintenance program and/or per the Boeing MPD).

T. Complete and current maintenance records, as specified in Attachment 1 to Annex A, which comply with all Aviation Authority requirements shall be returned with the Aircraft. Maintenance records required to be maintained by the Aviation Authority shall be in the English language and include complete documentation for all airworthiness directives, life limited parts (including back-to-birth records for all internal Engine life limited parts) and major repairs and alterations in accordance with Aviation Authority requirements. For each AD that is applicable to the Aircraft, the records shall include the current status of the Aircraft, the date of compliance, and the method of compliance with appropriate supporting documentation. Any deficiencies with Aviation Authority requirements are to be corrected prior to return of the Aircraft at Lessee's cost.

U. Any manufacturer no-charge service bulletin parts which Lessee has received but not installed for the Aircraft shall be returned to Lessor with the Aircraft.

V. All windows shall be free of delamination, blemishes, and crazing that is beyond maintenance manual limits.

W. All doors shall be free moving, correctly rigged and fitted with serviceable seals.

X. All ceiling, sidewall and bulkhead panels shall be clean and free from significant or unserviceable damage. All seats shall be serviceable and in good overall condition in accordance with international air carrier standards.

Y. All flight control surfaces and wing leading edges shall be free from damage that is beyond serviceable limits.

Z. All cargo compartment floor, sidewall and ceiling panels shall be in serviceable condition in accordance with Boeing maintenance manual limits.

AA. The entire fuselage, vertical stabilizer including wing to body fairings, engine cowls and wheel well doors shall be prepared for painting by sanding or stripping as needed (including stripping any areas which have more than one layer of paint) and repainted in a paint scheme as selected by Lessor.

                              Annex A to Schedule 5
                               (Return Conditions)




                                Delivery Receipt

         Lessor hereby accepts and acknowledges receipt from Lessee, in accordance with the terms and conditions of the Lease Agreement dated as of November __, 1998 (the "Lease"), between First Security Bank, National Association, not in its individual capacity, but solely as Owner Trustee, Heller Financial Leasing, Inc. and Frontier Airlines, Inc. of one (1) Boeing Model 737-3U3.

Aircraft:
Manufacturer:                       The Boeing Company
Model:                              737-3U3
Registration Mark:                  N308FL
Manufacturer's Serial Number:       28738

with two installed General Electric CFM56-3C-1 engines, Engine Manufacturer's Serial Numbers:

Position 1:  858766
Position 2:  858767

together with the Aircraft Documentation described in Attachment 1 hereto and with the operating times and cycles as accumulated on the Aircraft up to the time of redelivery as described in Attachment 2 hereto, in [place] on [Date], at /a.m.//p.m./

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this receipt to be duly executed on the above date.

FIRST SECURITY BANK, NATIONAL
ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, as Lessor


By:
Title:


FRONTIER AIRLINES, INC.,
as Lessee


By:
Title:

                                  Attachment 1
                            to Annex A to Schedule 5
                               (Return Conditions)

                             Aircraft Documentation

A.       Certificates
         1.   Certificate of Airworthiness
         2.   Noise Certificate
         3.   Radio License Certificate
         4.   Export Statement of Airworthiness (on delivery only)
         5. Original Export Certificate of Airworthiness from FAA delivered in connection with original delivery of Aircraft from Boeing
         6.   Certificate of Sanitary Construction of Galleys

B.       Aircraft Status Records
         1.   Technical Log Books
         2.   Airframe Maintenance Status Report
         3.   Manufacturer's Service Bulletin Status Report
         4.   Airworthiness Directive Compliance Report
              (terminated and repetitive)
         5.   Local Modification Status Report List
         6.   Last Weighing Report
         7.   Last Compass Swing

C.       Aircraft Maintenance Records
         1.   Test Flight Reports
         2.   All Boeing "C" Checks and last lower level maintenance check
         3.   WorkCards for each C-Check  multiple (or segment)
         4.   Modification  records including  accomplishing  documents
         5.   CPCP compliance  report
         6.   Aging Aircraft compliance report

D.       Aircraft History Records
         1.   Aircraft Structural Repair History (if applicable)
         2.   Service Difficulty Report (if applicable)
         3.   Accident or Incident Report (if applicable)
         4.   Damage Chart

E.       Engine Records
         1.   Log Books
         2.   Last overhaul and repair documents for each module
         3.   Airworthiness Directive Compliance Report
              (terminated and repetitive)
         4.   Manufacturer's Service Bulletin Status Report
         5.   Engine Disk Sheet
         6.   Engine Data Submittal Sheet
         7.   Condition Monitoring Status Report

F.       APU Records
         1.   Log Book
         2.   Last overhaul and repair documents
         3.   Manufacturer's Service Bulletin Status Report

G.       Component Records (including components installed on Engines and APU)
         1. Time Monitored Component Status Report with installed part numbers, serial numbers, remaining hours and cycles (if applicable)
         2. Serviceability tags or back-up documentation for components replaced since delivery from Boeing
         3. Serialized latest shop records on the JAR Form 1, as applicable, including all serviceable tags, release to service, and repair orders detailing maintenance checks, inspections, tests, repairs, replacements, restorations, overhauls, modifications and refurbishments

H.       Manuals
         1.   Airplane Flight Manual
         2.   Quick Reference Handbook
         3.   Aircraft Operating Manual
         4.   Weight and Balance Manual Supplement
         5.   Wiring Diagram Manual (microfilm)
         6.   Illustrated Parts Catalog (microfilm)
         7.   Aircraft Maintenance Manual (microfilm)
         8.   CFMI Illustrated Parts Catalog
         9.   Systems Schematic Manual
         10. Minimum Equipment List

I.       Miscellaneous Technical Documents
         1.   Maintenance Program Specifications/Requirements/Schedule
         2.   Interior Configuration Drawings
         3.   Loose Equipment Inventory List

                                  Attachment 2
                            to Annex A to Schedule 5
                               (Return Conditions)

                                 Aircraft Status

Aircraft Type:                                  737-3U3
Manufacturer Serial/Registration Number:        28738 / [REG#]

AIRFRAME
                                               During            Since
                                               Period             New

Airframe Flight Hours:
Airframe Cycles:

ENGINES
                                                Position 1          Position 2
Serial Number of Original Engine*:
Present Location of Original Engine*:
Engine Flight Hours Since New:
Cycles Since New:

Engine Flight Hours Performed
  During Period:
Engine Cycles Flown During Period:

Date of Last Basic Shop Visit:
Engine Flight Hours Since
  Last Basic Shop Visit:
Engine Cycles Flown Since
  Last Basic Shop Visit:

Serial Number of Installed Engine:

* or Replacement Engine, if applicable

LANDING GEAR                                   During            Since
                                               Period             New
Main
Main
Nose
APU

Serial Number of APU:
Present Location of APU:
Serial Number of Installed APU:
                                               During            Since
                                               Period             New
APU Flight Hours (Original APU):
APU Cycles (Original APU):
Date of Last Basic Shop Visit:
APU Flight Hours Since
  Last Basic Shop Visit:
APU Cycles Since Last Basic Shop Visit:

TECHNICAL ACTIVITY

Engine Removals (if any)
                                            APU
Serial Number:
Date:
Hours:
Cycles:

REASON


MAINTENANCE CHECKS COMPLETED

                  Number             Date              Hours             Cycles

-A Check
 S-A Check
- "C" Check
 S - "C" Check
 SI Check

NEXT CHECKS DUE
                         Number (E) Date (E)Hours (E)         Cycles (E)

- "C" Check*
 S - "C" Check*
 SI Check


AD's AND SB's INCORPORATED INCLUDED IN RETURN RECORDS



                                                     EXHIBIT B

         FOR PURPOSES OF CONFIDENTIALITY, EXHIBIT B TO THE LEASE AGREEMENT IS INTENTIONALLY OMITTED FROM THE COPY OF THE LEASE AGREEMENT ON FILE WITH THE FEDERAL AVIATION ADMINISTRATION.